As filed with the Securities and Exchange Commission on June 10, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SI Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Federal	6035	Applied For
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

803 Main Street

Willimantic, Connecticut 06226

(860) 423-4581

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Rheo A. Brouillard

President and Chief Executive Officer

SI Financial Group, Inc.

803 Main Street

Willimantic, Connecticut 06226

(860) 423-4581

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Douglas P. Faucette, Esquire

Victor L. Cangelosi, Esquire

Muldoon Murphy Faucette & Aguggia LLP

5101 Wisconsin Avenue, N.W.

Washington, D.C. 20016

(202) 362-0840

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock $.01 par value	4,721,325 Shares (1)	$10.00	$47,213,250	$5,982
Participation Interests	(3)	______	$5,128,575	(4)

(1)	Includes shares of common stock to be issued to SI Financial Group Foundation, a private foundation.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)	The securities of SI Financial Group, Inc. to be purchased by Savings Institute Profit Sharing and 401(k) Savings Plan are included in the amount shown for common stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

INTERESTS IN

SAVINGS INSTITUTE BANK AND TRUST COMPANY

PROFIT SHARING

AND

401 (K) SAVINGS PLAN

AND

OFFERING OF 512,857 SHARES OF

SI FINANCIAL GROUP, INC.

COMMON STOCK ($.01 PAR VALUE)

This prospectus supplement relates to the offer and sale to participants in Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan of participation interests and shares of common stock of SI Financial Group, Inc in connection with initial public offering.

Savings Plan participants may now direct the trustee of the Savings Plan to use their current account balances to subscribe for and purchase shares of SI Financial Group, Inc. common stock through the SI Financial Group, Inc. Stock Fund. Based upon the value of the Savings Plan assets as of June 1, 2004, the trustee of the Savings Plan may purchase up to 512,857 shares of SI Financial Group, Inc. common stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of Savings Plan participants to direct the trustee of the Savings Plan to invest all or a portion of their Savings Plan accounts in SI Financial Group, Inc. common stock.

The prospectus dated             , 2004 of SI Financial Group, Inc., which we have attached to this prospectus supplement, includes detailed information regarding the offering of shares of SI Financial Group, Inc. common stock and the financial condition, results of operations and business of Savings Institute Bank and Trust Company (“Savings Institute”). This prospectus supplement provides information regarding the Savings Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

Please refer to “Risk Factors” beginning on page          of the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit

Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit

Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by SI Financial Group, Inc. of interests or shares of common stock under the Savings Plan to employees of Savings Institute. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the Savings Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither SI Financial Group, Inc., SI Bancorp, MHC, Savings Institute nor the Savings Plan have authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Savings Institute or the Savings Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is             , 2004.

THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the Savings Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 512,857 shares of SI Financial Group, Inc. common stock for the SI Financial Group, Inc. Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the Reorganization and Stock Offering of Savings Institute. Certain subscription rights and purchase limitations also govern your investment in the SI Financial Group, Inc. Stock Fund in connection with the Reorganization and Stock Offering. See: Persons Who Can Order Stock in the Offering” and “Purchase Limitations” in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

This prospectus supplement contains information regarding the Savings Plan. The attached prospectus contains information regarding the Reorganization and Stock Offering and the financial condition, results of operations and business of Savings Institute. The address of the principal executive office of Savings Institute is 803 Main Street, Willimantic, Connecticut 06226. The telephone number of Savings Institute is 860-423-4581.

Election to Purchase SI Financial Group, Inc. Common Stock in the Reorganization and Stock Offering

In connection with the Reorganization and Stock Offering of Savings Institute, you may direct the trustee of the Savings Plan to transfer all or part of the funds that represent your current beneficial interest in the assets of the Savings Plan to the SI Financial Group, Inc. Stock Fund. The Savings Plan trustee will subscribe for SI Financial Group, Inc. common stock offered for sale in connection with the Reorganization and Stock Offering in accordance with each participant’s direction. If there is not enough common stock in the Reorganization and Stock Offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. In such a case, if you elect, the trustee will purchase shares in the open market on your behalf, after the Reorganization and Stock Offering, to fulfill your initial request. The trustee may make such purchases at prices higher than the initial public offering price.

All plan participants are eligible to direct a transfer of funds to the SI Financial Group, Inc. Stock Fund. However, transfer directions are subject to subscription rights and purchase priorities. Your order for shares in the Stock Offering will be filled based on your subscription rights. SI Financial Group, Inc. has granted rights to subscribe for shares of SI Financial Group, Inc. common stock to the following persons in the following order of priority: (1) persons with $50 or more on deposit at Savings Institute as of November 30, 2002; (2) Savings Institute Bank and Trust Company Employee Stock Ownership Plan; (3) persons with $50 or more on deposit at Savings Institute as of             , 2004; and (4) Savings Institute’s members who are not eligible to subscribe for shares under categories 1 and 3. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the offering and you may use funds in the Savings Plan account to pay for your purchase of shares of SI Financial Group, Inc. common stock.

Value of Participation Interests

As of June 1, 2004, the market value of the assets of the Savings Plan equaled approximately $5,128,575. The plan administrator has informed each participant of the value of his or her beneficial interest in the Savings Plan. The value of Savings Plan assets represents past contributions made to the

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Savings Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans.

Method of Directing Transfer

The last two pages of this prospectus supplement contain a form for you to direct a transfer to the SI Financial Group, Inc. Stock Fund (the “Investment Form”). If you wish to transfer all, or part, in multiples of not less than 1%, of your beneficial interest in the assets of the Savings Plan to the SI Financial Group, Inc. Stock Fund, you should complete the Investment Form. If you do not wish to make such an election at this time, you do not need to take any action. The minimum investment in the SI Financial Group, Inc. Stock Fund during the initial public offering is $250.00.

Time for Directing Transfer

You must submit your direction to transfer amounts to the SI Financial Group, Inc. Stock Fund in connection with the Reorganization and Stock Offering by the deadline of 5:00 p.m. on             , 2004. You should return the Investment Form to Laurie Gervais in the Human Resources Department.

Irrevocability of Transfer Direction

You cannot change your direction to transfer amounts credited to your account in the Savings Plan to the SI Financial Group, Inc. Stock Fund prior to the completion of the Reorganization and Stock Offering. Following the closing of the Reorganization and Stock offering and the initial purchase of shares in the SI Financial Group, Inc. Stock Fund, you may change your investment directions, in accordance with the terms of the Savings Plan.

Purchase Price of SI Financial Group, Inc. Common Stock

The trustee will use the funds transferred to the SI Financial Group, Inc. Stock Fund to purchase shares of SI Financial Group, Inc. common stock in the Reorganization and Stock Offering. The trustee will pay the same price for shares of SI Financial Group, Inc. common stock as all other persons who purchase shares of SI Financial Group, Inc. common stock in the offering. If there is not enough common stock in the offering to fill all subscriptions, the common stock will be apportioned and the trustee for the Savings Plan may not be able to purchase all of the common stock you requested. If you elect, the trustee will purchase shares on your behalf after the Reorganization and Stock Offering in the open market, to fulfill your initial request. The trustee may make such purchases at prices higher or lower than the $10.00 offering price.

Nature of a Participant’s Interest in SI Financial Group, Inc. Common Stock

The trustee will hold SI Financial Group, Inc. common stock in the name of the Savings Plan. The trustee will credit shares of common stock acquired at your direction to your account under the Savings Plan. Therefore, the investment designations of other Savings Plan participants should not affect earnings on your Savings Plan account.

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Voting and Tender Rights of SI Financial Group, Inc. Common Stock

The trustee generally will exercise voting and tender rights attributable to all SI Financial Group, Inc. common stock held by the SI Financial Group, Inc. Stock Fund, as directed by participants with interests in the SI Financial Group, Inc. Stock Fund. With respect to each matter as to which holders of SI Financial Group, Inc. common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the SI Financial Group, Inc. Stock Fund. The number of shares of SI Financial Group, Inc. common stock held in the SI Financial Group, Inc. Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for SI Financial Group, Inc. common stock, the Savings Plan allots each participant a number of tender instruction rights reflecting the participant’s proportionate interest in the SI Financial Group, Inc. Stock Fund. The percentage of shares of SI Financial Group, Inc. common stock held in the SI Financial Group, Inc. Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of SI Financial Group, Inc. common stock held in the SI Financial Group, Inc. Stock Fund will not be tendered. The Savings Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

DESCRIPTION OF THE SAVINGS PLAN

Introduction

Savings Institute originally adopted the Savings Plan effective January 1, 1990. The Savings Plan was subsequently amended and restated, most recently, effective January 1, 2002. Savings Institute intends for the Savings Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” Savings Institute may change the Savings Plan from time to time in the future to ensure continued compliance with these laws. Savings Institute may also amend the Savings Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the Savings Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the Savings Plan.

Reference to Full Text of the Plan. The following portions of this prospectus supplement summarize the material provisions of the Savings Plan. Savings Institute qualifies this summary in its entirety by reference to the full text of the Savings Plan. You may obtain copies of the full Savings Plan document including any amendments to the plan and a summary plan description for the Savings Plan, by contacting Laurie Gervais in the Human Resources Department. You should carefully read the Savings Plan documents to understand your rights and obligations under the plan.

Eligibility and Participation

Eligible employees of Savings Institute who have attained age 21 and completed 90 days of employment with Savings Institute may begin to make pre-tax salary deferrals into the Savings Plan as of the first day of the month after they have satisfied the eligibility requirements.

As of December 31, 2003, 127 of the 189 employees of Savings Institute participated in the Savings Plan.

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Contributions Under the Savings Plan

Employee Pre-Tax Salary Deferrals. Subject to certain IRS limitations, the Savings Plan permits each participant to make pre-tax salary deferrals to the Savings Plan each payroll period of up to 100% of the participant’s pay. For purposes of the Savings Plan, a participant’s “pay” is defined as a participant’s base salary, commissions, overtime and bonuses. Participants may change their rate of pre-tax deferrals on a quarterly basis by completing a form and submitting it to the Human Resources Department.

Savings Institute Matching Contributions. The Savings Plan provides that Savings Institute will make matching contributions on behalf of each participant equal to 50% of the participant’s pay, up to a maximum of 6% of pay. Savings Institute makes matching contributions only for those participants who make pre-tax salary deferrals to the Savings Plan. If a participant stops making pre-tax salary deferrals to the Savings Plan, Savings Institute will cease its matching contributions on the participant’s behalf.

Savings Institute Discretionary Contributions. Savings Institute, in its sole discretion, may also make additional discretionary contributions, in amounts specified by the Board of Directors of Savings Institute. These discretionary contributions are allocated to each participant in the Savings Plan who is actively employed by Savings Institute on the last business day of the Plan Year and has completed 1,000 hours of service for Savings Institute during the Plan Year.

Rollover Contributions. Savings Institute allows employees who receive a distribution from a previous employer’s tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the Savings Plan, provided the rollover contribution satisfies IRS requirements.

Limitations on Contributions

Limitation on Employee Salary Deferrals. Although the Savings Plan permits you to defer up to 100% of your pay, by law your total deferrals under the Savings Plan, together with similar plans, may not exceed $13,000 for 2004. Employees who are age 50 and over may also make additional, “catch-up” contributions to the plan, up to a maximum of $3,000 for 2004. The Internal Revenue Service periodically increases these limitations. A participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must pay federal income taxes on any excess deferrals when distributed by the Savings Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

Limitation on Annual Additions and Benefits. As required by the Internal Revenue Code, the Savings Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Savings Institute (including the Savings Plan and the proposed Savings Institute Bank and Trust Company Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant’s annual compensation or $41,000 for 2004.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of pre-tax and matching contributions that may be made to the Savings Plan in any year on behalf of highly compensated employees, in relation to the amount of pre-tax and matching contributions made by or on behalf of all other employees eligible to participate in the

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Savings Plan. If pre-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $90,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount applies for 2004, and may be adjusted periodically by the IRS.

Top-Heavy Plan Requirements. If the Savings Plan is a Top-Heavy Plan for any calendar year, Savings Institute may be required to make certain minimum contributions to the Savings Plan on behalf of non-key employees. In general, the Savings Plan will be treated as a “Top-Heavy Plan” for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of Key Employees exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employee is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of Savings Institute whose annual compensation exceeds $130,000;

(2)	a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of SI Financial Group, Inc., or who owns stock that possesses more than 5% of the total combined voting power of all stock of SI Financial Group, Inc.; or

(3)	a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of SI Financial Group, Inc., or who owns stock that possesses more than 1% of the total combined voting power of all stock of SI Financial Group, Inc., and whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2004.

Savings Plan Investments

Assets in the Savings Plan Trust are currently invested in the funds specified below. The annual percentage return on these funds (net of fees) for the prior three years was:

Equity Funds	2003	2002	2001
Alliance Technology Fund	41.70%	-43.00%	-25.90%
Federated Moderate Allocation Portfolio	20.50%	-10.00%	-6.60%
Federated Growth Allocation Portfolio	25.90%	-17.10%	-10.30%
Janus Enterprise	35.80%	-28.30%	-39.90%
Janus Twenty Fund	25.30%	-24.00%	-29.20%
Lord Abbett Mid Cap Value Fund	24.90%	-9.80%	8.00%
MFS Investors Growth Stock Trust	22.60%	-28.40%	-24.80%
MFS New Discovery Fund	34.30%	-33.50%	-5.10%
MFS Value Fund	24.70%	-13.70%	-7.80%
T Rowe Price Mid Cap Growth Advisor Fund	37.90%	-21.50%	-1.10%
Willshire 5000 Index Portfolio	29.60%	-21.30%	-11.50%

Bond Funds
Federated Total Return Gov’t Bond Fund	2.80%	12.30%	7.40%

International Funds
Federated International Equity Fund	34.00%	-23.60%	-28.90%
Janus Worldwide	24.20%	-26.00%	-22.90%

MM/Cap, Preserve Funds
Federated Auto Cash Mgmt. Trust	0.69%	1.36%	3.83%
Federated Capital Preservation Fund	4.02%	4.99%	5.55%

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Alliance Technology Fund. This fund seeks maximum capital appreciation by investing primarily in equity securities of companies that the fund advisor believes will benefit from the advancements in science and technology.

Federated Moderate Allocation Portfolio. This fund seeks capital appreciation by investing in both bonds and stocks.

Federated Growth Allocation Portfolio. This fund seeks capital appreciation by primarily investing in both equities and bonds.

Janus Enterprise. This fund seeks long-term growth of capital by investing primarily in common stocks, with an emphasis on securities issued by medium-sized companies.

Janus Twenty Fund. This fund seeks long term growth of capital by investing primarily in common stocks of companies that offer rapid growth potential. This fund concentrates its investments in a core position of 20-30 common stocks.

Lord Abbett Mid Cap Value Fund. This fund seeks capital appreciation by investing in the stocks of mid-sized companies that are believed to be undervalued in the marketplace.

MFS Investors Growth Stock Trust. This fund seeks to provide long term capital growth and future income by keeping its assets invested, except for working cash balances, in the common stock or convertible securities of companies believed to have better-than-average prospects for long term growth.

MFS New Discovery Fund. This fund seeks capital appreciation by investing at least 65% of its assets in equity securities of companies of any size believed to offer superior prospects for growth. It emphasizes emerging growth companies and may invest up to 35% in other securities offering capital appreciation.

MFS Value Fund. This fund seeks reasonable income by investing mainly in income producing securities. The secondary objective is capital appreciation. It invests, under normal market conditions, about 65% of its total assets in income producing equity securities, and may invest 35% in fixed income securities.

T Rowe Price Mid Cap Growth Advisor Fund. This fund seeks to provide long-term capital appreciation by investing in mid-cap stocks with potential for above-average earnings growth.

Willshire 5000 Index Portfolio. This fund seeks to replicate as closely as possible the performance of the index before the deduction of fund expenses.

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Federated Total Return Government Bond Fund. This fund seeks total return consistent with current income. The fund normally invests exclusively in U.S. government securities. It maintains a dollar-weighted average maturity between five and 10 years. Investments may include Treasury obligations, government agency securities, and repurchase agreements.

Federated International Equity Fund. This fund seeks to obtain a total return on its assets from a combination of long-term capital growth and income through a diversified portfolio primarily invested in equity securities of non-U.S. issuers.

Janus Worldwide. This fund seeks long term growth of capital in a manner consistent with the preservation of capital by investing in a diversified portfolio of common stocks of foreign and domestic issues of all sizes.

Federated Auto Cash Management Trust. This fund invests in short-term money market instruments with an average maturity of 45 -55 days.

Federated Capital Preservation Fund. This fund seeks to offer investors stable principal and high current income. To pursue its objectives, the fund invests in stable value products, including guaranteed investment contracts and money market funds.

The Savings Plan now offers the SI Financial Group, Inc. Stock Fund as an additional choice to the investment alternatives described above. The SI Financial Group, Inc. Stock Fund invests primarily in the common stock of SI Financial Group, Inc. Participants in the Savings Plan may direct the trustee to invest all or a portion of their Savings Plan account balances in the SI Financial Group, Inc. Stock Fund.

The SI Financial Group, Inc. Stock Fund consists of investments in the common stock of SI Financial Group, Inc. made on the effective date of the Reorganization and Stock Offering. Each Participant’s proportionate undivided beneficial interest in the SI Financial Group, Inc. Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the trustee. This total will be divided by the number of units outstanding to determine the unit value of the SI Financial Group, Inc. Stock Fund.

Upon payment of a cash dividend, the trustee will determine the unit value prior to distributing the dividend. The trustee may use the dividend to purchase shares of SI Financial Group, Inc. Common Stock. The Trustee will, to the extent practicable, use amounts held in the SI Financial Group, Inc. Stock Fund to purchase shares of the common stock. Pending investment in the common stock, assets held in the SI Financial Group, Inc. Stock Fund will be placed in bank deposits and other short-term investments.

As of the date of this prospectus supplement, no shares of SI Financial Group, Inc. common stock have been issued or are outstanding, and there is no established market for SI Financial Group, Inc. common stock. Accordingly, there is no record of the historical performance of the SI Financial Group, Inc. Stock Fund. Performance of the SI Financial Group, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Savings Institute and general stock market conditions.

Once you have submitted your Investment Form, you may not change your investment directions until after the completion of the Reorganization and Stock Offering. After the Reorganization and Stock Offering, you may change your investment directions in accordance with the terms of the Savings Plan.

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Benefits Under the Savings Plan

Vesting. All participants are 100% vested in their pre-tax salary deferral and matching contribution account balances in the Savings Plan. This means that participants have a non-forfeitable right to these funds and any earnings on the funds at all times. Plan participants vest in their discretionary (profit sharing) contributions (if any) at a rate of 25% after the first two years of employment and 25% each additional year thereafter.

Withdrawals and Distributions From the Savings Plan

Withdrawals Before Termination of Employment. You may receive in-service distributions from the Savings Plan under limited circumstances in the form hardship withdrawals and participant loans.

In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances.

Participant loans are approved by the Savings Plan Administrator. If you qualify for a participant loan, the trustee will make a distribution proportionately from the investment funds in which you have invested your account balances. You may obtain information on the participant loan program from the Human Resources Department at Savings Institute.

Distribution Upon Retirement or Disability. The standard form of benefit upon retirement or disability is a lump sum payment. However, if the value of a participant’s accounts under the Savings Plan exceeds $5,000, the participant may elect to defer the lump sum payment until after retirement. However, the IRS requires that participants receive at least a portion of their plan accounts by the April 1st of the calendar year following the calendar year in which they retire (or terminate service due to a disability) or the calendar year in which they reach age 70 ½. Participants may also choose to roll over all or a portion of their plan accounts to an Individual Retirement Account (IRA), or to another employer’s qualified plan, if the other employer’s plan permits rollover contributions.

Distribution Upon Death. A participant’s designated beneficiary will receive the full value of a participant’s accounts under the Savings Plan upon the participant’s death. If the participant did not make a valid election regarding the form of payment prior to death, the beneficiary will receive a lump sum payment as soon as administratively possible. If the participant made a valid payment election, or was otherwise scheduled to receive a deferred lump sum payment, the beneficiary will generally receive a lump sum payment on the date elected by the participant. Under certain circumstances, however, payment may be made on an earlier date.

Distribution Upon Termination for Any Other Reason. If your Savings Plan accounts total $5,000 or less, you will receive a lump sum payment as soon as administratively possible after your termination of employment. If the value of your Savings Plan accounts exceeds $5,000, you will receive a lump sum payment on your normal retirement date. However, you may elect to receive the value of your vested Savings Plan accounts in a lump sum payment prior to your normal retirement date. You may also request that the trustee transfer the value of your accounts to an Individual Retirement Account (IRA) or to another employer’s qualified plan, if the other employer’s plan permits rollover contributions.

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Nonalienation of Benefits. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the Savings Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Savings Plan will be void.

Applicable federal tax law requires the Savings Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Savings Institute. Federal law may also impose an excise tax on withdrawals from the Savings Plan before you attain 59½ years of age, regardless of whether the withdrawal occurs during your employment with Savings Institute or after termination of employment.

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ADMINISTRATION OF THE SAVINGS PLAN

Trustee

The trustee of the Savings Plan is the named fiduciary of the Savings Plan for purposes of ERISA. The board of directors of Savings Institute appoints the trustee to serve at its pleasure. The board of directors has appointed First Bankers Trust Company, N.A. as the trustee for the SI Financial Group, Inc. Stock Fund. The Trust Department at Savings Institute is the trustee for all other assets in the Savings Plan.

The trustee receives, holds and invests the contributions to the Savings Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Savings Plan and the directions of the plan administrator. The trustee is responsible for the investment of the trust assets, as directed by the participants.

Reports to Savings Plan Participants

The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

Plan Administrator

Savings Institute currently acts as plan administrator for the Savings Plan. The plan administrator handles the following administrative functions: interpreting the provisions of the plan, prescribing procedures for filing applications for benefits, preparing and distributing information explaining the plan, maintaining plan records, books of account and all other data necessary for the proper administration of the plan, preparing and filing all returns and reports required by the U.S. Department of Labor and the IRS and making all required disclosures to participants, beneficiaries and others under ERISA.

Amendment and Termination

Savings Institute expects to continue the Savings Plan indefinitely. Nevertheless, Savings Institute may terminate the Savings Plan at any time. If Savings Institute terminates the Savings Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the Savings Plan. Savings Institute reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Savings Institute may amend the plan, however, as necessary or desirable, in order to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

If the Savings Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the Savings Plan or the other plan is subsequently terminated, the Savings Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Savings Plan had terminated at that time.

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Federal Income Tax Consequences

The following summarizes only briefly the material federal income tax aspects of the Savings Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the Savings Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. Savings Plan Participants should consult a tax advisor with respect to any transaction involving the Savings Plan, including any distribution from the Savings Plan.

As a “tax-qualified retirement plan,” the Internal Revenue Code affords the Savings Plan certain tax advantages, including the following:

(1)	The sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Savings Institute administers the Savings Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Savings Institute should receive an adverse determination letter from the IRS regarding the Savings Plan’s tax exempt status, all participants would generally recognize income equal to their vested interests in the Savings Plan, the participants would not be permitted to transfer amounts distributed from the Savings Plan to an Individual Retirement Account or to another qualified retirement plan, and Savings Institute would be denied certain tax deductions taken in connection with the Savings Plan.

Lump Sum Distribution. A distribution from the Savings Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59½; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Savings Institute. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Savings Institute, if the distribution includes those amounts.

SI Financial Group, Inc. Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes SI Financial Group, Inc. common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on SI Financial Group, Inc. common stock; that is, the excess of the value of SI Financial Group, Inc. common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of SI Financial Group, Inc. common stock, for purposes of computing gain or loss on a subsequent sale, equals the value of SI Financial Group, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of SI Financial Group, Inc. common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the SI Financial Group, Inc. common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of SI Financial Group, Inc. common stock that exceeds the amount of net unrealized

13

appreciation upon distribution is considered long-term capital gain, regardless of the holding period. Any gain on a subsequent sale or other taxable disposition of SI Financial Group, Inc. common stock that exceeds the amount of net unrealized appreciation at the time of distribution is considered either short-term or long-term capital gain, depending upon the length of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

We have provided you with a brief description of the material federal income tax aspects of the Savings Plan that are generally applicable under the Internal Revenue Code. We do not intend this description to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Savings Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the Savings Plan.

Restrictions on Resale

Any “affiliate” of SI Financial Group, Inc. under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the Savings Plan, may re-offer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An “affiliate” of Savings Institute is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Savings Institute. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

Any person who may be an “affiliate” of Savings Institute may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of SI Financial Group, Inc. common stock acquired under the Savings Plan or other sales of SI Financial Group, Inc. common stock.

Persons who are not deemed to be “affiliates” of Savings Institute at the time of resale may resell freely any shares of SI Financial Group, Inc. common stock distributed to them under the Savings Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of Savings Institute at the time of a proposed resale may publicly resell common stock only under a “re-offer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock which an affiliate may publicly resell in any three-month period to the greater of one percent of SI Financial Group, Inc. common stock then outstanding or the average weekly trading volume reported on the Nasdaq Stock Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when SI Financial Group, Inc. is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as SI Financial Group, Inc. Section 16(a) of the Securities Exchange Act of 1934, as

14

amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their Savings Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by SI Financial Group, Inc. of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

The SEC has adopted rules that exempt many transactions involving the Savings Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the Savings Plan for six months after the distribution date.

LEGAL OPINION

The validity of the issuance of the common stock of SI Financial Group, Inc. will be passed upon by Muldoon Murphy Faucette & Aguggia LLP, Washington, D.C. Muldoon Murphy Faucette & Aguggia LLP acted as special counsel for Savings Institute in connection with the Stock Offering.

15

SAVINGS INSTITUTE BANK AND TRUST COMPANY

PROFIT SHARING AND 401(K) SAVINGS PLAN

INVESTMENT FORM

Name of Plan Participant:

Social Security Number:

1. Instructions. In connection with the offering to the public of the common stock of SI Financial Group, Inc. Savings Institute Bank and Trust Company Profit Sharing and 401(k) Savings Plan (the “Plan”) now permits participants to direct their current Saving Plan account balances into a new fund: the SI Financial Group, Inc. Stock Fund (“Employer Stock Fund”). The percentage of a participant’s account transferred at the direction of the participant into the Employer Stock Fund will be used to purchase shares of common stock of SI Financial Group, Inc. (the “Common Stock”).

To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department no later than 10 days prior to the expiration date of the stock offering. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Laurie Gervais at 860-456-6569. If you do not complete and return this form to the Human Resources Department by 5:00 p.m. on             , 2004, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

2. Investment Directions. I hereby authorize the Plan Administrator to direct the Trustees to invest the following percentages (in multiples of not less than 5%) of my Savings Plan account balance in the Employer Stock Fund:

Equity Funds		%
Alliance Technology Fund	____	%
Federated Moderate Allocation Portfolio	____	%
Federated Growth Allocation Portfolio	____	%
Janus Enterprise	____	%
Janus Twenty Fund	____	%
Lord Abbett Mid Cap Value Fund	____	%
MFS Investors Growth Stock Trust	____	%
MFS New Discovery Fund	____	%
MFS Value Fund	____	%
T Rowe Price Mid Cap Growth Advisor Fund	____	%
Willshire 5000 Index Portfolio	____	%

Bond Funds
Federated Total Return Gov’t Bond Fund	____	%

International Funds
Federated International Equity Fund	____	%
Janus Worldwide	____	%

MM/Cap, Preserve Funds
Federated Auto Cash Mgmt. Trust	____	%
Federated Capital Preservation Fund	____	%

Note: The total percentage of directed investments, above, may not exceed 100%

If there is not enough Common Stock in the stock offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Plan Trustee to purchase shares of Common Stock in the open market after the Reorganization and Stock Offering to the extent necessary to fulfill my investment directions indicated on this form. I understand that if I do not direct the Trustee by checking the box below, the excess funds will be invested in the same manner as new deposits have been directed.

☐ Yes, I direct the Trustee to purchase stock in the open market, if necessary.

3. Purchaser Information. The ability of participants in the Plan to purchase Common Stock and to direct their current account balances into the Employer Stock Fund is based upon the participant’s subscription rights. Please indicate your status.

☐ Check here if you had $50.00 or more on deposit with Savings Institute as of November 30, 2002.

☐ Check here if you had $50.00 or more on deposit with Savings Institute as of             , 2004.

☐ Check here if you are not eligible for either category noted above.

4. Acknowledgment of Participant. I understand that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

Signature of Participant	Date

_________________________________________________________

Acknowledgment of Receipt by Administrator. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:
Date

THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY SI FINANCIAL GROUP, INC., SI BANCORP, MHC, OR SAVINGS INSTITUTE. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

Minimum Stock Purchase is $250.00

Maximum Stock Purchase is $ ————

PLEASE COMPLETE AND RETURN TO LAURIE GERVAIS IN THE HUMAN RESOURCES DEPARTMENT

AT SAVINGS INSTITUTE BANK AND TRUST COMPANY

BY 5:00 P.M. ON             , 2004.

PROSPECTUS

[LOGO]

SI Financial Group, Inc.

(Holding Company for Savings Institute Bank and Trust Company)

Up to 3,910,000 Shares of Common Stock

SI Financial Group, Inc. is offering common stock for sale. The shares we are offering represent 40% of the outstanding common stock of SI Financial Group. SI Bancorp, MHC, the federally chartered mutual holding company parent of Savings Institute Bank and Trust Company, will own 58% of the outstanding common stock of SI Financial Group. The remaining shares of common stock of SI Financial Group will be issued to SI Financial Group Foundation, Inc., a charitable foundation to be formed in connection with the stock offering. We have applied to have our common stock listed for trading on the Nasdaq National Market under the symbol “SIFI.” We cannot assure you that our common stock will be approved for listing.

If you are or were a depositor of Savings Institute:

•	You may have priority rights to purchase shares of common stock.

If you are a participant in the Savings Institute 401(k) Savings Plan:

•	You may direct that all or part of your current account balances in this plan be invested in shares of common stock.

•	You will be receiving separately a supplement to this prospectus that describes your rights under this plan.

If you fit none of the categories above, but are interested in purchasing shares of our common stock:

•	You may have an opportunity to purchase shares of common stock after priority orders are filled.

We are offering up to 3,910,000 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 2,890,000 shares to complete the offering. We may sell up to 4,496,500 shares without resoliciting subscribers because of regulatory considerations, demand for the shares or changes in market conditions. The offering is expected to terminate at 12:00 noon, Eastern time, on [DATE 1]. We may extend this termination date without notice to you until [DATE 2], unless the Office of Thrift Supervision approves a later date, which will not be beyond [DATE 3].

Sandler O’Neill & Partners, L.P. will use its best efforts to assist us in our selling efforts, but is not required to purchase any of the common stock that is being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering. All shares offered for sale are offered at a price of $10.00 per share.

The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [DATE 2]. If the offering is extended beyond [DATE 2], subscribers will have the right to modify or rescind their purchase orders. Funds received before completion of the offering will be held in an escrow account at Savings Institute and will earn interest at our passbook rate, which is currently 0.4% per annum. If we terminate the offering, or if we extend the offering beyond [DATE 2] and you rescind your order, we will promptly return your funds with interest at our current passbook rate.

We expect our directors and executive officers, together with their associates, to subscribe for 120,300 shares, which equals 3.54% of the shares offered to persons other than SI Bancorp, MHC and SI Financial Group Foundation at the midpoint of the offering range.

OFFERING SUMMARY

Price Per Share: $10.00

	Minimum	Maximum	Maximum As Adjusted
Number of shares	2,890,000	3,910,000	4,496,500
Gross offering proceeds	$28,900,000	$39,100,000	$44,965,000
Estimated offering expenses	1,029,000	1,166,000	1,226,000
Estimated net proceeds	27,871,000	37,934,000	43,739,000
Estimated net proceeds per share	9.64	9.70	9.73

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page     .

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SANDLER O’NEILL & PARTNERS, L.P.

For assistance, please contact the stock information center at                     .

The date of this prospectus is [DATE], 2004

[map of Connecticut showing office locations of Savings Institute appears here]

Summary

This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully. In certain instances where appropriate, the terms “we,” “us” and “our” refer collectively to SI Bancorp, MHC, SI Financial Group, Inc. and Savings Institute Bank and Trust Company. For assistance, please contact our stock information center at (            )             -            .

The Companies

SI Bancorp, MHC 803 Main Street Willimantic, Connecticut 06226 (860) 423-4581	SI Bancorp, MHC is our federally chartered mutual holding company parent and will own 58% of SI Financial Group’s common stock. So long as SI Bancorp, MHC exists, it will own a majority of the voting stock of SI Financial Group. Following the offering, SI Bancorp, MHC will not engage in any business activity other than owning a majority of the common stock of SI Financial Group. SI Bancorp, MHC converted from a Connecticut-chartered mutual holding company to a federally chartered mutual holding company in ___________, 2004. At March 31, 2004, we had total assets of $537.4 million, deposits of $425.6 million and total capital of $35.1 million on a consolidated basis.

SI Financial Group, Inc. 803 Main Street Willimantic, Connecticut 06226 (860) 423-4581	This offering is made by SI Financial Group, our federally chartered mid-tier stock holding company that was formed in ___________, 2004. Currently, SI Financial Group owns all of Savings Institute’s capital stock and directs, plans and coordinates Savings Institute’s business activities. In the future, SI Financial Group might also acquire or organize other operating subsidiaries, including other financial institutions or financial services companies, although it currently has no specific plans or agreements to do so.

Savings Institute Bank and Trust Company 803 Main Street Willimantic, Connecticut 06226 (860) 423-4581	Savings Institute is a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within our market area. We engage primarily in the business of attracting deposits from the general public and using such funds to originate loans. We emphasize the origination of loans secured by first mortgages on owner-occupied, residential real estate. To a lesser extent, we originate other types of real estate loans, commercial loans and consumer loans. We currently operate from our main office in Willimantic, Connecticut and 14 branch offices in Hartford, New London, Tolland and Windham Counties. Savings Institute converted from a Connecticut-chartered savings bank to a federally-chartered savings bank in ____________, 2004.

Corporate Structure	The following diagram depicts our corporate structure after the offering:

Our Business Strategy (page __)

Our mission is to operate and grow a profitable community-oriented financial institution. We plan to achieve this by executing our strategy of:

•        offering a full range of financial services to retail customers and businesses in our market area;

•        expanding our branch network into new market areas;

•        pursuing opportunities to increase commercial lending in our primary market area;

•        continuing to use conservative underwriting practices to maintain the high quality of our loan portfolio;

•        managing our net interest margin and net interest spread by seeking to increase lending levels and by originating higher-yielding loans;

•        managing our investment and borrowings portfolios to manage interest rate risk; and

•        seeking opportunities to increase deposits by continuing to offer exceptional customer service and emphasizing our commercial deposit offerings.

The Offering

Purchase Price	The purchase price is $10.00 per share. You will not pay a commission to buy any shares in the offering.

Number of Shares to be Sold	We are offering for sale between 2,890,000 and 3,910,000 shares of SI Financial Group common stock in this offering to persons other than SI Bancorp, MHC. With regulatory approval, we may increase the number of shares to be sold to 4,496,500 shares without giving you further notice or the opportunity to change or cancel your order. The Office of Thrift Supervision will consider the level of subscriptions, the views of our independent appraiser, our financial condition and results of operations and changes in market conditions in connection with a request to increase the offering size.

How We Determined the Offering Range (page )

The offering range is based on an independent appraisal of us by Keller & Company, Inc., an appraisal firm experienced in appraisals of savings institutions. Keller & Company’s estimate of our market value was based in part upon our financial condition and results of operations and the effect of the capital raised in this offering. Keller & Company’s appraisal, dated as of May 21, 2004, estimated the pro forma market value of SI Financial Group on a fully converted basis to be between $72.2 million and $97.8 million, with a midpoint of $85.0 million. Subject to regulatory approval, we may increase the pro forma market value of SI Financial Group common stock on a fully converted basis to $112.4 million. Keller & Company estimated the pro forma market value of the common stock of SI Financial Group being offered to persons other than SI Bancorp, MHC and SI Financial Group Foundation to be between $28.9 million and $39.1 million, with a midpoint of $34.0 million. Subject to regulatory approval, we may increase the pro forma market value of SI Financial Group common stock being offered to persons other than SI Bancorp, MHC to $45.0 million. Keller & Company will receive fees totaling $23,000 for its appraisal services, plus reasonable out-of-pocket expenses incurred in connection with the appraisal.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and the ratio of the offering price to the issuer’s annual net income. Keller & Company, in preparing its appraisal, and the board of directors, in approving the appraisal, considered these ratios, among other factors. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Keller & Company’s appraisal also incorporates an analysis of a peer group of publicly traded mutual holding companies that Keller & Company considered to be comparable to us.

The independent appraisal does not indicate market value. We cannot guarantee that anyone who purchases shares in the offering will be able to sell their shares at or above the $10.00 purchase price.

Mutual Holding Company Data	The following table summarizes mutual holding company trading multiples as of April 21, 2004 and price to pro forma per share data for SI Financial Group. See “Pro Forma Data” for a description of the assumptions we used in making these calculations.

	Price To Earnings Per Share (1)	Price To Book Value Ratio (1)
National mutual holding company trading multiples
Average	32.52x	198.92%
Median	29.46x	181.22%
SI Financial Group upon issuance of 40% of its stock for the year ended December 31, 2003
Minimum	22.22x	124.84%
Maximum	35.71x	157.48%
SI Financial Group upon issuance of 40% of its stock for the three months ended March 31, 2004
Minimum	20.83x	122.70%
Maximum	35.71x	155.28%

(1)      The information for national mutual holding companies may not be meaningful for investors because it presents average and median information for mutual holding companies that issued a different percentage of their stock in their offerings than the 40% that we are offering. In addition, the affect of stock repurchases also affects the ratios to a greater or lesser degree depending upon repurchase activity. Additionally, many factors that historically have affected pricing for mutual holding companies may not impact the trading price for SI Financial Group. See “Summary - After Market Performance Information Provided By Independent Appraiser” and “Risk Factors - We expect that our return on equity will decline after the offering.”

After-Market Performance Information Provided by Independent Appraiser

Keller & Company provided the following information to the Board of Directors and to the Office of Thrift Supervision as part of its appraisal. The table presents for all mutual holding company reorganizations with a minority stock issuance and stock conversions from January 1, 2003 to April 21, 2004, the average and median percentage stock price appreciation from the initial trading date of the reorganization to the dates presented in the table. The Board did not consider this data particularly relevant to Savings Institute’s appraisal given that the information relates to stock price appreciation experienced by other companies that sold stock in different market conditions. In addition, these companies may have no similarities to Savings Institute with regard to the market in which Savings Institute competes, earnings quality and growth potential, among other factors. The proceeds raised as a percentage of pro forma stockholders’ equity may have a negative effect on our stock price performance. See “Risk Factors - We expect that our return on equity will decline after the offering.”

This table is not intended to be indicative of how our stock may perform. Stock appreciation is affected by many factors, including, but not limited to, the factors set forth below. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the Risk Factors beginning on page     .

		Average			Medium
Year of Initial Trading Date	Number of Trans- actions	Stock Price Appreciation from Initial Trading Date			Stock Price Appreciation from Initial Trading Date
		After One Day	One Week	After One Month	After One Day	One Week	After One Month
2004	10	23.90%	24.91%	20.00%	23.10%	27.50%	15.10%
2003	13	34.69	35.28	36.53	20.00	23.10	25.00

While stock prices of other institutions that have engaged in similar transactions have, on average, increased for the periods presented, we cannot assure you that our stock price will appreciate the same amount, if at all. We also cannot assure you that our stock price will not trade below $10.00 per share, as has been the case for some reorganized and converted thrift institutions. In addition, the transactions underlying the data occurred primarily during a falling interest rate environment, during which market prices for financial institutions typically increase. If interest rates rise, our net interest income and the value of our assets likely would be reduced, which might negatively affect our stock price. See “Risk Factors—Rising interest rates may hurt our profits.”

The increase in any particular company’s stock price is subject to various factors, including the amount of proceeds a company raises (see “Risk Factors—We expect that our return on equity will decline after the offering”), the quality of management and management’s ability to deploy proceeds (such as through investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). See “Risk Factors—We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.” In addition, stock prices may be affected by general market conditions, the interest rate environment, the market for financial institutions and merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not necessarily in the control of management.

In addition, six transactions underlying the data occurred before and seventeen transactions occurred after the Office of Thrift Supervision issued a policy statement on June 24, 2003 indicating that it has concerns and issues with the acquisition of mutual holding companies by mutual institutions in remutualization transactions. See “Risk Factors–Office of Thrift Supervision policy on remutualization transactions could prohibit the acquisition of SI Financial Group, which may adversely affect our stock price.”

Finally, you should be aware that historically savings associations could be acquired within a three year period following conversion. Regulatory restrictions now generally prohibit a holding company regulated by the office of thrift supervision, such as si financial group, from being acquired within three years following its initial public offering, which may also have a negative impact on stock price performance.

The Board of Directors carefully reviewed the information that Keller & Company provided through the appraisal process, but did not make any determinations regarding whether or not prior mutual holding company reorganizations with minority stock issuances have been undervalued on a price to book basis, nor did the Board draw any conclusions regarding how the historical data reflected above may have an impact on our appraisal. Instead, the Board hired Keller & Company to help it understand the regulatory process and to advise the Board as to how much capital would likely be required to be raised under the Office of Thrift Supervision’s appraisal guidelines. The Board’s ability to control the amount of capital raised in the offering is limited by the regulatory framework established by the Office of Thrift Supervision, which requires that we hire an independent appraiser and permit the independent appraiser to arrive at a value without undue influence from outside parties, including us. The Board fully complied with the Office of Thrift Supervision’s guidelines and permitted Keller & Company to arrive at our appraised value independently, which the Board also understood would be subject to Office of Thrift Supervision review and approval. Keller & Company is an independent appraisal firm expert in the appraisal guidelines of the Office of Thrift Supervision and considered all factors that may appropriately be considered under the Office of Thrift Supervision’s appraisal guidelines when arriving at our appraised value.

The Board recognized the duty of care it owes to us and our depositors to proceed with the offering in an informed manner and with our best interests and those of our members paramount in its deliberations and decision making. The Board worked closely with Keller & Company to understand the methodology used by Keller & Company and to consider the appropriateness of the assumptions used by Keller & Company in determining the appraised value with the understanding that assuming the assumptions used were appropriate and the methodology employed was consistent with the Office of Thrift Supervision’s appraisal guidelines, the appraisal, once approved by the Office of Thrift Supervision, would fairly estimate our pro forma market value.

The Board has developed a business plan that reflects how we could deploy the net proceeds in a prudent manner consistent with safety and soundness principles.

Possible Change in Offering Range (page )	Keller & Company’s independent appraisal will be updated before the offering is completed. If the pro forma market value of the common stock being offered to persons other than SI Bancorp, MHC and SI

Financial Group Foundation at that time is either below $28.9 million or above $45.0 million, we will notify subscribers, and subscribers will have the opportunity to confirm, modify or cancel their order. In such event, subscribers would be required to affirmatively confirm or modify their order within a specified period of time or else it would be cancelled. If we are unable to sell at least the number of shares at the minimum of the offering range, as the range may be amended, the offering would be terminated and all subscriptions would be cancelled and funds returned promptly with interest.

Conditions to Completing the Offering (page )

We are conducting the offering under the terms of our plan of reorganization and minority stock issuance. We cannot complete the offering unless:

•      we sell at least the minimum number of shares offered; and

•      we receive the final approval of the Office of Thrift Supervision to complete the offering.

Reasons for the Offering (page )

Our primary reasons for the offering are to:

•      support future lending and operational growth;

•      support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets;

•      permit us, by issuing only 40% of our common stock to the public, to control the amount of capital being raised to enable us to deploy more prudently the proceeds of the offering; and

•      enhance our ability to attract and retain qualified directors and management through stock-based compensation plans.

Although we are interested in finding new possible branch locations, we do not have any specific plans or arrangements for further expansion and we do not have any specific acquisition plans.

We also will be able to increase our philanthropic endeavors to the communities we serve through the formation and funding of SI Financial Group Foundation, Inc.

SI Financial Group Foundation, Inc. (page )	To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation, the SI Financial Group Foundation, Inc., as part of the offering. The foundation will be funded with 170,000 shares of SI Financial Group common stock at the midpoint of the offering range. Based on the purchase price of $10.00 per share, the foundation would be funded with $1.7 million of common stock at the midpoint of the offering range. Our contribution to the foundation would reduce net earnings by $1.1 million, after tax, in the year in which the foundation is established, which is expected to be fiscal 2004. SI Financial Group Foundation will make grants and donations to non-profit and community groups and projects located within our market area. The amount of common stock that we would offer for sale would be greater if the stock offering were to be completed without the formation of SI Financial Group Foundation. For a further discussion of the financial impact of the foundation, including its effect on those who purchase shares in the offering and on the shares issued to shareholders of SI Financial Group, see “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.”

Benefits of the Offering to Management (page )

We intend to adopt the following benefit plans and employment agreements:

•      Employee Stock Ownership Plan. Savings Institute intends to establish an employee stock ownership plan that will purchase 3.36% of the shares issued in the offering, including shares issued to SI Bancorp, MHC and our charitable foundation, with the proceeds from a loan from SI Financial Group. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of participants. Allocations will be based on a participant’s compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

•      Stock-Based Incentive Plan. SI Financial Group intends to implement a stock-based incentive plan no earlier than six months after the offering. Approval of this plan by a majority of the total votes eligible to be cast by holders of SI Financial Group common stock, other than by SI Bancorp, MHC, will be required. Under this plan, we may award stock options and shares of restricted stock to key employees and directors. Shares of restricted stock will be awarded at no cost to the recipient. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. We have not yet decided if we intend to expense any stock options that we may grant. However, the Financial Accounting Standards Board has issued an exposure draft of a new accounting standard that would require all stock options to be expensed beginning in fiscal 2005. If this standard is adopted or, if we decide to expense options, it would negatively affect net income. Under the terms of the plan, we may grant stock options and restricted stock awards in an amount up to 25% of the number of shares held by persons other than SI Bancorp, MHC.

•      Employment and Change in Control Agreements. SI Financial Group and Savings Institute intend to enter into a three-year employment agreement with Rheo A. Brouillard, President and Chief Executive Officer of Savings Institute, and Brian J. Hull, Executive Vice President, Chief Financial Officer

and Treasurer of Savings Institute. Savings Institute also intends to enter into two-year change in control agreements with six officers. These agreements will provide for severance benefits if the executives are terminated following a change in control of SI Financial Group or Savings Institute. Based solely on current cash compensation and excluding any benefits that would be payable under any employee benefit plan, if a change in control of SI Financial Group and Savings Institute occurred, and we terminated all officers covered by the employment agreements and the change in control agreements, the total payments due under the employment agreements and the change in control agreements would equal approximately $1.2 million and $1.2 million, respectively.

•      Supplemental Executive Retirement Plan. This plan will provide benefits to eligible employees if their retirement benefits under the employee stock ownership plan and the 401(k) plan are reduced because of federal tax law limitations. The plan will also provide benefits to eligible employees if they retire or are terminated following a change in control but before the complete allocation of shares under the employee stock ownership plan.

•      Employee Severance Compensation Plan. This plan will provide severance benefits to eligible employees if there is a change in control. Based solely on cash compensation, if a change in control of SI Financial Group and Savings Institute occurred, and we terminated all employees covered by the employee severance compensation plan, the total payment due under the employee severance compensation plan would equal approximately $3.2 million.

The following table summarizes at the maximum of the offering range the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards that are expected to be available under the stock-based incentive plan. The table does not include a value for the options because their exercise price would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option only if the market price of the common stock increases above the price at which the option is granted.

	Number of Shares to be Granted or Purchased		Total Estimated Value of Grants (1)
	At Maximum of Offering Range	As a % of Common Stock Issued (including to SI Bancorp, MHC)
Employee stock ownership plan	328,440	3.36%	$3,284,400
Restricted stock awards	293,250	3.00	2,932,500
Stock options	733,125	7.50	—

Total	1,354,815	13.86%	$6,216,900

(1)      Assumes the value of SI Financial Group’s common stock is $10.00 per share for purposes of determining the total estimated value of the grants. However, as set forth in “Summary - After Market Performance Information Provided by Independent Appraiser,” the average percentage stock appreciation from initial trading date to after one month in 2004 and 2003 ranged from 20.00% to 36.53%. Consequently, assuming our common stock experienced appreciation in the same range, the estimated value of the allocations under the employee stock ownership plan and restricted stock awards, assuming a trading price of $12.28, for example, would be $4.0 million and $3.6 million, respectively. Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors. We cannot assure you that our stock price will appreciate in the same manner as other mutual holding companies, if at all. See “Summary - After-Market Performance Information Provided by Independent Appraiser” and “Risk Factors - We expect that our return on equity will decline after the offering” for more information regarding factors that could negatively affect our stock appreciation.

Tax Consequences (page )

As a general matter, the offering will not be a taxable transaction for purposes of federal or state income taxes to persons who receive or exercise subscription rights. Further, for federal income tax purposes:

•      neither SI Financial Group nor SI Bancorp, MHC will recognize any gain or loss in connection with the transfer of 100% of the common stock of Savings Institute from SI Bancorp, MHC to SI Financial Group;

•      the depositors of Savings Institute will not realize any income upon the issuance or exercise of the subscription rights;

•      it is more likely than not that the tax basis to the purchasers in the offering will be the amount paid for our common stock, and that the holding period for shares of common stock will begin on the date of completion of the offering; and

•      the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

Persons Who Can Order Stock in the Offering (page     )

Note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

We have granted rights to subscribe for shares of SI Financial Group common stock in a “subscription offering” to the following persons in the following order of priority:

1.      Persons with $50 or more on deposit at Savings Institute as of November 30, 2002.

2.      Our employee stock ownership plan, which provides retirement benefits to our employees.

3.      Persons with $50 or more on deposit at Savings Institute as of                     , 2004.

4.      SI Bancorp, MHC’s members as of                          who were not eligible to subscribe for shares under categories 1 and 3.

If we receive subscriptions for more shares than are to be sold in this offering, shares will be allocated in order of the priorities described above under a formula outlined in the plan of reorganization and minority stock issuance. If we increase the number of shares to be sold above 3,910,000, Savings Institute’s employee stock ownership plan will have the first priority right to purchase any shares exceeding that amount to the extent that its subscription has not previously been filled. Any shares remaining will be allocated in the order of priorities described above. See “The Stock Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedure.

We may offer shares not sold in the subscription offering to the general public in a community offering. Borrowers of Savings Institute as of the close of business on the last business day of the month immediately before the month in which the Office of Thrift Supervision approves the Plan of Reorganization and Minority Stock Insurance will have first preference to purchase shares in a community offering. People and trusts for the benefit of people who are residents of Hartford, New London, Tolland and Windham Counties, Connecticut will have a second preference. Other persons to whom we deliver a prospectus will have third preference. The community offering, if held, may begin at any time during the subscription offering or immediately after the end of the subscription offering.

If all of the shares are not sold in the subscription and community offerings, the shares may be sold to the public in a syndicated community offering or in a underwritten public offering.

Deadline for Ordering Stock (page )	The subscription offering will end at 12:00 noon, Eastern time, on [DATE 1]. We expect that the community offering will terminate at the same time, although it may continue for up to 45 days after the end of the subscription offering, or longer if regulators approve a later date. All extensions, in the aggregate, may not go beyond [DATE 3].

Purchase Limitations (page )	Our plan of reorganization and minority stock issuance establishes limitations on the purchase of stock in the offering. These limitations include the following: The minimum purchase is 25 shares.

No individual may purchase more than $200,000 of common stock (which equals 20,000 shares). If any of the following persons purchase stock, their purchases when combined with your purchase cannot exceed $300,000 of the common stock issued in the offering (which equals 30,000 shares):

•      Your spouse or relatives of you or your spouse living in your house;

•      Companies, trusts or other entities in which you have a controlling interest or hold a position; or

•      Other persons who may be acting in concert with you.

Subject to the Office of Thrift Supervision’s approval, we may increase or decrease the purchase and ownership limitations at any time.

How to Purchase Common Stock (page )

If you want to place an order for shares in the offering, you must complete an original stock order form and send it to us together with full payment. You must sign the certification that is on the reverse side of the stock order form. We must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate. Once we receive your order, you cannot cancel or change it without our consent.

To ensure that we properly identify your subscription rights, you must list all of your deposit accounts as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

We may, in our sole discretion, reject orders received in the community offering either in whole or in part. For example, we may reject an order submitted by a person who we believe is making false representations or who we believe is attempting to violate, evade or circumvent the terms and conditions of the plan of reorganization and minority stock issuance. If your order is rejected in part, you cannot cancel the remainder of your order.

You may pay for shares in the subscription offering or the community offering in any of the following ways:

•      By check or money order made payable to SI Financial Group.

•      By authorizing withdrawal from an account at Savings Institute. To use funds in an Individual Retirement Account at Savings Institute, you must transfer your account to an unaffiliated institution or broker. Please contact the stock information center as soon as possible for assistance.

We will pay interest on your subscription funds at the rate we pay on passbook accounts, which is currently 0.4%, from the date we receive your funds until the offering is completed or terminated. All funds authorized for withdrawal from deposit accounts with us will earn interest at the applicable account rate until the offering is completed or terminated. If, as a result of a withdrawal from a certificate of deposit, the balance falls below the minimum balance requirement, the remaining funds will earn interest at our passbook rate. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

How We Will Use the Proceeds of this Offering (page )	The following table summarizes how SI Financial Group will use the proceeds of this offering, based on the sale of shares at the minimum and maximum of the offering range.

	2,890,000 Shares at $10.00 Per Share	3,910,000 Shares at $10.00 Per Share
	(In thousands)
Offering proceeds	$28,900	$39,100
Less: offering expenses	1,029	1,166

Net offering proceeds	27,871	37,934
Less:
Proceeds contributed to Savings Institute	13,936	18,967
Proceeds used for loan to employee stock ownership plan	2,428	3,284

Proceeds remaining for SI Financial Group	$11,507	$15,683

SI Financial Group may use the portion of the proceeds that it retains to, among other things, invest in securities, pay cash dividends or buy back shares of common stock, subject to regulatory restrictions. Savings Institute may use the portion of the proceeds that it receives to fund new loans, open new branches, invest in securities and expand its business activities. SI Financial Group and Savings Institute may also use the proceeds of the offering to diversify their businesses and acquire other companies, although we have no specific plans to do so at this time.

Purchases by Directors and Executive Officers (page )	We expect that our directors and executive officers, together with their associates, will subscribe for 120,300 shares, which equals 3.54% of the shares that would be sold to persons other than SI Bancorp, MHC and SI Financial Group Foundation at the midpoint of the offering range. Directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering.

Market for SI Financial Group Common Stock (page )	We have applied to have the common stock of SI Financial Group listed for trading on the Nasdaq National Market under the symbol “SIFI.” We cannot assure you that our common stock will be approved for listing. Sandler O’Neill currently intends to become a market maker in the common stock and, if needed, will assist us in obtaining additional market makers, but it is under no obligation to do so. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or if developed, will be maintained. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares.

SI Financial Group’s Dividend Policy (page )	After the offering, we intend to adopt a policy of paying regular cash dividends, but have not yet decided on the amount or frequency of payments or when the payments may begin. Following the offering, based upon our estimate of offering expenses and other assumptions described in “Pro Forma Data,” we will have between $27.9 million and $37.9 million in net proceeds, at the minimum and the maximum of the offering, respectively, that, subject to annual earnings and expenses, could potentially be used to pay dividends.

Subscription Rights (page )	You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. We will not accept any stock orders that we believe involve the transfer of subscription rights.

Possible Conversion of SI Bancorp, MHC to Stock Form	In the future, SI Bancorp, MHC may convert from the mutual to capital stock form, in a transaction commonly known as a “second-step conversion.” In a second-step conversion, members of SI Bancorp, MHC would have subscription rights to purchase common stock of SI Financial Group or its successor, and the public stockholders of SI Financial Group would be entitled to exchange their shares of common stock for an equal percentage of shares of the converted SI Bancorp, MHC. This percentage may be adjusted to reflect any assets owned by SI Bancorp, MHC. SI Financial Group’s public stockholders, therefore, would own approximately the same percentage of the resulting entity as they owned before the second-step conversion. The Board of Directors has no current plan to undertake a second-step conversion transaction.

Stock Information Center	If you have any questions regarding the offering, please call the stock information center at ( ) - .

Risk Factors

You should consider carefully the following risk factors before purchasing SI Financial Group common stock.

Rising interest rates may hurt our profits.

Interest rates were recently at historically low levels. The recent increase in interest rates has negatively affected our net interest income. If interest rates continue to rise, our net interest income and the value of our assets likely would be reduced if interest paid on interest-bearing liabilities, such as deposits and borrowings, increased more quickly than interest received on interest-earning assets, such as loans and investments. Due primarily to the current lower interest rate environment as well as the composition of our interest sensitive assets and liabilities, our interest rate spread (the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities) was 3.61% for the three months ended March 31, 2004 compared to 3.87% for the three months ended March 31, 2003. Our net interest margin (net interest income as a percentage of average interest-earning assets) was 3.76% for the three months ended March 31, 2004 compared to 4.06% for the three months ended March 31, 2003. If there is an increasing interest rate environment, our interest rate spread and net interest margin could be compressed, which would have a negative effect on our profitability. For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Market Risk Analysis.”

Our increased emphasis on commercial lending may expose us to increased lending risks.

At March 31, 2004, $130.1 million, or 32.8%, of our loan portfolio consisted of commercial real estate and commercial business loans. We intend to continue to emphasize these types of lending. These types of loans generally expose a lender to greater risk of non-payment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the property and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Also, many of our commercial borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.

Additional expenses following the offering may reduce our profitability and stockholders’ equity.

Following the offering, our noninterest expense is likely to increase as a result of the financial accounting, legal and various other additional expenses usually associated with operating as a public company. We also will recognize additional annual employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. These additional expenses will adversely affect our profitability. We cannot predict the actual amount of the new stock-related compensation and benefit expenses because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. We would recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and would recognize expenses for restricted stock awards over the vesting period of awards made to recipients. These expenses in the first year following the offering have been estimated to be approximately $1.2 million at the maximum of the offering as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. In addition, proposed changes in accounting guidelines may require us to recognize expenses relating to stock option grants. For further discussion of these plans, see “Our Management—Benefit Plans.”

Our inability to achieve profitability on new branches may negatively impact our earnings.

We consider our primary market area to consist of Hartford, New London, Tolland and Windham counties. However, the majority of our facilities are located in and a substantial portion of our business is derived from Windham county, which has a lower median household income and a higher unemployment rate than other counties in our market area and in the rest of Connecticut. To address this, in recent years, we have expanded our presence throughout our market area and we intend to pursue further expansion through the establishment of additional branches in Hartford, New London, Tolland and Middlesex counties, each of which has more favorable economic conditions than Windham County. The profitability of our expansion policy will depend on whether the income that we generate from the additional branches we establish will offset the increased expenses resulting from operating new branches. We expect that it may take a period of time before new branches can become profitable, especially in areas in which we do not have an established presence. During this period, operating these new branches may negatively impact our net income.

We expect that our return on equity initially will decline after the offering.

Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. For the three months ended March 31, 2004, our annualized return on equity was 9.32% while our annualized pro forma return on equity for the same period is estimated to be 4.72%, assuming the sale of shares at the midpoint of the offering range. Our peers used in the valuation of SI Financial Group had an average return on equity of 8.44% for the twelve months ended March 31, 2004, while all publicly held subsidiaries of mutual holding companies had an average return on equity of 10.36% for the same period. Over time, we intend to deploy the net proceeds from this offering, which we will initially invest into investment securities, into higher-yielding assets with the goal of increasing earnings per share and book value per share, without assuming undue risk, and achieving a return on equity that is competitive with other publicly held subsidiaries of mutual holding companies. This goal could take a number of years to achieve, and we cannot assure you that it will be attained. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of this offering.

Strong competition within our market area could hurt our profits and slow growth.

We face intense competition both in making loans and attracting deposits. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which reduces net interest income. As of June 30, 2003, we held 1.54% of the deposits in Hartford, New London, Tolland and Windham Counties, Connecticut, which was the 12th share of deposits out of 41 financial institutions in these counties. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market area. For more information about our market area and the competition we face, see “Our Business—Market Area” and “Our Business—Competition.”

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

We intend to contribute approximately 50% of the net proceeds of the offering to Savings Institute. We may use the remaining net proceeds to repurchase common stock, purchase investment securities, finance the acquisition of other financial institutions or other businesses that are related to banking or for other general corporate purposes. We expect to use a portion of the net proceeds to fund the purchase by our employee stock ownership plan of shares in the offering. Savings Institute may use the proceeds it receives to fund new loans, purchase investment securities, establish or acquire new branches, acquire financial institutions or other businesses that are related to banking or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt a stock-based incentive plan following the offering. If shareholders approve the new stock-based incentive plan, we intend to issue shares to our officers and directors through this plan. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest in the shares issued to persons other than SI Bancorp, MHC could be diluted by up to approximately 6.67%, assuming awards of common stock equal to 3.00% of the shares issued in the offering, including shares issued to SI Bancorp, MHC, are awarded under the plan. If the shares issued upon the exercise of stock options under the stock-based incentive plan are issued from authorized but unissued stock, your ownership interest in the shares issued to persons other than SI Bancorp, MHC could be diluted by up to approximately 15.15%, assuming stock option grants equal to 7.50% of the shares issued in the offering, including shares issued to SI Bancorp, MHC, are granted under the plan. See “Pro Forma Data” and “Our Management—Benefit Plans.”

SI Bancorp, MHC will own a majority of our common stock and will be able to exercise voting control over most matters put to a vote of shareholders, including preventing a sale, a merger or a second-step conversion transaction you may like.

SI Bancorp, MHC will own a majority of SI Financial Group’s common stock after the offering and, through its board of directors, will be able to exercise voting control over most matters put to a vote of shareholders. The same directors and officers who manage SI Financial Group and Savings Institute also manage SI Bancorp, MHC. As a federally chartered mutual holding company, the Board of Directors of SI Bancorp, MHC must ensure that the interests of depositors of Savings Institute are represented and considered in matters put to a vote of shareholders of SI Financial Group. Therefore, the votes cast by SI Bancorp, MHC may not be in your personal best interests as a shareholder. For example, SI Bancorp, MHC may exercise its voting control to prevent a sale or merger transaction in which shareholders could receive a premium for their shares or to defeat a shareholder nominee for election to the Board of Directors of SI Financial Group. In addition, SI Bancorp, MHC may exercise its voting control to prevent a second-step conversion transaction. Preventing a second-step conversion transaction may result in a lower value of our stock price than otherwise could be achieved as, historically, fully converted institutions trade at higher multiples than mutual holding companies. The matters as to which shareholders other than SI Bancorp, MHC will be able to exercise voting control are limited and include any proposal to implement a stock-based incentive plan.

The contribution to SI Financial Group Foundation means that a shareholder’s total ownership interest will be up to 4.8% less after the contribution.

Purchasers of shares will have their ownership and voting interests in SI Financial Group diluted by up to 4.8% at the close of the stock offering when SI Financial Group issues an additional 170,000 shares at the midpoint of the offering range and contributes those shares to SI Financial Group Foundation. For a further discussion regarding the effect of the contribution to the charitable foundation, see “Pro Forma Data” and “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.”

Our contribution to SI Financial Group Foundation may not be tax deductible, which could hurt our profits.

We believe that our contribution to SI Financial Group Foundation, valued at $1.7 million at the midpoint of the offering range, pre-tax, will be deductible for federal income tax purposes. However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. In addition, even if the contribution is tax deductible, we may not have sufficient profits to be able to use the deduction fully.

Establishment of SI Financial Group Foundation will hurt our profits for fiscal year 2004.

SI Financial Group intends to contribute 170,000 shares of its common stock to SI Financial Group Foundation at the midpoint of the offering range. This contribution will be an additional operating expense and will reduce net income during the fiscal year in which the foundation is established, which is expected to be the year ending December 31, 2004. Based on the pro forma assumptions, the contribution to SI Financial Group Foundation would reduce net earnings by $1.1 million, after tax, in fiscal year 2004.

Our stock price may decline when trading commences.

We cannot guarantee that if you purchase shares in the offering that you will be able to sell them at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, have recently experienced substantial market price volatility. These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

Office of Thrift Supervision policy on remutualization transactions could prohibit acquisition of SI Financial Group, which may adversely affect our stock price.

Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. The possibility of a remutualization transaction has recently resulted in a degree of takeover speculation for mutual holding companies that is reflected in the per share price of mutual holding companies’ common stock. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity and raising issues concerning the effect on the mutual members of the acquiring entity. Under certain circumstances, the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision’s concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or otherwise restrict these transactions in the future, our per share stock price may be adversely affected.

There may be a limited market for our common stock, which may adversely affect our stock price.

Although we have applied to have our shares of common stock traded on the Nasdaq National Market, there is no guarantee that the shares will be regularly traded. If an active trading market for our common stock does not develop, you may not be able to sell all of your shares of common stock on short notice and the sale of a large number of shares at one time could temporarily depress the market price. There also may be a wide spread between the bid and asked price for our common stock. When there is a wide spread between the bid and asked price, the price at which you may be able to sell our common stock may be significantly lower than the price at which you could buy it at that time.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of our deposits. SI Bancorp, MHC, SI Financial Group and Savings Institute are all subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision governs the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

A Warning About Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include:

(1)	statements of our goals, intentions and expectations;

(2)	statements regarding our business plans, prospects, growth and operating strategies;

(3)	statements regarding the quality of our loan and investment portfolios; and

(4)	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

(1)	general economic conditions, either nationally or in our market area, that are worse than expected;

(2)	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

(3)	increased competitive pressures among financial services companies;

(4)	changes in consumer spending, borrowing and savings habits;

(5)	legislative or regulatory changes that adversely affect our business;

(6)	adverse changes in the securities markets;

(7)	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; and

(8)	our ability to enter into new markets and/or expand product offerings successfully and take advantage of growth opportunities.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Selected Consolidated Financial and Other Data

The summary financial information presented below is derived in part from the consolidated financial statements of SI Bancorp, MHC. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2003 and 2002 and for the three years ended December 31, 2003, 2002 and 2001 is derived in part from the audited consolidated financial statements of SI Bancorp, MHC that appear in this prospectus. The information at December 31, 2001, 2000 and 1999 and for the years ended December 31, 2000 and 1999 is derived in part from audited consolidated financial statements that do not appear in this prospectus. The operating data for the three months ended March 31, 2004 and 2003 were not audited, but in the opinion of management, reflect all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At March 31, 2004	At December 31,
		2003	2002	2001	2000	1999
	(Dollars in thousands)
Financial Condition Data:
Total assets	$537,410	$518,141	$484,944	$427,522	$373,815	$341,650
Securities held-to-maturity	1,688	1,728	9,463	13,197	9,366	10,304
Securities available-for-sale	81,396	77,693	87,914	78,697	67,053	68,234
Loans receivable, net	394,697	386,924	334,598	293,111	264,553	227,882
Cash and cash equivalents	36,772	29,577	37,517	30,077	19,418	21,240
Deposits (1)	425,599	417,311	398,315	363,029	321,822	292,014
FHLB advances	64,997	57,168	43,918	35,183	25,731	25,731
Subordinated debt	7,217	7,217	7,217	—	—	—
Other borrowings	—	—	1,951	—	—	—
Total capital	35,079	34,099	31,408	27,816	25,273	22,430

	For the Three Months Ended March 31,		At December 31,
	2004	2003	2003	2002	2001	2000	1999
	(Dollars in thousands)
Operating Data:
Interest and dividend income	$6,783	$6,995	$27,930	$28,330	$27,607	$25,330	$23,009
Interest expense	2,250	2,454	9,346	11,014	13,154	12,127	10,269

Net interest income	4,533	4,541	18,584	17,316	14,453	13,203	12,740
Provision for loan losses	150	175	1,602	537	440	290	300

Net interest income after provision for loan losses	4,383	4,366	16,982	16,779	14,013	12,913	12,440
Noninterest income	1,235	1,216	4,722	3,284	3,362	3,139	2,792
Noninterest expense	4,433	4,106	16,606	15,394	14,470	13,062	12,928

Income before income taxes	1,185	1,476	5,098	4,669	2,905	2,990	2,304
Provision for income taxes	381	526	1,713	1,587	989	1,053	840

Net income	$804	$950	$3,385	$3,082	$1,916	$1,937	$1,464

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Performance Ratios (2):
Return on average assets	0.62%	0.79%	0.67%	0.68%	0.48%	0.55%	0.44%
Return on average equity	9.32	12.07	10.34	10.46	7.19	8.26	6.49
Interest rate spread (3)	3.61	3.87	3.86	3.83	3.49	3.49	3.65
Net interest margin (4)	3.76	4.06	4.01	4.07	3.86	3.87	3.97
Noninterest expense to average assets	3.40	3.43	3.30	3.39	3.64	3.68	3.86
Efficiency ratio (5)	79.39	72.02	71.62	73.80	81.91	80.29	83.90
Average interest-earning assets to average interest-bearing liabilities	108.19	108.95	107.77	109.25	110.61	110.43	110.00
Average equity to average assets	6.62	6.58	6.51	6.49	6.71	6.60	6.73
Capital Ratios:
Total capital to risk-weighted assets	14.31	11.93	14.23	14.48	11.51	13.18	13.42
Tier 1 capital to risk-weighted assets	13.33	10.88	13.29	13.37	10.38	11.93	12.16
Tier 1 capital to average assets	7.82	6.59	7.77	7.75	6.29	6.69	6.57
Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	0.71	0.87	0.69	0.91	0.97	0.97	0.99
Allowance for loan losses as a percent of nonperforming loans	207.39	218.51	207.57	166.50	130.64	170.15	200.18
Net charge-offs (recoveries) to average outstanding loans during the period	0.01	0.07	0.55	0.11	0.07	(0.01)	0.21

(1)	Includes mortgagors’ escrow accounts.

(2)	Performance ratios for the three months ended March 31, 2004 and 2003 are annualized.

(3)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)	Represents net interest income as a percent of average interest-earning assets.

(5)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities.

Use of Proceeds

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Savings Institute will reduce Savings Institute’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	2,890,000 Shares at $10.00 Per Share	3,400,000 Shares at $10.00 Per Share	3,910,000 Shares at $10.00 Per Share	4,496,500 Shares at $10.00 Per Share
	(In thousands)
Offering proceeds	$28,900	$34,000	$39,100	$44,965
Less: estimated underwriting commissions and other offering expenses	1,029	1,076	1,166	1,226

Net offering proceeds	27,871	32,924	37,934	43,739

Less:
Proceeds contributed to Savings Institute	13,936	16,462	18,967	21,870
Proceeds used for loan to employee stock ownership plan	2,428	2,856	3,284	3,777

Proceeds remaining for SI Financial Group	$11,507	$13,606	$15,683	$18,092

We may use the proceeds we retain from the offering:

•	to invest in securities;

•	to finance the possible acquisition of financial institutions or other businesses that are related to banking;

•	to repurchase shares of our common stock, subject to regulatory restrictions;

•	to pay dividends to shareholders; and

•	for general corporate purposes.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the offering, except to fund stock-based benefit plans or, with prior regulatory approval, when extraordinary circumstances exist.

Savings Institute may use the proceeds that it receives from the offering, which is shown in the table above as the amount contributed to Savings Institute:

•	to fund new loans;

•	to invest in securities;

•	to finance the possible expansion of its business activities, including developing new branch locations; and

•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above. We currently have no specific plans or agreements regarding any expansion activities or acquisitions.

Except as described above, neither SI Financial Group nor Savings Institute has any specific plans for the investment of the proceeds of this offering. For a discussion of our business reasons for undertaking the offering, see “The Stock Offering—Reasons for the Stock Offering.”

Our Dividend Policy

Following the offering, SI Financial Group Board of Directors intends to adopt a policy of paying regular cash dividends, but has not decided the amount that may be paid or when the payments may begin. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account our financial condition and results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by Savings Institute to us discussed below will also be considered. We cannot guarantee that SI Financial Group will pay dividends or that, if paid, SI Financial Group will not reduce or eliminate dividends in the future. At March 31, 2004, Savings Institute had the capacity to dividend $8.3 million to SI Financial Group without regulatory approval. Following the offering, based upon our estimate of offering expenses and other assumptions described in “Pro Forma Data,” SI Financial Group will have between $11.5 million and $15.7 million in net proceeds, at the minimum and the maximum of the offering, respectively, that, subject to annual earnings and expenses, we potentially could use to pay dividends.

If SI Financial Group pays dividends to its shareholders, SI Financial Group also will be required to pay dividends to SI Bancorp, MHC, unless SI Bancorp, MHC elects to waive the receipt of dividends. SI Financial Group anticipates that SI Bancorp, MHC will waive any dividends that it may pay. Any decision to waive dividends will be subject to regulatory approval. Under Office of Thrift Supervision regulations, public shareholders would not be diluted for any dividends waived by SI Bancorp, MHC if SI Bancorp, MHC converts to stock form. See “Regulation and Supervision—Holding Company Regulation.”

We will not be subject to Office of Thrift Supervision regulatory restrictions on the payment of dividends. However, our ability to pay dividends may depend, in part, upon dividends we receive from Savings Institute because we initially will have no source of income other than dividends from Savings Institute and earnings from the investment of the net proceeds from the offering that we retain. Office of Thrift Supervision regulations limit dividends and other distributions from Savings Institute to us. In addition, Savings Institute may not make a distribution that would constitute a return of capital during the three-year term of the business plan submitted in connection with the offering. No insured depository institution may make a capital distribution if, after making the distribution, the institution would be undercapitalized. See “Regulation and Supervision—Regulation of Federal Savings Associations—Limitation on Capital Distributions.”

Any payment of dividends by Savings Institute to us that would be deemed to be drawn out of Savings Institute’s bad debt reserves would require Savings Institute to pay federal income taxes at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation” and note 10 of the notes to financial statements included in this prospectus. We do not contemplate any distribution by Savings Institute that would result in this type of tax liability.

Market for the Common Stock

We have not previously issued common stock and there is currently no established market for the common stock. Upon completion of the offering, we expect that our shares of common stock will trade on the Nasdaq National Market under the symbol “SIFI.” We cannot assure you that our common stock will be approved for listing. Sandler O’Neill has advised us that it intends to become a market maker in our common stock following the offering, but it is under no obligation to do so. Sandler O’Neill also will assist us, if needed, in obtaining other market makers after the offering. We will try to obtain at least three market makers for our stock, but we cannot assure you that other market makers will be obtained or that an active and liquid trading market for the common stock will develop or, if developed, will be maintained.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

Capitalization

The following table presents the historical capitalization of SI Bancorp, MHC at March 31, 2004 and the capitalization of SI Financial Group reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We are offering our common stock on a best efforts basis. We must sell a minimum of 2,890,000 shares to complete the offering.

		SI Financial Group Pro Forma Capitalization Based Upon the Sale of
	SI Bancorp, MHC Capitalization as of March 31, 2004	2,890,000 Shares at $10.00 Per Share	3,400,000 Shares at $10.00 Per Share	3,910,000 Shares at $10.00 Per Share	4,496,500 Shares at $10.00 Per Share
	(In thousands)
Deposits (1)	$424,607	$424,607	$424,607	$424,607	$424,607
Borrowings	72,214	72,214	72,214	72,214	72,214

Total deposits and borrowings	$496,821	$496,821	$496,821	$496,821	$496,821

Subordinated debt (2)	$7,217	$7,217	$7,217	$7,217	$7,217

Stockholders’ equity:
Preferred stock:
1,000,000 shares, $.01 par value per share, authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock:
75,000,000, $.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding	—	30	36	41	47
Additional paid-in capital	—	27,841	32,888	37,893	43,692
Retained earnings (3)	34,386	34,386	34,386	34,386	34,386
Net unrealized gain (loss) on available-for-sale securities, net	693	693	693	693	693
Plus: shares issued to the foundation	—	1,445	1,700	1,955	2,248
Less:
Foundation contribution expense, net (4)	—	954	1,122	1,290	1,484
Common stock acquired by employee stock ownership plan (5)	—	2,428	2,856	3,284	3,777
Common stock to be acquired by stock-based incentive plan (6)	—	2,168	2,550	2,933	3,372

Total stockholders’ equity	$35,079	$58,845	$63,175	$67,461	$72,433

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.

(2)	Represents subordinated debt associated with issuance of trust preferred securities. See “Our Business—Deposit Activities and Other Sources of Funds—Subordinated Debt.”

(3)	Retained earnings are restricted by applicable regulatory capital requirements.

(4)	Represents the expense, net of tax, of the contribution of common stock to SI Financial Group Foundation based on an estimated tax rate of 34%. The realization of the tax benefit is limited annually to 10% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

(5)	Assumes that 3.36% of the common stock issued in the offering, including shares issued to SI Bancorp, MHC and the foundation, will be acquired by the employee stock ownership plan in the offering with funds borrowed from SI Financial Group. Under generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to plan participants’ accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from SI Financial Group, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of SI Financial Group. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(6)	Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 3.00% of the shares of common stock issued in the offering, including shares issued to SI Bancorp, MHC and the foundation. The shares are reflected as a reduction of stockholders’ equity. The stock-based incentive plan will be submitted to shareholders for approval at a meeting following the offering. See “Risk Factors—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management—Benefit Plans—Future Stock-Based Incentive Plan.”

Regulatory Capital Compliance

At March 31, 2004, Savings Institute exceeded all regulatory capital requirements. The following table presents Savings Institute’s capital position relative to its regulatory capital requirements at March 31, 2004, on a historical and a pro forma basis. The table reflects receipt by Savings Institute of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be awarded under the stock-based incentive plan as restricted stock (3.00% of the shares of common stock issued in the offering, including shares issued to SI Bancorp, MHC and the foundation) are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Savings Institute, see “Regulation and Supervision—Regulation of Federal Savings Associations—Capital Requirements.”

			Pro Forma at March 31, 2004
	Historical at March 31, 2004		Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
			2,890,000 Shares at $10.00 Per Share		3,400,000 Shares at $10.00 Per Share		3,910,000 Shares at $10.00 Per Share		4,496,500 Shares at $10.00 Per Share
	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Generally accepted accounting principles capital	$35,079	6.5%	$44,745	8.2%	$46,518	8.5%	$48,269	8.8%	$50,305	9.1%

Tangible Capital:
Capital level (2)	$34,009	6.3%	$43,675	8.0%	$45,448	8.3%	$47,199	8.6%	$49,235	8.9%
Requirement	8,056	1.5	8,201	1.5	8,227	1.5	8,254	1.5	8,284	1.5

Excess	$25,953	4.8%	$35,474	6.5%	$37,221	6.8%	$38,945	7.1%	$40,951	7.4%

Core Capital:
Capital level (2)	$34,009	6.3%	$43,675	8.0%	$45,448	8.3%	$47,199	8.6%	$49,235	8.9%
Requirement	21,482	4.0	21,868	4.0	21,939	4.0	22,009	4.0	22,091	4.0

Excess	$12,527	2.3%	$21,807	4.0%	$23,509	4.3%	$25,190	4.6%	$27,144	4.9%

Total Risk-Based Capital:
Total risk-based capital (3)	$36,871	12.0%	$46,537	15.1%	$48,310	15.6%	$50,061	16.2%	$52,097	16.8%
Requirement	24,520	8.0	24,675	8.0	24,703	8.0	24,731	8.0	24,764	8.0

Excess	$12,351	4.0%	$21,862	7.1%	$23,607	7.6%	$25,330	8.2%	$27,333	8.8%

(1)	Tangible capital and core capital levels are shown as a percentage of adjusted total assets of $537.0 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $306.5 million.

(2)	A portion of the net unrealized gains on available-for-sale securities accounts for the difference between capital calculated under generally accepted accounting principles and each of tangible capital and core capital. See note 15 to the notes to financial statements for additional information.

(3)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk-weighting.

Pro Forma Data

The following tables show information about our net income and stockholders’ equity reflecting the offering. The information provided illustrates our pro forma net income and stockholders’ equity based on the sale of common stock at the minimum of the offering range, the midpoint of the offering range, the maximum of the offering range and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	All shares of stock will be sold in the subscription and community offerings;

•	Our employee stock ownership plan will purchase a number of shares equal to 3.36% of the shares issued in the offering, including shares issued to SI Bancorp, MHC and the foundation, with a loan from SI Financial Group that will be repaid in equal installments over fifteen years;

•	Total expenses of the offering, including fees and expenses paid to Sandler O’Neill, will be $1.2 million at the maximum of the offering range; and

•	We will make a charitable contribution of 195,500 shares of SI Financial Group common stock at the maximum of the offering range, with an assumed value of $10.00 per share.

Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

Pro forma net income for the three months ended March 31, 2004 and the year ended December 31, 2003 has been calculated as if the offering was completed at the beginning of each period, and the net proceeds had been invested at 1.25% for the three months ended March 31, 2004 and for the year ended December 31, 2003, which represents the three-year treasury rate.

A pro forma after-tax return of 0.83% is used for both SI Financial Group and Savings Institute for the year ended December 31, 2003, after giving effect to a combined federal and state income tax rate of 34%. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables you should consider the following:

•	The final column gives effect to a 15% increase in the offering range, which may occur without any further notice if Keller & Company increases its appraisal to reflect the results of this offering, changes in our financial condition or results of operations or changes in market conditions after the offering begins. See “The Stock Offering—How We Determined the Offering Range and the $10.00 Purchase Price.”

•	Since funds on deposit at Savings Institute may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma tables do not reflect withdrawals from deposit accounts.

•	Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed stock-based incentive plan.

•	Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to shareholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Savings Institute’s special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of our common stock.

•	The amounts shown do not account for the shares to be reserved for issuance upon the exercise of stock options that may be granted under our proposed stock-based incentive plan, which requires shareholder approval at a meeting following the offering. Under the stock-based incentive plan, an amount equal to 7.50% of the common stock issued in the offering, including shares issued to SI Bancorp, MHC and shares contributed to the foundation, will be reserved for future issuance upon the exercise of options to be granted under the plan.

The following pro forma data, which are based on SI Bancorp, MHC’s equity at March 31, 2004 and December 31, 2003, and net income for the three months ended March 31, 2004 and the year ended December 31, 2003, may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if we are liquidated after the offering.

We are offering our common stock on a best efforts basis. We must sell a minimum of 2,890,000 shares to complete the offering.

At or For the Three Months Ended March 31, 2004
Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
2,890,000 Shares at $10.00 Per Share	3,400,000 Shares at $10.00 Per Share	3,910,000 Shares at $10.00 Per Share	4,496,500 Shares at $10.00 Per Share
(Dollars in thousands, except per share amounts)
Gross proceeds	$28,900	$34,000	$39,100	$44,965
Less: estimated expenses	(1,029)	(1,076)	(1,166)	(1,226)

Estimated net proceeds	27,871	32,924	37,934	43,739
Less: common stock acquired by employee stock ownership plan (1)(4)	(2,428)	(2,856)	(3,284)	(3,777)
Less: common stock to be acquired by stock-based incentive plan (3)(4)	(2,168)	(2,550)	(2,933)	(3,372)

Net investable proceeds	$23,275	$27,518	$31,717	$36,590

Pro Forma Net Income:
Pro forma net income (2):
Historical	$804	$804	$804	$804
Pro forma income on net investable proceeds	48	57	65	75
Less: pro forma employee stock ownership plan adjustments (1)(4)	(27)	(31)	(36)	(42)
Less: pro forma stock-based incentive plan adjustments (3)(4)	(72)	(84)	(97)	(111)

Pro forma net income	$753	$746	$736	$726

Pro forma net income per share (2):
Historical	$0.12	$0.10	$0.09	$0.07
Pro forma income on net investable proceeds	0.01	0.01	0.01	0.01
Less: pro forma employee stock ownership plan adjustments (1)	0.00	0.00	0.00	0.00
Less: pro forma stock-based incentive plan adjustments (3)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share (6)	$0.12	$0.10	$0.09	$0.07

Offering price as a multiple of pro forma net income per share	20.83	x	25.00	x	27.78	x	35.71	x
Number of shares used to calculate pro forma net income per share (5)	6,986,286	8,219,160	9,452,034	10,869,839
Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value):
Historical	$35,079	$35,079	$35,079	$35,079
Estimated net proceeds	27,871	32,924	37,934	43,739
Plus: shares issued to the foundation	1,445	1,700	1,955	2,248
Less: after-tax cost of foundation	(954)	(1,122)	(1,290)	(1,484)
Less: common stock acquired by employee stock ownership plan (1)	(2,428)	(2,856)	(3,284)	(3,777)
Less: common stock to be acquired by stock-based incentive plan (5)	(2,168)	(2,550)	(2,933)	(3,372)

Pro forma stockholders’ equity (6)	$58,845	$63,175	$67,461	$72,433

Pro forma stockholders’ equity per share:
Historical	$4.86	$4.13	$3.59	$3.12
Estimated net proceeds	3.86	3.87	3.88	3.89
Plus: shares issued to the foundation	0.20	0.20	0.20	0.20
Less: after-tax cost of foundation	(0.13)	(0.13)	(0.13)	(0.13)
Less: common stock acquired by employee stock ownership plan (1)	(0.34)	(0.34)	(0.34)	(0.34)
Less: common stock to be acquired by stock-based incentive plan (5)	(0.30)	(0.30)	(0.30)	(0.30)

Pro forma stockholders’ equity per share	$8.15	$7.43	$6.90	$6.44

Offering price as a percentage of pro forma stockholders’ equity per share	122.70%	134.59%	144.93%	155.28%
Number of shares used to calculate pro forma stockholders’ equity per share	7,225,000	8,500,000	9,775,000	11,241,250

(footnotes on page             )

At or For the Year Ended December 31, 2003
Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
2,890,000 Shares at $10.00 Per Share	3,400,000 Shares at $10.00 Per Share	3,910,000 Shares at $10.00 Per Share	4,496,500 Shares at $10.00 Per Share
(Dollars in thousands, except per share amounts)
Gross proceeds	$28,900	$34,000	$39,100	$44,965
Less: estimated expenses	(1,029)	(1,076)	(1,166)	(1,226)

Estimated net proceeds	27,871	32,924	37,934	43,739
Less: common stock acquired by employee stock ownership plan (1)(4)	(2,428)	(2,856)	(3,284)	(3,777)
Less: common stock to be acquired by stock-based incentive plan (3)(4)	(2,168)	(2,550)	(2,933)	(3,372)

Net investable proceeds	$23,275	$27,518	$31,717	$36,590

Pro Forma Net Income:
Pro forma net income (2):
Historical	$3,385	$3,385	$3,385	$3,385
Pro forma income on net investable proceeds	192	227	292	302
Less: pro forma employee stock ownership plan adjustments (1)(4)	(107)	(126)	(145)	(166)
Less: pro forma stock-based incentive plan adjustments (3)(4)	(286)	(337)	(387)	(445)

Pro forma net income	$3,184	$3,149	$3,115	$3,076

Pro forma net income per share (2):
Historical	$0.48	$0.41	$0.36	$0.31
Pro forma income on net investable proceeds	0.03	0.03	0.03	0.03
Less: pro forma employee stock ownership plan adjustments (1)	(0.02)	(0.02)	(0.02)	(0.02)
Less: pro forma stock-based incentive plan adjustments (3)	(0.04)	(0.04)	(0.04)	(0.04)

Pro forma net income per share (6)	$0.45	$0.38	$0.33	$0.28

Offering price as a multiple of pro forma net income per share	22.22	x	26.32	x	30.30	x	35.71	x
Number of shares used to calculate pro forma net income per share (5)	6,998,424	8,233,440	9,468,456	10,888,724
Pro Forma Stockholders’ Equity:
Pro forma stockholders’ equity (book value):
Historical	$34,099	$34,099	$34,099	$34,099
Estimated net proceeds	27,871	32,924	37,934	43,739
Plus: shares issued to the foundation	1,445	1,700	1,955	2,248
Less: after-tax cost of foundation	(954)	(1,122)	(1,290)	(1,484)
Less: common stock acquired by employee stock ownership plan (1)	(2,428)	(2,856)	(3,284)	(3,777)
Less: common stock to be acquired by stock-based incentive plan (5)	(2,168)	(2,550)	(2,933)	(3,372)

Pro forma stockholders’ equity (6)	$57,865	$62,195	$66,481	$71,453

Pro forma stockholders’ equity per share:
Historical	$4.72	$4.01	$3.49	$3.03
Estimated net proceeds	3.86	3.87	3.88	3.89
Plus: shares issued to the foundation	0.20	0.20	0.20	0.20
Less: after-tax cost of foundation	(0.13)	(0.13)	(0.13)	(0.13)
Less: common stock acquired by employee stock ownership plan (1)	(0.34)	(0.34)	(0.34)	(0.34)
Less: common stock to be acquired by stock-based incentive plan (5)	(0.30)	(0.30)	(0.30)	(0.30)

Pro forma stockholders’ equity per share	$8.01	$7.31	$6.80	$6.35

Offering price as a percentage of pro forma stockholders’ equity per share	124.84%	136.80%	147.06%	157.48%
Number of shares used to calculate pro forma stockholders’ equity per share	7,225,000	8,500,000	9,775,000	11,241,250

(footnotes on following page)

(1)	Assumes that the employee stock ownership plan will acquire an amount of stock equal to 3.36% of the shares of common stock issued in the offering, including shares issued to SI Bancorp, MHC and our charitable foundation. The employee stock ownership plan will borrow the funds to acquire these shares from the net offering proceeds that SI Financial Group will retain. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 4%. Savings Institute intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders’ equity will be increased. Savings Institute’s payment of the employee stock ownership plan debt is based upon equal installments of principal over a 15-year period, assuming a combined federal and state income tax rate of 34%. Interest income that SI Financial Group will earn on the loan will offset the interest paid on the loan by Savings Institute. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(2)	Does not give effect to the non-recurring expense that will be recognized in 2004 as a result of the contribution of common stock to SI Financial Group Foundation. The following table shows the estimated after-tax expense associated with the contribution to the foundation, as well as pro forma net income and pro forma net income per share assuming the contribution to the foundation was expensed during the periods presented. The pro forma data assume that we will realize 100% of the income tax benefit as a result of the contribution to the foundation based on a 34% tax rate. The realization of the tax benefit is limited annually to 10% of our annual taxable income. However, for federal and state tax purposes, we can carry forward any unused portion of the deduction for five years following the year in which the contribution is made.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
	(Dollars in thousands, except per share amounts)
After-tax expense of contribution to foundation:
Three months ended March 31, 2004	$954	$1,122	$1,290	$1,484
Year ended December 31, 2003	954	1,122	1,290	1,484
Pro forma net income:
Three months ended March 31, 2004	$(201)	$(376)	$(554)	$(758)
Year ended December 31, 2003	2,230	2,195	2,161	2,122
Pro forma net income per share:
Three months ended March 31, 2004	$(0.02)	$(0.05)	$(0.06)	$(0.07)
Year ended December 31, 2003	0.32	0.27	0.23	0.20

(3)	In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that we acquired the shares used to fund the awards (3.00% of the shares issued in the offering, including shares issued to SI Bancorp, MHC) at the beginning of the respective period in open market purchases at the $10.00 per share purchase price, that 20% of the value of the shares awarded was an amortized expense during the period, and that the combined federal and state income tax rate is 34%. We may fund the stock-based incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of common stock. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the ownership interests of existing shareholders, other than SI Bancorp, MHC, by approximately 6.67%.

For purposes of the pro forma tables, shares of restricted stock issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

The following table shows the estimated pro forma net income and stockholders’ equity per share if restricted shares awarded under the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows the estimated pre-tax stock-based incentive plan expense. The number of shares used to calculate pro forma net income per share in the following table is the total number of shares issued at the indicated point in the offering range, minus the number of shares sold to the employee stock ownership plan assumed not to be committed to be released within one year following the offering and plus the number of shares that may be awarded as restricted stock under the planned stock-based incentive plan. The number of shares used to calculate pro forma stockholders’ equity per share in the following table is the total number of shares issued at the indicated point in the offering range, plus the number of shares that may be awarded as restricted stock under the planned stock-based incentive plan.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
	(Dollars in thousands, except per share data)
Pro forma net income per share:
Three months ended March 31, 2004	$0.11	$0.09	$0.08	$0.07
Year ended December 31, 2003	0.44	0.37	0.32	0.28
Number of shares used to calculate pro forma net income per share:
At March 31, 2004	7,203,036	8,474,160	9,745,284	11,207,075
At December 31, 2003	7,215,174	8,488,440	9,761,706	11,225,961
Pro forma stockholders’ equity per share:
At March 31, 2004	$8.20	$7.51	$6.99	$6.55
At December 31, 2003	8.07	7.40	6.89	6.46
Number of shares used to calculate pro forma stockholders’ equity per share:
At March 31, 2004	7,441,750	8,755,000	10,068,250	11,578,488
At December 31, 2003	7,441,750	8,755,000	10,068,250	11,578,488
Pre-tax stock-based incentive plan expense:
Three months ended March 31, 2004	$108,375	$127,500	$146,625	$168,619
Year ended December 31, 2003	433,500	510,000	586,500	674,475

(4)	Assumes the value of our common stock is $10.00 per share for purposes of determining the total estimated value of the grants. However, as set forth in “Summary - After Market Performance Information Provided by Independent Appraiser,” the average percentage stock appreciation from initial trading date to after one month in 2004 and 2003 ranged from 20.00% to 36.53%. Consequently, assuming our common stock experienced appreciation in the same range, the estimated value of the grants under the employee stock ownership plan and restricted stock awards, assuming a trading price of $12.28, for example, would be $4.0 million and $3.6 million, respectively. Ultimately, the value of the grants will depend on the actual trading price of our common stock, which depends on numerous factors. We cannot assure you that our stock price will appreciate in the same manner as other mutual holding companies, if at all. See “Summary - After-Market Performance Information Provided by Independent Appraiser” and “Risk Factors - As a result of the capital we are raising, we expect our return on equity and our stock price performance to be negatively affected” for more information regarding factors that could negatively affect our stock price appreciation.

(5)	The following table shows how we derived the number of shares used to calculate pro forma net income per share.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
Three Months Ended March 31, 2004:
Shares issued in the offering	7,225,000	8,500,000	9,775,000	11,241,250
Less: shares purchased by the employee stock ownership plan	242,760	285,600	328,440	377,706
Plus: shares committed to be released by the employee stock ownership plan	4,046	4,760	5,474	6,295
Number of shares used to calculate pro forma net income per share	6,986,286	8,219,160	9,452,034	10,869,839
Year Ended December 31, 2003:
Plus: shares committed to be released by the employee stock ownership plan	16,184	19,040	21,896	25,180
Number of shares used to calculate pro forma net income per share	6,998,424	8,233,440	9,468,456	10,888,724

(6)	In calculating the pro forma effect of the stock-based incentive plan, no effect has been given to any shares that may be reserved for issuance upon the exercise of stock options that may be granted under the stock-based incentive plan. The number of options available under the stock-based incentive plan will be equal to 7.50% of the number of shares issued in the offering, including shares issued to SI Bancorp, MHC. The issuance of authorized but unissued shares of common stock instead of shares repurchased in the open market would dilute the ownership interests of existing stockholders, other than SI Bancorp, MHC, by approximately 15.15%.

The following table shows the estimated pro forma net income and stockholders’ equity per share if shares for stock issued as a result of the exercise of stock options were authorized but unissued shares instead of repurchased shares.

	Minimum of Offering Range	Midpoint of Offering Range	Maximum of Offering Range	15% Above Maximum of Offering Range
Pro forma net income per share:
Three months ended March 31, 2004	$0.10	$0.08	$0.07	$0.06
Year ended December 31, 2003	0.42	0.35	0.31	0.26
Number of shares used to calculate pro forma net income per share:
Three months ended March 31, 2004	7,528,161	8,856,660	10,185,159	11,712,985
Year ended December 31, 2003	7,540,299	8,870,940	10,102,581	11,731,871
Pro forma stockholders’ equity per share:
At March 31, 2004	$7.58	$6.91	$6.42	$5.99
At December 31, 2003	7.45	6.81	6.33	5.91
Number of shares used to calculate pro forma stockholders’ equity per share:
Three months ended March 31, 2004	7,766,875	9,137,500	10,508,125	12,084,398
Year ended at December 31, 2003	7,766,875	9,137,500	10,508,125	12,084,398

Comparison of Independent Valuation and Pro Forma Financial

Information With and Without the Foundation

As set forth in the following table, if we do not establish and fund SI Financial Group Foundation as part of the offering, Keller & Company estimates that our pro forma valuation would be greater, which would have resulted in an increase in the amount of common stock offered for sale in the offering. If the foundation were not established, there is no assurance that the updated appraisal that Keller & Company will prepare at the closing of the offering would conclude that our pro forma market value would be the same as the estimate set forth in the table below. The updated appraisal will be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

The information presented in the following table is for comparative purposes only. It assumes that the offering was completed at March 31, 2004, based on the assumptions set forth under “Pro Forma Data.”

	At the Minimum of Estimated Valuation Range		At the Midpoint of Estimated Valuation Range		At the Maximum of Estimated Valuation Range		At the Maximum, as Adjusted, of Estimated Valuation Range
	With Foundation	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation	With Foundation	No Foundation
	(Dollars in thousands, except per share amounts)
Estimated offering amount (1)	$28,900	$31,416	$34,000	$36,960	$39,100	$42,504	$44,965	$48,880
Estimated pro forma valuation	72,250	74,800	85,000	88,000	97,750	101,200	112,413	116,380
Pro forma total assets	560,685	563,009	564,928	567,668	569,127	572,282	574,000	577,632
Pro forma total liabilities	201,840	502,330	501,753	205,331	501,666	502,331	501,567	502,330
Pro forma stockholders’ equity	58,845	60,679	63,175	65,337	67,461	69,951	72,433	75,302
Pro forma net income	753	755	746	746	736	739	726	729
Pro forma stockholders’ equity per share	8.15	8.11	7.43	7.42	6.90	6.91	6.44	6.46
Pro forma net income per share	0.12	0.11	0.10	0.09	0.09	0.08	0.07	0.07
Pro Forma Pricing Ratios:
Offering price as a percentage of pro forma stockholders’ equity	122.70%	123.30%	134.59%	134.77%	144.93%	144.72%	155.28%	154.80%
Offering price as a multiple of pro forma net income per share (annualized)	20.83	22.73	25.00	27.78	27.78	31.25	35.71	35.71
Offering price to assets	12.89	13.29	13.87	14.22	17.18	17.68	19.58	20.15
Pro Forma Financial Ratios:
Return on assets (annualized)	0.54	0.54	0.53	0.53	0.52	0.52	0.51	0.50
Return on stockholders’ equity (annualized)	5.12	4.98	4.72	4.57	4.36	4.23	4.01	3.87
Stockholders’ equity to total assets	10.50	10.78	11.18	11.51	11.85	12.22	12.62	13.04

(1)	Based on independent valuation prepared by Keller & Company, Inc. as of May 21, 2004.

Management’s Discussion and Analysis of

Results of Operations and Financial Condition

The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the financial statements and notes to the financial statements that appear at the end of this prospectus.

Overview

Income. We have two primary sources of pre-tax income. The first is net interest income. Net interest income is the difference between interest income, the income that we earn on our loans and investments, and interest expense, the interest that we pay on our deposits, borrowings and subordinated debt.

To a lesser extent, we also recognize fee and service charge income from the products and services we offer. Most of our fee and service charge income comes from service charges on deposit accounts and from mortgage and electronic banking. We also generate revenue from our wealth management services, which includes our insurance, investment and trust operations. We also earn fee and service charge income from ATM charges and other fees and charges and from the sale of loans and securities.

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Expenses. The expenses we incur in operating our business consist of salary and employee benefits expenses, occupancy expenses, furniture and equipment, computer services, professional services, advertising expenses, federal insurance premiums and other miscellaneous expenses.

Salary and employee benefits consist primarily of the salaries and wages paid to our employees, payroll taxes and expenses for retirement and other employee benefits.

Occupancy expenses, which are the fixed and variable costs of building and equipment, consist primarily of lease payments, real estate taxes, depreciation charges, maintenance and costs of utilities.

Equipment expense includes expenses and depreciation charges related to office and banking equipment. Depreciation of premises and equipment is computed using the straight-line method based on the useful lives of the related assets, which range from three to 40 years. Leasehold improvements are amortized over the shorter of the useful life of the asset or term of the lease.

Computer services includes fees to our third-party processing service.

Professional services includes fees paid to our independent auditors, to the firm that conducts our internal audit, fees paid to attorneys, primarily in connection with actions related to problem assets, and fees paid to consultants.

Federal insurance premiums are payments we make to the Federal Deposit Insurance Corporation for insurance of our deposit accounts.

Other expenses include franchise taxes and expenses for foreclosed real estate, insurance, office supplies, postage and other miscellaneous operating expenses.

Critical Accounting Policies

We consider accounting policies involving significant judgments and assumptions by management that have, or could have, a material impact on the carrying value of certain assets or on income to be critical accounting policies. We consider the allowance for loan losses to be a critical accounting policy.

Allowance for Loan Losses. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Management reviews the level of the allowance on a monthly basis and establishes the provision for loan losses based on the size and composition of the loan portfolio, delinquency levels, loss experience, economic conditions, and other factors related to the collectibility of the loan portfolio. Although we believe that we use the best information available to establish the allowance for loan losses, future additions to the allowance may be necessary based on estimates that are susceptible to change as a result of changes in economic conditions and other factors. In addition, the Office of Thrift Supervision, as an integral part of its examination process, will periodically review our allowance for loan losses. The Office of Thrift Supervision became Savings Institute’s primary regulator upon its conversion to a federal savings bank in             , 2004 and has not yet examined Savings Institute. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. See note 1 of the notes to financial statements included in this prospectus.

Operating Strategy

Our mission is to operate and grow a profitable community-oriented financial institution. We plan to achieve this by executing our strategy of:

•	offering a full range of financial services;

•	expanding our branch network into new market areas;

•	pursuing opportunities to increase commercial lending in our market area;

•	continuing to use conservative underwriting practices to maintain the high quality of our loan portfolio;

•	managing our net interest margin and net interest spread by seeking to increase lending levels;

•	managing our investment and borrowings portfolios to provide liquidity, enhance income and manage interest rate risk; and

•	seeking opportunities to increase deposits by continuing to offer exceptional customer service and emphasizing our commercial deposit offerings.

Offering a full range of financial services

We have a long tradition of focusing on the needs of consumers and small and medium sized businesses in our community and being an active corporate citizen. We deliver personalized service and respond with flexibility to customer needs. We believe our community orientation is attractive to our customers and distinguishes us from the large regional banks that operate in our market area, and we intend to maintain this focus as we grow. In this context, we are striving to become a true financial services company offering our customers one-stop-shopping for all of their financial needs through our banking, investments, insurance and trust products and services. While we have no current plans or agreements, we may use a portion of the proceeds from the offering for strategic acquisitions to broaden our products and services. We hope that our broad array of product offerings will deepen our relationships with our current customers and entice new customers to begin banking with us, ultimately increasing our fee income and our profitability.

Expand our branch network into new market areas

Since 2000, we have opened a new branch office in each of North Windam, Lisbon and Mansfield Center, Connecticut. We intend to continue to pursue expansion in Hartford, New London, Tolland and Windham Counties in future years, whether through de novo branching or acquisition, and we also may consider exploring expansion opportunities in Middlesex County.

Pursue opportunities to increase commercial lending

Commercial real estate and commercial business loans increased $5.9 million and $36.0 million for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively, and at March 31, 2004 comprised approximately 32.8% of total loans. There are many commercial properties and businesses located in our market area and with the additional capital raised in the offering, we may pursue the larger lending relationships associated with these commercial opportunities, while continuing to originate any such loans in accordance with what we believe are our conservative underwriting guidelines. Additionally, we intend to hire additional seasoned commercial lenders and add new products to accelerate this initiative.

Continue conservative underwriting practices and maintain high quality loan portfolio

We believe that high asset quality is a key to long-term financial success. We have sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards which we believe are conservative. At March 31, 2004, our nonperforming loans (loans which are 90 or more days delinquent) were only 0.34% of our total loan portfolio and 0.25% of our total assets. Although we intend to increase our multi-family and commercial real estate and commercial business lending after the offering, we intend to continue our philosophy of managing large loan exposures through our conservative approach to lending.

Manage net interest margin and net interest spread

We intend to continue to manage our net interest margin and net interest spread by seeking to increase lending levels. Loans secured by multi-family and commercial real estate are generally larger and involve a greater degree of risk than one-to four-family residential mortgage loans. Consequently, multi-family and commercial real estate loans typically have higher yields, which increase our net interest margin and net interest spread.

Manage investment and borrowings portfolios

Our liquidity, income and interest rate risk are affected by the management of our investment and borrowings portfolios. After the offering, we may leverage the additional capital we raise by borrowing funds from the Federal Home Loan Bank and investing the funds in loans and investment securities in a manner consistent with our current portfolio. This leverage strategy, if implemented and assuming favorable market conditions, will provide us with additional liquidity, enhance earnings and help to manage our interest rate risk.

Increase deposits

Our primary source of funds is retail deposit accounts. Since December 31, 2001, deposits have increased by 17.2%, primarily due to competitive interest rates and the movement of customer funds out of riskier investments, including the stock market. We intend to continue to increase our deposits by continuing to offer exceptional customer service and by focusing on increasing our commercial deposits from small- and medium-sized businesses through additional business banking products.

Balance Sheet

Loans. Our primary lending activity is the origination of loans secured by real estate primarily located in our market area. We originate real estate loans secured by one- to four-family residential homes, and to a much lesser extent, multi-family and commercial real estate and construction loans. At March 31, 2004, real estate loans totaled $323.8 million, or 81.5% of total loans compared to $321.0 million, or 82.5% of total loans at December 31, 2003 and $296.1 million, or 87.7% of total loans at December 31, 2002. Loans increased in the three months ended March 31, 2004 and the year ended December 31, 2003 due to the low interest rate environment and significant growth in both residential and commercial real estate development because of the availability of lower cost land and expansion of commuting patterns in Northeast Connecticut.

The largest segment of our real estate loans is one- to four-family residential loans. At March 31, 2004, these loans totaled $228.6 million and represented 70.6% of real estate loans and 57.6% of total loans compared to $226.9 million, which represented 70.7% of real estate loans and 58.3% of total loans, at December 31, 2003. One- to four-family residential loans increased $1.7 million, or 0.8%, for the three months ended March 31, 2004 and $13.0 million, or 6.1%, in the year ended December 31, 2003 as rates have remained at historic low levels. New housing developments within our market areas and strong relationships with local realtors have allowed us to expand the residential mortgage portfolio in spite of significant refinancings and prepayments.

Multi-family and commercial real estate loans is the second largest segment of our real estate loan portfolio. This portfolio was $75.6 million and represented 23.4% of real estate loans and 19.1% of total loans at March 31, 2004 compared to $73.4 million, which represented 22.9% of real estate loans and 18.9% of total loans, at December 31, 2003. Multi-family and commercial real estate loans increased $2.2 million, or 3.0%, for the three months ended March 31, 2004 and $12.2 million, or 20.0%, in the year ended December 31, 2003 due to significant new development within our market area, the hiring of additional commercial lenders and an experienced credit administration area, which has allowed us to expedite loan processing.

We also originate construction loans secured by real estate. This portfolio was $19.5 million and represented 6.0% of real estate loans and 4.9% of total loans at March 31, 2004 compared to $20.7 million, which represented 6.4% of real estate loans and 5.3% of total loans at December 31, 2003. Construction loans decreased $1.2 million, or 5.5%, for the three months ended March 31, 2004 and $452,000, or 2.1%, in the year ended December 31, 2003 primarily due to the completion of projects originated in prior years.

We originate commercial business loans secured by business assets other than real estate, such as business equipment, inventory and accounts receivable and letters of credit. Commercial loans also include loans purchased in the secondary market that are fully guaranteed by U.S. government agencies. Commercial business loans totaled $54.5 million, and represented 13.7% of total loans at March 31, 2004 compared to $50.7 million, which represented 13.0% of total loans at December 31, 2003. The $3.8 million, or 7.3%, increase for the three months ended March 31, 2004 and the $23.7 million, or 87.9%, increase for the 2003 fiscal year was primarily attributable to purchases in the secondary market of commercial loans guaranteed by U.S. government agencies. These loans were purchased as a substitute to investment securities as they offered higher rates of return than investment securities and improved our interest rate risk profile.

We also originate a variety of consumer loans, including second mortgage loans, loans secured by passbook or certificate accounts and home equity lines of credit. Consumer loans totaled $18.8 million and represented 4.7% of total loans at March 31, 2004 compared to $17.5 million, which represented 4.5% of total loans at December 31, 2003. The $1.3 million, or 7.5%, increase for the three months ended March 31, 2004 and the $2.8 million, or 19.0%, increase for the 2003 fiscal year was due to aggressive marketing activities and competitive pricing on our home equity products.

The following table sets forth the composition of our loan portfolio at the dates indicated.

	At March 31, 2004		At December 31,
			2003		2002		2001		2000		1999
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
Residential	$228,625	57.57%	$226,881	58.29%	$213,831	63.29%	$193,672	65.36%	$174,186	65.14%	$150,964	65.50%
Commercial	75,650	19.05	73,428	18.87	61,214	18.12	56,376	19.02	47,016	17.58	38,360	16.64
Construction	19,518	4.92	20,652	5.30	21,104	6.25	10,155	3.43	11,815	4.42	8,462	3.67

Total real estate loans	323,793	81.54	320,961	82.46	296,149	87.66	260,203	87.81	233,017	87.14	197,786	85.81
Commercial business loans	54,466	13.72	50,746	13.04	27,003	7.99	21,192	7.15	21,442	8.02	22,115	9.59
Consumer Loans:
Home equity	15,836	3.99	14,411	3.70	10,786	3.19	7,752	2.62	6,888	2.58	6,516	2.83
Other	2,998	0.75	3,107	0.80	3,936	1.16	7,174	2.42	6,039	2.26	4,072	1.77

Total loans	397,093	100.00%	389,225	100.00%	337,874	100.00%	296,321	100.00%	267,386	100.00%	230,489	100.00%

Net deferred loan fees	439		387		(209)		(349)		(228)		(323)
Allowance for loan losses	(2,835)		(2,688)		(3,067)		(2,861)		(2,605)		(2,284)

Loans, net	$394,697		$386,924		$334,598		$293,111		$264,553		$227,882

The following table sets forth certain information at March 31, 2004 regarding the dollar amount of loan maturities becoming due during the periods indicated. The table does not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

	Real Estate Loans	Commercial Business Loans	Consumer Loans	Total Loans
	(In thousands)
Amounts due in:
One year or less	$7,439	$7,535	$1,043	$16,017
More than one to five years	9,766	6,554	16,060	32,380
More than five years	306,588	40,377	1,731	348,696

Total	$323,793	$54,466	$18,834	$397,093

The following table sets forth the dollar amount of all loans at March 31, 2004 that are due after March 31, 2005 and have either fixed interest rates or floating or adjustable interest rates. The amounts shown below exclude applicable loans in process, unearned interest on consumer loans and deferred loan fees, net, and includes $1.4 million of nonperforming loans.

	Fixed Rates	Floating or Adjustable Rates	Total
	(In thousands)
Real estate loans:
Residential	$192,885	$34,535	$227,420
Commercial	12,588	63,949	76,537
Construction	11,259	1,138	12,397
Commercial business loans	23,897	23,034	46,931
Consumer Loans	7,634	10,157	17,791

Total	$248,263	$132,813	$381,076

The following table shows loan origination, purchase and sale activity during the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(In thousands)
Total loans at beginning of period	$389,225	$337,874	$337,874	$296,321	$267,386	$230,489	$213,878

Loans originated:
Real estate	$21,138	$36,025	$180,962	$133,150	$95,297	$63,641	$56,153
Commercial business	3,244	1,617	10,034	4,025	8,437	7,525	3,485
Consumer	3,459	3,071	16,682	11,837	15,297	7,514	9,091

Total loans originated	27,841	40,713	207,678	149,012	119,031	78,680	68,729
Loans purchased	3,554	2,364	26,448	3,538	1,281	1,944	8,007
Deduct:
Real estate loan principal repayments	13,860	23,896	133,155	84,388	55,460	25,528	45,582
Loan sales	4,446	5,957	22,996	12,795	12,690	2,703	2,527
Other repayments	5,221	6,532	26,624	13,814	23,227	15,496	12,016

Net loan activity	7,868	6,692	51,351	41,553	28,935	36,897	16,611

Total loans at end of period	$397,093	$344,566	$389,225	$337,874	$296,321	$267,386	$230,489

Allowance for Loan Losses. The allowance for loan losses is a valuation allowance for probable losses inherent in the loan portfolio. We evaluate the need to establish allowances against losses on loans on a monthly basis. When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of four key elements: (1) specific allowances for identified problem loans; (2) a general valuation allowance on certain identified problem loans; (3) a general valuation allowance on the remainder of the loan portfolio; and (4) a specific allowance required for certain impaired or collateral-dependent loans. Additionally, the allowance consists of an unallocated component, which reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Specific Allowance on Identified Problem Loans. The loan portfolio is segregated first between loans that are on our “watch list” and loans that are not. Our watch list includes loans:

•	60 or more days delinquent;

•	with anticipated losses;

•	loans referred to attorneys for collection or in the process of foreclosure;

•	non-accrual loans;

•	loans classified as substandard, doubtful or loss by either our internal classification system or by regulators during the course of their examination of us; and

•	troubled debt restructurings and other non-performing loans.

The watched asset committee, consisting of six of our officers, will review each loan on the watch list and establish an individual reserve allocation on certain loans based on such factors as: (1) the strength of the customer’s personal or business cash flow; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.

General Valuation Allowance on Certain Identified Problem Loans. We also establish a general reserve for watch list loans that do not have an individual reserve. We segregate these loans by loan category and assign allowance percentages to each category based on inherent losses associated with each type of lending and consideration that these loans, in the aggregate, represent an above-average credit risk and that more of these loans will prove to be uncollectible compared to loans in the general portfolio.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish another general reserve for loans that are not on the watch list to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and projected future losses. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary lending areas, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, specific industry conditions within portfolio segments, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are reevaluated annually to ensure their relevance in the current real estate environment.

Specific Allowance Required for Certain Impaired or Collateral-Dependent Loans. We also establish a reserve for certain impaired loans for the amounts by which the discounted cash flows (or collateral value or observable market price) are lower than the carrying value of the loan. Under current accounting guidelines, a loan is defined as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due under the contractual terms of the loan agreement. At March 31, 2004 and December 31, 2003, loans that were considered impaired amounted to $1.5 million and $1.8 million, respectively.

The Office of Thrift Supervision, as an integral part of its examination process, will periodically review our allowance for loan losses. The Office of Thrift Supervision may require us to make additional provisions for loan losses based on judgments different from ours.

At March 31, 2004, our allowance for loan losses represented 0.71% of total gross loans and 207.39% of nonperforming loans. The allowance for loan losses increased from $2.7 million at December 31, 2003 to $2.8 million at March 31, 2004.

At December 31, 2003, our allowance for loan losses represented 0.69% of total gross loans and 207.57% of nonperforming loans. The allowance for loan losses decreased from $3.1 million at December 31, 2002 to $2.7 million at December 31, 2003, due to charge-offs of $2.1 million, offset by the provision for loan losses of $1.6 million. The higher provision for loan losses in 2003 reflected the increase in charge-offs in 2003, an increase in the size of the loan portfolio and the increased origination of commercial business loans, which carry a higher risk of default.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with generally accepted accounting principles, there can be no assurance that regulators, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Summary of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the periods indicated. Where specific loan loss allowances have been established, any difference between the loss allowance and the amount of loss realized has been charged or credited to current income.

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
	(Dollars in thousands)
Allowance at beginning of period	$2,688	$3,067	$3,067	$2,861	$2,605	$2,284	$2,472

Provision for loan losses	$150	$175	$1,602	$537	$440	$290	$300
Charge offs:
Real estate loans	—	(177)	(1,523)	(77)	(40)	(86)	(530)
Commercial business loans	—	(44)	(374)	(111)	(218)	(18)	(68)
Consumer Loans	(6)	(62)	(216)	(218)	(146)	(5)	(27)

Total charge-offs	(6)	(283)	(2,113)	(406)	(404)	(109)	(625)
Recoveries:
Real estate loans	1	50	89	35	40	60	111
Commercial business loans	1	—	24	32	161	70	21
Consumer Loans	1	2	19	8	19	10	5

Total recoveries	3	52	132	75	220	140	137

Net charge-offs	(3)	(231)	(1,981)	(331)	(184)	31	(488)

Allowance at end of period	$2,835	$3,011	$2,688	$3,067	$2,861	$2,605	$2,284

Allowance to nonperforming loans	207.39%	218.51%	207.57%	166.50%	130.64%	170.15%	200.18%
Allowance to total loans outstanding at the end of the period	0.71%	0.87%	0.69%	0.91%	0.97%	0.97%	0.99%
Net charge-offs (recoveries) to average loans outstanding during the period	0.01%	0.07%	0.55%	0.11%	0.07%	(0.01)%	0.21%

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

	At March 31, 2004			At December 31,
				2003			2002
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate	$2,161	76.23%	81.54%	$2,093	77.86%	82.46%	$2,237	72.94%	87.66%
Commercial business	524	18.48	13.72	461	17.15	13.04	488	15.91	7.99
Consumer	106	3.74	4.74	80	2.98	4.50	318	10.37	4.35
Unallocated	44	1.55	—	54	2.01	—	24	0.78	—

Total allowance for loan losses	$2,835	100.00%	100.00%	$2,688	100.00%	100.00%	$3,067	100.00%	100.00%

	At December 31,
	2001			2000			1999
	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans	Amount	% of Allowance to Total Allowance	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate	$1,866	65.22%	87.81%	$1,759	67.52%	87.14%	$1,351	59.15%	85.81%
Commercial business	647	22.62	7.15	537	20.61	8.02	547	23.95	9.59
Consumer	277	9.68	5.04	139	5.34	4.84	181	7.92	4.60
Unallocated	71	2.48	—	170	6.53	—	205	8.98	—

Total allowance for loan losses	$2,861	100.00%	100.00%	$2,605	100.00%	100.00%	$2,284	100.00%	100.00%

Nonperforming and Classified Assets. When a loan becomes 90 days delinquent, the loan is placed on nonaccrual status at which time the accrual of interest ceases and the allowance for any uncollectible accrued interest is established and charged against operations. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until it is sold. When property is acquired it is recorded at the lower of its cost, which is the unpaid balance of the loan plus foreclosure costs, or fair value at the date of foreclosure. Holding costs and declines in fair value after acquisition of the property result in charges against income.

Nonperforming assets totaled $1.7 million, or 0.3% of total assets, at March 31, 2004, which was an increase of $71,000, or 6.3%, from December 31, 2003. Nonaccrual loans accounted for nearly 81% of the total nonperforming assets at March 31, 2004. At March 31, 2004, nonaccrual loans were comprised of $1.3 million in real estate loans, $63,000 in commercial business loans, and $39,000 in consumer loans. At March 31, 2004, no amount of the allowance for loan losses was related to nonaccrual real estate loans.

Nonperforming assets totaled $1.6 million, or 0.3% of total assets, at December 31, 2003, which was a decrease of $261,000, or 13.8%, from $1.9 million, or 0.4% of total assets, at December 31, 2002. Nonaccrual loans accounted for almost 80% of the total nonperforming assets at December 31, 2003 and almost all of nonperforming assets at December 31, 2002. At December 31, 2003, nonaccrual loans consisted of $1.2 million in real estate loans and $65,000 in commercial business loans. At December 31, 2002, nonaccrual loans consisted of $1.3 million in real estate loans, $418,000 in commercial business loans and $72,000 in consumer loans. At December 31, 2003, no amount of the allowance for loan losses was related to nonaccrual real estate loans. At December 31, 2002, $166,000 of the allowance for loan losses was related to nonaccrual real estate loans.

The following table provides information with respect to our nonperforming assets at the dates indicated.

	At March 31, 2004	At December 31,
		2003	2002	2001	2000	1999
	(Dollars in thousands)
Nonaccrual loans:
Real estate	$1,265	$1,230	$1,347	$1,597	$1,028	$1,043
Commercial business	63	65	418	517	86	25
Consumer	39	—	72	29	23	—

Total	1,367	1,295	1,837	2,143	1,137	1,068
Accruing loans past due 90 days or more:
Real estate	—	—	5	46	394	73
Commercial business	—	—	—	1	—	—
Consumer	—	—	—	—	—	—

Total	—	—	5	47	394	73
Total of nonaccrual and 90 days or more past due loans	1,367	1,295	1,842	2,190	1,531	1,141
Real estate owned	328	328	43	101	106	206
Other nonperforming assets	—	—	—	—	—	—

Total nonperforming assets	1,695	1,623	1,885	2,291	1,637	1,347
Troubled debt restructurings	77	77	78	78	79	80

Troubled debt restructurings and total nonperforming assets	$1,772	$1,700	$1,963	$2,369	$1,716	$1,427

Total nonperforming loans to total loans	0.34%	0.33%	0.55%	0.74%	0.57%	0.50%
Total nonperforming loans to total assets	0.25%	0.25%	0.38%	0.51%	0.41%	0.34%
Total nonperforming assets and troubled debt restructurings to total assets	0.33%	0.33%	0.40%	0.55%	0.46%	0.42%

Other than disclosed in the above table, there are no other loans at March 31, 2004 that management has serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

Interest income that would have been recorded for the three months ended March 31, 2004 and for the year ended December 31, 2003 had nonaccruing loans and troubled debt restructurings been current according to their original terms amounted to $31,000 and $67,000, respectively. The amount of interest related to nonaccrual loans and troubled debt restructurings included in interest income was $1,000 and $0 for the three months ended March 31, 2004 and for the year ended December 31, 2003, respectively.

Federal regulations require us to review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful we establish a specific allowance for loan losses. If we classify an asset as loss, we must either establish specific allowances for loan losses in an amount equal to 100% of the portion of the asset classified loss or charge off such amount.

The following table shows the aggregate amounts of our classified assets at the dates indicated.

	At March 31, 2004	At December 31,
		2003	2002
	(In thousands)
Special mention assets	$3,493	$3,794	$6,258
Substandard assets	2,473	1,972	4,059
Doubtful assets	142	—	22
Loss assets	10	—	25

Total classified assets	$6,118	$5,766	$10,364

Of the $2.5 million substandard assets at March 31, 2004, $1.4 million are considered nonperforming loans. The substandard assets of $2.0 million at December 31, 2003, and $4.1 million at December 31, 2002 include $1.3 million and $1.8 million, respectively, in nonperforming loans. At March 31, 2004, all loans included in the $3.5 million special mention assets were current.

Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

	At March 31, 2004		At December 31,
			2003		2002		2001
	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due
	(In thousands)
Real estate loans	$378	$—	$168	$656	$366	$—	$345	$64
Commercial business loans	2	—	3	—	475	—	72	17
Consumer loans	7	—	34	—	29	15	27	17

Total	$387	$—	$205	$656	$870	$15	$444	$98

Securities. Our securities portfolio consists primarily of U.S. Government and agency securities with maturities of 25 years or less and mortgage-backed and corporate debt securities with stated final maturities of 23 years or less. Securities increased $3.7 million, or 4.6%, in the three months ended March 31, 2004 as a result of the investment of excess liquidity into investment securities.

The following table sets forth the carrying values and fair values of our securities portfolio at the dates indicated.

	At March 31, 2004		At December 31,
			2003		2002		2001
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Securities available for sale:
U.S. Government and agency securities	$47,337	$47,949	$38,583	$38,999	$27,931	$28,821	$18,507	$18,811
Mortgage-backed securities	17,400	16,880	19,050	18,364	32,569	32,770	36,260	36,665
Corporate debt securities	11,873	12,678	15,540	16,451	21,054	21,779	19,438	19,860
Obligations of state and political subdivisions	3,129	3,223	3,129	3,217	3,199	3,309	1,644	1,705
Other debt securities	75	75	75	75	75	75	75	75

Total debt securities	79,814	80,805	76,377	77,106	84,828	86,754	75,924	77,116
Marketable equity securities	531	591	531	587	1,251	1,160	1,711	1,581
Securities held to maturity:
Mortgage-backed securities	1,688	1,497	1,728	1,344	9,463	8,985	13,197	13,179

Total	$82,033	$82,893	$78,636	$79,037	$95,542	$96,899	$90,832	$91,876

At March 31, 2004, we had an investment in mortgage-backed securities issued by Nomura Asset Capital Corp. with an amortized cost of $4.8 million and a fair value of $4.6 million and an investment in manufactured housing loan-backed securities issued by Bombadier Capital Mortgage with an amortized cost of $3.5 million and a fair value of $3.0 million. We had no other investments that had an aggregate book value in excess of 10% of our equity at March 31, 2004.

The following table sets forth the stated maturities and weighted average yields of securities at March 31, 2004. Certain mortgage-backed securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below. At March 31, 2004, mortgage-backed securities with adjustable rates totaled $5.0 million.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
U.S. Government and agency securities	$5,004	5.03%	$37,658	4.27%	$2,102	2.66%	$2,573	3.09%	$47,337	4.22%
Mortgage-backed securities	—	—	4,912	6.64	—	—	12,488	5.03	17,400	5.49
Corporate debt securities	—	—	9,007	6.58	—	—	2,866	1.71	11,873	5.40
Obligations of state and political subdivisions	1,070	2.59	1,279	6.14	280	3.88	500	5.67	3,129	4.66
Other debt securities	—	—	25	5.50	50	5.63	—	—	75	5.58

Total debt securities	6,074	4.60	52,881	4.93	2,432	2.86	18,427	4.26	79,814	5.12
Marketable equity securities	—	—	—	—	—	—	531	5.23	531	5.23
Securities held to maturity:
Mortgage-backed securities	—	—	—	—	—	—	1,688	8.29	1,688	8.29

Total	$6,074	4.60%	$52,881	4.93%	$2,432	2.86%	$20,646	4.60%	$82,033	4.77%

Other Assets. Other assets increased approximately $258,000 for the three months ended March 31, 2004. The increase in other assets was primarily due to increases in prepaid expenses.

Premises and equipment. Land and buildings decreased approximately $70,000 for the three months ended March 31, 2004. Furniture and equipment decreased approximately $54,000 for the three months ended March 31, 2004. Leasehold improvements decreased approximately $32,000 for the three months ended March 31, 2004. All of the decreases were due to depreciation and amortization.

Deposits. Our primary source of funds are retail deposit accounts held primarily by individuals and businesses within our market area. The deposit base is comprised of demand deposits, NOW checking, savings, money market and time deposits. Included in deposits at March 31, 2004 was $5.0 million in brokered deposits with a yield of 3.40%, which has a maturity date of December 24, 2007. Deposits increased $8.3 million, or 2.0%, for the three months ended March 31, 2004. The increase in deposits consisted primarily of an increase in NOW and money market accounts and certificates of deposit. The increase was attributable primarily to competitive interest rates and the movement of customer funds out of riskier investments, including the stock market.

The following table sets forth the balances of our deposit products, including mortgagors’ escrow accounts, at the dates indicated.

	At March 31, 2004	At December 31,
		2003	2002	2001
	(In thousands)
Noninterest-bearing demand deposits	$38,812	$40,371	$37,624	$35,256
NOW and money market accounts	106,018	101,852	90,516	82,067
Savings accounts	89,342	89,846	84,201	72,558
Certificates of deposit	191,427	185,242	185,974	173,148

Total	$425,599	$417,311	$398,315	$363,029

The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity as of March 31, 2004. Jumbo certificates of deposit require minimum deposits of $100,000.

Maturity Period	Certificates of Deposits
(In thousands)
Three months or less	$7,199
Over three through six months	7,644
Over six through twelve months	5,539
Over twelve months	20,539

Total	$40,921

The following table sets forth time deposits classified by rates at the dates indicated.

	At March 31, 2004	At December 31,
		2003	2002	2001
	(In thousands)
0.00 - 1.00%	$7,305	$15,811	$—	$—
1.01 - 2.00%	71,243	63,785	33,087	54
2.01 - 3.00%	34,379	29,056	62,792	17,840
3.01 - 4.00%	42,135	39,875	31,492	30,008
4.01 - 5.00%	22,972	22,778	29,247	56,344
5.01 - 6.00%	11,433	11,944	27,256	38,348
6.01 - 7.23%	1,960	1,993	2,100	30,554

Total	$191,427	$185,242	$185,974	$173,148

The following table sets forth the amount and maturities of time deposits at March 31, 2004.

	Amount Due					Total	Percent of Total Certificate Accounts
	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years to Four Years	More Than Four Years
	(Dollars in thousands)
0.00 - 1.00%	$7,305	$—	$—	$—	$—	$7,305	3.8%
1.01 - 2.00%	63,727	7,130	386	—	—	71,243	37.2
2.01 - 3.00%	6,764	10,072	17,500	43	—	34,379	18.0
3.01 - 4.00%	20,220	3,265	4,808	8,300	5,542	42,135	22.0
4.01 - 5.00%	4,687	9,726	3,237	5,101	221	22,972	12.0
5.01 - 6.00%	1,154	584	4,101	5,270	324	11,433	6.0
6.01 - 7.02%	61	1,812	7	80	—	1,960	1.0

Total	$103,918	$32,589	$30,039	$18,794	$6,087	$191,427	100.00%

The following table sets forth deposit activity for the periods indicated, including mortgagors’ escrow accounts.

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(In thousands)
Beginning balance	$417,311	$398,315	$398,315	$363,029	$321,822
Increase before interest credited	6,835	4,751	12,389	26,781	29,763
Interest credited	1,453	1,802	6,607	8,505	11,444

Net increase in deposits	8,288	6,553	18,996	35,286	41,207

Ending balance	$425,599	$404,868	$417,311	$398,315	$363,029

Borrowings. We utilize advances from the Federal Home Loan Bank of Boston to supplement our supply of lendable funds and to meet deposit withdrawal requirements. Additionally, to a much lesser extent, we utilize the proceeds raised from our issuance of trust preferred securities in 2002. See “Our Business — Deposit Activities — Subordinated Debt” for further discussion of the subordinated debt and the trust preferred securities. Also, we occasionally utilize collateralized borrowings, which represent loans sold that do not meet the criteria for derecognition, due primarily to recourse and other provisions that could not be measured at the date of transfer. Such borrowings are derecognized when all recourse and other provisions that could not be measured at the time of transfer either expire or become measurable. We had no collateralized borrowings at March 31, 2004.

	Three Months Ended March 31,		Year Ended December 31,
	2004	2003	2003	2002	2001
	(In thousands)
Maximum amount of advances outstanding at any month end during the period:
FHLB advances	$64,997	$46,665	$57,168	$47,718	$36,335
Subordinated debt	7,217	7,217	7,217	7,217	—
Other borrowings	—	1,951	1,951	1,955	—
Average advances outstanding during the period:
FHLB advances	$62,650	$45,163	$49,693	$40,618	$31,870
Subordinated debt	7,217	7,217	7,217	4,718	—
Other borrowings	—	1,649	1,223	1,378	—
Weighted average interest rate during the period:
FHLB advances	4.29%	4.95%	4.66%	5.28%	5.65%
Subordinated debt	4.85	5.23	4.99	6.38	—
Other borrowings	—	4.67	6.00	6.31	—
Balance outstanding at end of period:
FHLB advances	$64,997	$46,665	$57,168	$43,918	$35,183
Subordinated debt	7,217	7,217	7,217	7,217	—
Other borrowings	—	1,101	—	1,951	—
Weighted average interest rate at end of period:
FHLB advances	4.14%	4.78%	4.29%	4.94%	5.49%
Subordinated debt	4.92	5.32	4.85	5.32	—
Other borrowings	—	6.68	—	6.68	—

Results of Operations for the Three Months Ended March 31, 2004 and 2003

Overview.

	2004	2003	%Change
	(Dollars in thousands)
Net income	$804	$950	(15.4)%
Return on average assets (annualized)	0.62%	0.79%	(21.5)%
Return on average equity (annualized)	9.32%	12.07%	(22.8)%
Average equity to average assets	6.62%	6.58%	0.6%

Net income decreased primarily as a result of an increase in noninterest expense. Net interest income remained relatively stable as increased interest-earning assets and a lower cost of funds was offset by a lower yield on interest-earning assets.

Net Interest Income. Net interest income decreased $8,000, or 0.2%, to $4.5 million for the three months ended March 31, 2004, primarily resulting from a decrease in the yield on interest-earning assets, which was offset by an increase in the average balance of loans and a decrease in the cost of funds.

Total interest and dividend income decreased $212,000, or 3.0%, to $6.8 million for the three months ended March 31, 2004, resulting from a decrease in the average yield, which more than offset an increase in the volume of interest-earning assets. For the three months ended March 31, 2004, the average yield on loans decreased 91 basis points to 6.05% and the average yield on investment securities decreased 29 basis points to 4.07%. The decreases in yield were primarily due to the lower interest rate environment. This decreased yield was partially offset by an increase in average interest-earning assets as average loans increased $50.6 million, or 14.8%, to $392.8 million, offset by a decrease in the average balance of investment securities of $16.2 million, or 16.3%, to $83.5 million.

Total interest expense decreased $204,000, or 8.3%, to $2.3 million for the three months ended March 31, 2004 due primarily to a decrease in the average rate paid, which more than offset an increase in the average balance. The average interest rate paid on deposits decreased 42 basis points as a result of the prevailing low interest rate environment. The rate paid on deposits decreased at a slower rate than the yield on interest-earning assets as many of the deposits have already hit predetermined floors. Additionally, the cost of funds decreased at a slower rate than the yield on interest-earning assets as we increased our reliance on borrowed funds, which carry higher rates of interest. The average balance of FHLB advances increased $17.5 million, or 38.7%, to $62.7 million for the three months ended March 31, 2004. The advances have longer durations and were obtained to better match the durations of the longer-term mortgage loans in our portfolio.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average daily balances, and nonaccrual loans are included in average balances only. Loan fees are included in interest income on loans and are insignificant. Interest income on loans and investment securities has not been calculated on a tax equivalent basis because the impact would be insignificant.

		Three Months Ended March 31,
	At March 31, 2004	2004			2003
	Weighted Average Rate	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans	6.02%	$392,776	$5,910	6.05%	$342,223	$5,877	6.96%
Investment securities	3.94	83,490	845	4.07	99,711	1,072	4.36
Other interest-earning assets	1.21	8,526	28	1.32	11,274	46	1.65

Total interest-earning assets	5.55	484,792	6,783	5.63	453,208	6,995	6.26

Noninterest-earning assets		39,121			31,932

Total assets		$523,913			$485,140

Liabilities and equity:
Interest-bearing liabilities:
NOW and Money Market accounts	0.34	$101,865	87	0.34	$91,683	125	0.55
Savings accounts (1)	0.59	88,004	131	0.60	84,086	193	0.93
Certificates of deposit	2.74	188,363	1,276	2.72	186,184	1,473	3.21

Total interest-bearing deposits	1.59	378,232	1,494	1.59	361,953	1,791	2.01
FHLB advances	4.20	62,650	669	4.29	45,163	551	4.95
Subordinated debt	4.92	7,217	87	4.85	7,217	93	5.23
Other borrowings	—	—	—	—	1,649	19	4.67

Total interest-bearing liabilities	2.02	448,099	2,250	2.02	415,982	2,454	2.39
Noninterest-bearing liabilities		41,109			37,232

Total liabilities		489,208			453,214

Capital		34,705			31,926

Total liabilities and capital		$523,913			$485,140

Net interest income			$4,533			$4,541
Interest rate spread	3.53%			3.61%			3.87%
Net interest margin	3.69%			3.76%			4.06%
Average interest-earning assets to average interest-bearing liabilities	—	108.19%			108.95%

(1)	Includes mortgagors’ escrow accounts.

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Three Months Ended March 31, 2004 Compared to Three Months Ended March 31, 2003
	Increase (Decrease) Due to
	Volume	Rate	Net
	(In thousands)
Interest and dividend income:
Loans receivable	$838	$(805)	$33
Investment securities	(163)	(64)	(227)
Daily interest-bearing deposits and other interest-earning assets	(10)	(8)	(18)

Total interest-earning assets	665	(877)	(212)
Interest expense:
Deposits (1)	38	(335)	(297)
FHLB advances	203	(85)	118
Subordinated debt	—	(6)	(6)
Other borrowings	(10)	(9)	(19)

Total interest-bearing liabilities	231	(435)	(204)

Net change in interest income	$434	$(442)	$(8)

(1)	Includes mortgagors’ escrow accounts.

Provision for Loan Losses. Provisions for loan losses decreased $25,000, or 14.3%, from $175,000 for the three months ended March 31, 2003 to $150,000 for the three months ended March 31, 2004. The lower provision reflected lower charged-off loans and decreased non-performing assets.

An analysis of the changes in the allowance for loan losses is presented under “–Allowance for Loan Losses and Asset Quality.”

Noninterest Income. The following table shows the components of noninterest income for the three months ended March 31, 2004 and 2003.

	Three Months Ended March 31,
	2004	2003	% Change
	(Dollars in thousands)
Service charges	$803	$735	9.3%
Wealth management fees	250	197	26.9
Net gain on sale of securities	184	56	228.6
Net (loss) gain on sale of loans	(25)	85	(129.4)
Other	23	143	(83.9)

Total	$1,235	$1,216	1.6

Service charges increased due to increased fees from electronic banking and deposit services. Wealth management fees increased due to an increase in assets under management by the trust department and due to increased sales of insurance products. Net gain on the sale of securities increased as we sold more securities in the three months ended March 31, 2004 to shorten the duration of the investment portfolio and improve our overall credit quality by taking advantage of the low interest rate environment. Net gain on the sale of loans decreased due to decreased loan origination activity. The decrease in other income was due to nonrecurring credits associated with discontinued employee benefit plans recognized in 2003.

Noninterest Expense. The following table shows the components of noninterest expense and the percentage changes for the three months ended March 31, 2004 and 2003.

	Three Months Ended March 31,
	2004	2003	% Change
	(Dollars in thousands)
Salaries and employee benefits	$2,282	$2,164	5.5%
Occupancy	583	551	5.8
Furniture and equipment	260	250	4.0
Computer services	256	230	11.3
Professional services	142	66	115.2
Marketing	120	102	17.6
Supplies	82	92	(10.9)
FDIC deposit insurance and state assessment	24	19	26.3
Impairment charge - other assets	51	—	N/A
Other real estate operations	7	11	(36.4)
Other	626	621	0.8

Total	$4,433	$4,106	8.0

Salary and employee benefits increased due to additional compensation related to an increase in employees in connection with our growth, especially the hiring of additional staff in the commercial lending and credit control areas. Computer services increased due to a higher number of transaction accounts and the increased costs of computer security. Professional services increased due to the conversion to a federal charter. Impairment charges increased due to a charge to reduce the carrying value of our investment in a small business investment company limited partnership. At March 31, 2004, the carrying value of this investment was $495,000.

Income Taxes. Income taxes decreased as a result of a decrease in earnings and the addition of certain tax exempt investments and increases in the cash value of Bank-Owned Life Insurance. The effective tax rate for the three months ended March 31, 2004 was 32.2% compared with 35.6% for the same period in 2003.

Results of Operations for the Years Ended December 31, 2003, 2002 and 2001

Overview.

	2003	2002	2001	% Change 2003/2002	% Change 2002/2001
	(Dollars in thousands)
Net income	$3,385	$3,082	$1,916	9.8%	60.9%
Return on average assets	0.67%	0.68%	0.48%	(1.5)%	41.7%
Return on average equity	10.34%	10.46%	7.19%	(1.1)%	45.5%
Average equity to average assets	6.51%	6.49%	6.71%	0.3%	(3.3)%

2003 vs. 2002. Net income increased due primarily to an increase in net interest income and noninterest income, offset by an increase in noninterest expense and the provision for loan losses. Net interest income increased primarily as a result of a higher volume of interest-earning assets and a decrease in the cost of funds.

2002 vs. 2001. Net income increased due primarily to higher net interest income, offset by an increase in noninterest expense, a slight decrease in noninterest income and a modest increase in the provision for loan losses. Net interest income increased primarily as a result of an increase in interest-earning assets and a lower cost of funds, offset by a decrease in the yield on interest-earning assets.

Net Interest Income.

2003 vs. 2002. Net interest income increased $1.3 million, or 7.3%, to $18.6 million for 2003. The increase in net interest income for 2003 was primarily attributable to a higher volume of interest-earning assets and a decrease in the cost of funds.

Total interest income decreased $400,000, or 1.4%, to $27.9 million for 2003, resulting from a decrease in the average yield, which more than offset an increase in the volume of interest-earning assets. During 2003, average interest-earning assets increased by $37.9 million, or 8.9%, to $463.2 million, while the average yield decreased 63 basis points to 6.03%. The composition of interest-earning assets generally consists of loans and securities. The increase in average interest-earning assets was primarily due to an increase in the average balance of loans, which were partially offset by a decrease in investment securities. Interest on investment securities decreased 21.7% due to the decrease in yields. Interest on loans receivable increased $807,000, or 3.5%, to $23.8 million for 2003 due to an increase in the volume of loans, offset by a decrease in yield. During 2003, we originated loans at lower interest rates due to the prevailing low interest rate environment.

Total interest expense decreased $1.7 million, or 15.1%, to $9.3 million for 2003 due primarily to a decrease in the average rate paid on deposits, which more than offset an increase in the average balance. The average interest rate paid on deposits decreased 70 basis points as a result of the prevailing low interest rate environment. During 2003, we emphasized low cost transaction accounts and our customers preferred to invest in lower rate, shorter-term certificates of deposit.

2002 vs. 2001. Net interest income increased $2.9 million, or 19.8%, to $17.3 million for 2002 due primarily to a higher volume of loans and mortgage-backed securities and a decrease in the rate paid on deposits, offset by a lower yield on interest-earning assets and increased deposits. Average interest-earning assets increased $51.0 million, or 13.6%, to $425.2 million for 2002 while the cost of funds decreased 106 basis points. The average yield on interest-earning assets decreased 72 basis points. Average deposits increased $36.0 million, or 11.8%, to $342.5 million for 2002.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. For purposes of this table, average balances have been calculated using the average daily balances and nonaccrual loans are included in average balances only. Loan fees are included in interest income on loans and are insignificant. Interest income on loans and investment securities has not been calculated on a tax equivalent basis because the impact would be insignificant.

	Year Ended December 31,
	2003			2002			2001
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Loans	$360,655	$23,840	6.61%	$313,803	$23,033	7.34%	$282,290	$22,253	7.88%
Investment securities	92,353	3,935	4.26	99,416	5,023	5.05	80,642	4,926	6.11
Other interest-earning assets	10,142	155	1.53	11,989	274	2.29	11,274	428	3.80

Total interest-earning assets	463,150	27,930	6.03	425,208	28,330	6.66	374,206	27,607	7.38

Noninterest-earning assets	39,950			28,916			22,924

Total assets	$503,100			$454,124			$397,130

Liabilities and equity:
Interest-bearing liabilities:
NOW and Money Market accounts	$98,543	424	0.43	$86,293	685	0.79	$74,189	1,089	1.47
Savings accounts (1)	87,904	666	0.76	77,817	1,071	1.38	69,513	1,578	2.27
Certificates of deposit	185,181	5,507	2.97	178,379	6,724	3.77	162,742	8,686	5.34

Total interest-bearing deposits	371,628	6,597	1.78	342,489	8,480	2.48	306,444	11,353	3.70

FHLB advances	49,693	2,315	4.66	40,618	2,146	5.28	31,870	1,801	5.65
Subordinated debt	7,217	360	4.99	4,718	301	6.38	—	—	—
Other borrowings	1,233	74	6.00	1,378	87	6.31	—	—	—

Total interest-bearing liabilities	429,771	9,346	2.17	389,203	11,014	2.83	338,314	13,154	3.89
Noninterest-bearing liabilities	40,601			35,461			32,177

Total liabilities	470,372			424,664			370,491
Capital	32,728			29,460			26,639

Total liabilities and capital	$503,100			$454,124			$397,130

Net interest income		$18,584			$17,316			$14,453

Interest rate spread			3.86%			3.83%			3.49%
Net interest margin			4.01%			4.07%			3.86%
Average interest-earning assets to average interest - bearing liabilities	107.77%			109.25%			110.61%

(1)	Includes mortgagors’ escrow accounts.

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

	2003 Compared to 2002			2002 Compared to 2001
	Increase (Decrease) Due to			Increase (Decrease) Due to
	Volume	Rate	Net	Volume	Rate	Net
	(In thousands)
Interest and dividend income:
Loans receivable	$3,268	$(2,461)	$807	$2,399	$(1,619)	$780
Investment securities	(329)	(759)	(1,088)	1,048	(951)	97
Daily interest-bearing deposits and other interest-earning assets	(35)	(84)	(119)	22	(176)	(154)

Total interest-earning assets	2,904	(3,304)	(400)	3,469	(2,746)	723
Interest expense:
Deposits (1)	413	(2,296)	(1,883)	977	(3,850)	(2,873)
FHLB advances	451	(282)	169	478	(133)	345
Other borrowings	(9)	(4)	(13)	87	—	87
Subordinated debt	142	(83)	59	301	—	301

Total interest-bearing liabilities	997	(2,665)	(1,668)	1,843	(3,983)	(2,140)

Net change in interest income	$1,907	$(639)	$1,268	$1,626	$1,237	$2,863

(1)	Includes mortgagors’ escrow accounts.

Provision for Loan Losses.

2003 vs. 2002. Provisions for loan losses increased $1.1 million, or 198.3%, from $537,000 for 2002 to $1.6 million for 2003. The higher provision reflected significantly higher charge-offs, primarily due to the charge-off in 2003 of a $1.6 million commercial real estate loan, and a larger loan portfolio, including increased commercial business loans, which carry a higher risk of default.

2002 vs. 2001. Provisions for loan losses increased $97,000, or 22.0%, from $440,000 for 2001 to $537,000 for 2002. The higher provision reflected higher net charge-offs and a larger loan portfolio.

An analysis of the changes in the allowance for loan losses is presented under “–Allowance for Loan Losses and Asset Quality.”

Noninterest Income. The following table shows the components of noninterest income and the percentage changes from 2003 to 2002 and from 2002 to 2001.

	2003	2002	2001	% Change 2003/2002	% Change 2002/2001
	(Dollars in thousands)
Service charges	$3,116	$2,579	$2,332	20.8%	10.6%
Wealth management fees	849	766	765	10.8	0.1
Net (loss) gain on sale of securities	121	(258)	150	146.9	(272.0)
Net gain on sale of loans	393	107	23	267.3	365.2
Other	243	90	92	170.0	(2.2)

Total	$4,722	$3,284	$3,362	43.8	(2.3)

2003 vs. 2002. Service charges increased due to fees from increased electronic banking and deposit services. Wealth management fees increased due to an increase in assets under management by the trust department and due to increased sales of insurance products. The increase in the gain on the sale of securities for 2003 was due to normal repositioning activity in the securities portfolio in 2003 and due to a loss related to the write-down of interest-only strips in 2002. Net gain on the sale of loans increased due to additional sales of mortgage loans in the secondary market due to increased originations in the lower interest rate environment. The increase in other income in 2003 was due to nonrecurring credits associated with discontinued employee benefit plans recognized in 2003.

2002 vs. 2001. Service charges increased due to fees from electronic banking and deposit services. The loss on the sale of securities for 2002 primarily related to the write-down of interest-only strips. Net gain on the sale of loans increased due to additional sales of mortgage loans in the secondary market due to increased originations in the lower interest rate environment.

Noninterest Expense. The following table shows the components of noninterest expense and the percentage changes from 2003 to 2002 and from 2002 to 2001.

	2003	2002	2001	% Change 2003/2002	% Change 2002/2001
	(Dollars in thousands)
Salaries and employee benefits	$9,090	$8,278	$7,602	9.8%	8.9%
Occupancy	2,059	1,982	1,882	3.9	5.3
Furniture and equipment	914	1,000	1,105	(8.6)	(9.5)
Computer services	857	844	804	1.5	5.0
Professional services	310	290	336	6.9	(13.7)
Marketing	387	385	463	0.5	(16.8)
Supplies	266	292	290	(8.9)	0.7
FDIC deposit insurance and state assessment	75	76	64	(1.3)	18.8
Impairment charge - other assets	36	111	—	(67.6)	N/A
Other real estate operations	15	23	(69)	(34.8)	133.3
Other	2,598	2,113	1,993	22.9	6.0

Total	$16,606	$15,394	$14,470	7.9	6.4

2003 vs. 2002. Salary and employee benefits increased due to salary increases and additional compensation related to an increase in employees, higher commissions due to higher sales volumes and higher pension, insurance and payroll taxes. The impairment charges for 2003 and 2002 were recorded against our interest in a small business investment company limited partnership, which invests in the debt and equity securities of developing companies for which conventional financing is not available. The increase in other expenses was primarily due to increased costs associated with the increased customer use of electronic banking and additional filing and recording fees in connection with increased mortgage originations.

2002 vs. 2001. Salary and employee benefits increased due to salary increases and additional compensation related to an increase in employees, higher commissions due to higher sales volumes and higher pension, insurance and payroll taxes. The impairment charge for 2002 was recorded against our interest in a small business investment company limited partnership, which invests in the debt and equity securities of developing companies for which conventional financing is not available. The increase in other expenses was primarily due to increased costs associated with the increased customer use of electronic banking, the expansion of our ATM network and internet banking products and the outsourcing of our internal audit function.

Income Taxes.

2003 vs. 2002. Income taxes increased due to a higher level of taxable income. The effective tax rate for 2003 and 2002 was 34%.

2002 vs. 2001. Income taxes increased due to a higher level of taxable income. The effective tax rate for 2002 and 2001 was 34%.

Market Risk Analysis

Qualitative Aspects of Market Risk. Our most significant form of market risk is interest rate risk. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. Deposit accounts typically react more quickly to changes in market interest rates than mortgage loans because of the shorter maturities of deposits. As a result, sharp increases in interest rates may adversely affect our earnings while decreases in interest rates may beneficially affect our earnings. To reduce the potential volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Pursuant to this strategy, we originate adjustable-rate mortgage loans for retention in our loan portfolio. However, the ability to originate adjustable-rate loans depends to a great extent on market interest rates and borrowers’ preferences. As an alternative to adjustable-rate mortgage loans, we offer fixed-rate mortgage loans with maturities of fifteen years. This product enables us to compete in the fixed-rate mortgage market while maintaining a shorter maturity. Fixed-rate mortgage loans typically have an adverse effect on interest rate sensitivity compared to adjustable-rate loans. Accordingly, we have sold more longer-term fixed-rate mortgage loans in the secondary market in recent periods to manage interest rate risk. In recent years, we also have used investment securities with terms of three years or less, longer-term borrowings from the Federal Home Loan Bank and a 4-year $5.0 million brokered deposit to help manage interest rate risk. We currently do not participate in hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments.

We have an Asset/Liability Committee to communicate, coordinate and control all aspects involving asset/liability management. The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

Quantitative Aspects of Market Risk. We analyze our interest rate sensitivity position to manage the risk associated with interest rate movements through the use of interest income simulation. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest sensitive.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period.

Our goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income. Interest income simulations are completed quarterly and presented to the Asset/Liability Committee. The simulations provide an estimate of the impact of changes in interest rates on net interest income under a range of assumptions. The numerous assumptions used in the simulation process are reviewed by the Asset/Liability Committee on a quarterly basis. Changes to these assumptions can significantly affect the results of the simulation. The simulation incorporates assumptions regarding the potential timing in the repricing of certain assets and liabilities when market rates change and the changes in spreads between different market rates. The simulation analysis incorporates management’s current assessment of the risk that pricing margins will change adversely over time due to competition or other factors.

Simulation analysis is only an estimate of our interest rate risk exposure at a particular point in time. We continually review the potential effect changes in interest rates could have on the repayment of rate sensitive assets and funding requirements of rate sensitive liabilities.

The table below sets forth an approximation of our exposure as a percentage of estimated net interest income for the next twelve and twenty-four month periods using interest income simulation. The simulation uses projected repricing of assets and liabilities at March 31, 2004 and at December 31, 2003 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments. Prepayment rates can have a significant impact on interest income simulation. Because of the large percentage of loans and mortgage-backed securities we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn effect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe such assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security, collateralized mortgage obligation and loan repayment activity.

	At March 31, 2004
	Percentage Change in Estimated Net Interest Income Over
	12 Months	24 Months
300 basis point increase in rates	(10.30%)	(10.19%)
200 basis point increase in rates	(3.79%)	(2.57%)
100 basis point increase in rates	0.42%	2.74%
100 basis point decrease in rates	(0.83%)	(2.48%)

	At December 31, 2003
	Percentage Change in Estimated Net Interest Income Over
	12 Months	24 Months
300 basis point increase in rates	(9.80%)	(9.29%)
100 basis point increase in rates	0.84%	3.13%
100 basis point decrease in rates	(1.94%)	(4.69%)

The Asset/Liability Committee policy states that the Company has established acceptable levels of interest rate risk as follows:

“Projected Net Interest Income over the next twelve months will not be reduced by more than 5% given a change in interest rates for each 100 basis points (+ or -) over a one year horizon. This limit will be re-evaluated on a periodic basis (not less than annually) and may be modified, as appropriate.”

Management believes that under the current rate environment, a change of interest rates downward of 200 basis points is a highly remote interest rate scenario. Therefore, management modified the limit and a 100 basis point decrease in interest rates was used. This limit will be re-evaluated periodically and may be modified as appropriate. Further, management did not include a 200 basis point increase in the simulation model used for

December 31, 2003. However, as interest rates begin to increase in 2004 the 200 basis point increase was viewed as more meaningful and added to the model for March 31, 2004.

The 300, 200 and 100 basis point change in rates in the above table at March 31, 2004 is assumed to occur evenly over the next twelve months. Based on the scenario above, net interest income would be adversely affected (within our internal guidelines) in both the twelve and twenty-four month periods if rates rose by 200 or 300 basis points or in a declining rate environment. An increase in rates of 100 basis points would slightly increase net interest income in both the twelve and twenty-four month periods. Using data at March 31, 2004, for each percentage point change in net interest income, the effect on net income would be $30,000, assuming a 34% tax rate.

The 300 basis point change in rates in the above table at December 31, 2003 is assumed to occur evenly over the next twelve months. Based on the scenario above, net income would be adversely affected (within our internal guidelines) in both the twelve and twenty-four months periods in a declining rate environment. If rates rose by 300 basis points, net interest income would be adversely affected over the next twelve and twenty four months. An increase in rates of 100 basis points would slightly increase net interest income in both the twelve and twenty-four month periods. Using data at December 31, 2003, for each percentage point change in net interest income, the effect on net income would be $123,000, assuming a 34% tax rate.

The changes in interest rate sensitivity at March 31, 2004 and December 31, 2003 reflects our continued use of longer-term borrowings in the first quarter of 2004.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments, maturities and sales of investment securities and borrowings from the Federal Home Loan Bank of Boston. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of (1) expected loan demand, (2) expected deposit flows, (3) yields available on interest-earning deposits and securities and (4) the objectives of our asset/liability management, funds management and liquidity policies. Our policy is to maintain liquid assets less short term liabilities within a range of 12.5% to 20% of total assets. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term U.S. Government agency obligations.

Our most liquid assets are cash and cash equivalents and interest-bearing deposits. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. At March 31, 2004, cash and cash equivalents totaled $36.8 million, including interest-bearing deposits of $17.8 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $81.4 million at March 31, 2004. In addition, at March 31, 2004, we had arranged overnight lines of credit of $6.2 million from the Federal Home Loan Bank of Boston. On that date, we had no overnight advances outstanding.

At March 31, 2004, we had $61.2 million in loan commitments outstanding, which included $15.1 million in undisbursed construction loans, $16.3 million in unused home equity lines of credit, $6.8 million in commercial lines of credit and $1.0 million in standby letters of credit. Certificates of deposit due within one year of March 31, 2004 totaled $103.9 million, or 24.4% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and lines of credit. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before March 31, 2005. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

The following table presents certain of our contractual obligations as of March 31, 2004.

		Payments due by period
Contractual Obligations	Total	Less than One Year	One to Three Years	Three to Five Years	More Than 5 Years
	(In thousands)
Long-term debt obligations	$64,997	$7,800	$22,923	$18,274	$16,000
Operating lease obligations(1)	2,611	596	955	268	792
Other long-term liabilities reflected on the balance sheet	7,217	—	—	—	7,217

Total	$74,825	$8,396	$23,878	$18,542	$24,009

(1)	Payments are for lease of real property.

Our primary investing activities are the origination of loans and the purchase of securities. For the three months ended March 31, 2004, we originated $27.8 million of loans and purchased $14.0 million of securities. In fiscal 2003, we originated $207.7 million of loans and purchased $45.1 million of securities. In fiscal 2002, we originated $149.0 million of loans and purchased $64.3 million of securities. In fiscal 2001, we originated $119.0 million of loans and purchased $56.8 million of securities.

Financing activities consist primarily of activity in deposit accounts and in Federal Home Loan Bank advances. We experienced a net increase in total deposits of $8.3 million, $19.0 million, $35.3 million and $41.2 million for the three months ended March 31, 2004 and the years ended December 31, 2003, 2002 and 2001, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit and commercial banking relationships. Occasionally, we offer promotional rates on certain deposit products to attract deposits. We experienced increases in Federal Home Loan Bank advances of $7.8 million, $13.3 million, $8.7 million and $9.5 million for the three months ended March 31, 2004 and the years ended December 31, 2003, 2002 and 2001, respectively. Additionally, we generated $7.0 million in net proceeds from the issuance of trust preferred securities in 2002.

We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At March 31, 2004, we exceeded all of our regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines. See “Regulation and Supervision—Regulation of Connecticut Savings Associations—Capital Requirements” and “Regulatory Capital Compliance” and note 15 of the notes to the financial statements.

The capital from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations will be enhanced by the capital from the offering, resulting in increased net interest-earning assets and net income. However, the large increase in equity resulting from the capital raised in the offering will, initially, have an adverse impact on our return on equity.

Off-Balance Sheet Arrangements

In the normal course of operations, we engage in a variety of financial transactions that, in accordance with generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate, and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, lines of credit, and letters of credit.

For the three months ended March 31, 2004 and the year ended December 31, 2003, we engaged in no off-balance-sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” which covers guarantees such as standby letters of credit, performance guarantees, and direct or indirect guarantees of the indebtedness of others, but not guarantees of funding. Interpretation No. 45 requires a guarantor to recognize, at the inception of a guarantee a liability in an amount equal to the fair value of the obligation undertaken in issuing the guarantee, and requires disclosure about the maximum potential payments that might be required, as well as the collateral or other recourse obtainable. The recognition and measurement provisions of Interpretation No. 45 were effective on a prospective basis after December 31, 2002, and its adoption on January 1, 2003 has not had a significant effect on our consolidated financial statements.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” which establishes guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. Interpretation No. 46 requires a variable interest entity to be consolidated by a company if that company will absorb a majority of expected losses, will receive a majority of expected residual returns, or both. Transfers to qualified special-purpose entities and certain other interests in a qualified-special purpose entity are not subject to the requirements of Interpretation No. 46. On December 17, 2003, the Financial Accounting Standards Board revised Interpretation No. 46 and deferred the effective date of Interpretation No. 46 to no later than the end of the first reporting period that ends after March 15, 2004. For special-purpose entities, however, Interpretation No. 46 would be required to be applied as of December 31, 2003. See page F-28 of our consolidated financial statements contained elsewhere in this prospectus for a description of the impact of the adoption of Interpretation No. 46 on our consolidated financial statements.

In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement No. 133. This Statement is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. This Statement did not have a material effect on our consolidated financial statements.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement provides new rules on the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. Such financial instruments include mandatorily redeemable shares, instruments that require the issuer to buy back some of its shares in exchange for cash or other assets, or obligations that can be settled with shares, the monetary value of which is fixed. Most of the guidance in Statement No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 30, 2003. This Statement had no effect on our consolidated financial statements.

In December 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 “Employers’ Disclosures about Pensions and Postretirement Benefits.” This Statement requires additional disclosures about the assets, obligations and cash flows of defined benefit pension and postretirement plans, as well as the expense recorded for such plans. This Statement had no effect on our consolidated financial statements.

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this prospectus have been prepared in accordance with accepted accounting principles generally accepted in the United States of America, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Our Business

General

Savings Institute became the wholly owned subsidiary of SI Financial Group, which was established in              2004, in connection with the conversion of SI Bancorp, MHC and Savings Institute from state-chartered to federally-chartered institutions. SI Financial Group’s business activity is the ownership of the outstanding capital stock of Savings Institute and, after the offering, will include management of the investment of offering proceeds. SI Financial Group does not own or lease any property but instead uses the premises, equipment and other property of Savings Institute with the payment of appropriate rental fees, as required by applicable law and regulations. In the future, SI Financial Group may acquire or organize other operating subsidiaries; however, there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

Savings Institute was incorporated by an act of the Connecticut legislature in 1842 under the name the Willimantic Savings Institute. It was shortened to Savings Institute in 1991 to reflect Savings Institute’s expanded geographic territory. In 2000, Savings Institute converted to stock form and became the wholly owned subsidiary of SI Bancorp, MHC, a Connecticut-chartered mutual holding company. In              2004, Savings Institute converted to a federal charter and now operates under the name Savings Institute Bank and Trust. At that time, SI Bancorp, MHC converted to a federal charter and transferred all of the common stock of Savings Institute to SI Financial Group.

We operate as a community-oriented financial institution offering a full range of financial services to consumers and businesses in our market area, including insurance, trust and investment services. We attract deposits from the general public and use those funds to originate one- to four-family residential, multi-family and commercial real estate, commercial business and consumer loans, which we hold primarily for investment.

Our website address is www.savingsinstitute.com. Information on our website should not be considered a part of this prospectus.

Market Area

We are headquartered in Willimantic, Connecticut, which is located in eastern Connecticut approximately 30 miles east of Hartford. In addition to our main office located in Windham County, we operate fourteen branch offices in Hartford, New London, Tolland and Windham Counties, which we consider our primary market area. The economy in our market area is primarily oriented to the educational, service, entertainment, manufacturing and retail industries. The major employers in the area include several institutions of higher education, the Mohegan Sun and Foxwoods casinos, General Dynamics Defense Systems and Pfizer, Inc. According to published statistics, Windham County’s population in 2002 was approximately 111,000 and consisted of 41,000 households. The population increased approximately 7.9% from 1990. Median household income in Windham County is $45,000, compared to $54,000 for Connecticut as a whole and $42,000 nationally. Hartford, New London and Tolland Counties have median household incomes of $51,000, $51,000 and $59,000, respectively.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the several financial institutions operating in our market area and, to a lesser extent, from other financial service companies, such as brokerage firms, credit unions and insurance companies. We also face competition for investors’ funds from money market funds and other corporate and government securities. At June 30, 2003, which is the most recent date for which data is available from the FDIC, we held approximately 17.31% of the deposits in Windham County, which is the largest market share out of ten financial institutions with offices in this county. Also, at June 30, 2003, we held approximately 0.77% of the deposits in Hartford, New London and Tolland Counties, which is the 15th market share out of 38 financial institutions with offices in these counties. In addition, banks owned by Bank of America Corp., Webster Financial

Corporation, Banknorth Group, Inc., Sovereign Bancorp, Inc. and Citizens Financial Group, Inc., all of which are large regional bank holding companies, also operate in our market area. These institutions are significantly larger than us and, therefore, have significantly greater resources.

Our competition for loans comes primarily from financial institutions in our market area, and to a lesser extent from other financial service providers, such as mortgage companies and mortgage brokers. Competition for loans also comes from the increasing number of non-depository financial service companies entering the mortgage market, such as insurance companies, securities companies and specialty finance companies.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered barriers to entry, allowed banks to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our growth in the future.

Lending Activities

General. Our loan portfolio consists primarily of one- to four-family residential mortgage loans, multi-family and commercial real estate loans and commercial business loans. To a much lesser extent, our loan portfolio includes construction and consumer loans. We historically and currently originate loans primarily for investment purposes. At March 31, 2004, we had no loans that were held for sale.

One- to Four-Family Residential Loans. Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes or to construct new residential dwellings in our market area. We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans and adjustable-rate mortgage loans that can be originated at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.

We offer fixed rate loans with terms of either 15, 20 or 30 years. Our adjustable-rate mortgage loans are based on either a 15, 20 or 30 year amortization schedule. Interest rates and payments on our adjustable-rate mortgage loans adjust annually after either a one, three, five, seven or 10 year initial fixed period. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate typically equal to 2.75% (2.85% for jumbo loans) above the one-year constant maturity Treasury index. The maximum amount by which the interest rate may be increased or decreased is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan.

While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

While one- to four-family residential real estate loans are normally originated with up to 30-year terms; such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

We generally do not make conventional loans with loan-to-value ratios exceeding 95% and generally make loans with a loan-to-value ratio in excess of 80% only when secured by first liens on owner-occupied one- to four-family residences. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance or additional collateral. We require all properties securing mortgage loans to be appraised by a board-approved independent appraiser. We require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, or flood insurance for loans on property located in a flood zone, before closing the loan.

In an effort to provide financing for moderate income and first-time buyers, we offer Federal Housing Authority, Veterans Administration and Connecticut Housing Finance Agency loans and a first-time home buyers program. We offer fixed-rate residential mortgage loans through these programs to qualified individuals and originate the loans using modified underwriting guidelines.

Multi-Family and Commercial Real Estate Loans. We offer fixed rate and adjustable-rate mortgage loans secured by multi-family and commercial real estate. Our multi-family and commercial real estate loans are generally secured by condominiums, apartment buildings, single-family subdivisions as well as owner-occupied properties located in our market area and used for businesses. We intend to continue to grow this segment of our loan portfolio.

We originate adjustable-rate multi-family and commercial real estate loans for terms up to 30 years. Interest rates and payments on these loans typically adjust every five years after a five year initial fixed period. Interest rates and payment on our adjustable rate loans generally are adjusted to a rate typically 3-4% above the classic advance rates offered by the Federal Home Loan Bank of Boston. There are no adjustment period or lifetime interest rate caps. Loans are secured by first mortgages that generally do not exceed 75% of the property’s appraised value. At March 31, 2004, the largest outstanding commercial real estate loan commitment was $4.5 million, of which $2.6 million was outstanding. This loan is secured by condominiums and was performing according to its terms at March 31, 2004.

We offer fixed rate loans with terms of 15 years on the owner-occupied multi-family and commercial real estate loans. Interest rates and payment on our fixed rate multi-family and commercial real estate loans generally are indexed to a rate equal to 3-4% above the classic advance rates offered by the Federal Home Loan Bank of Boston. We generally do not make these loans with loan-to-value ratios exceeding 80%.

Loans secured by multi-family and commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family and commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors, if any, to provide annual financial statements on multi-family and commercial real estate loans. In reaching a decision on whether to make a multi-family or commercial real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, we will also consider the term of the lease and the quality of the tenants. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.25x. Environmental surveys are generally required for commercial real estate loans over $250,000.

Construction Loans. We originate loans to individuals, and to a lesser extent, builders, to finance the construction of residential dwellings. We also make construction loans for commercial development projects, including condominiums, apartment buildings, single-family subdivisions as well as owner-occupied properties used for businesses. Our construction loans generally provide for the payment of interest only during the construction phase, which is usually twelve months. At the end of the construction phase, the loan generally converts to a permanent mortgage loan. Loans generally can be made with a maximum loan to value ratio of 85% on residential construction and 75% on commercial construction of the appraised value or cost of the project, whichever is less. At March 31, 2004, the largest outstanding residential construction loan commitment was for $800,000, $365,000 of which was outstanding. At March 31, 2004, the largest outstanding commercial construction loan commitment was $2.4 million, of which $851,000 was outstanding. These loans were performing according to their terms at March 31, 2004. Before making a commitment to fund a residential construction loan, we require an appraisal of the property by an independent licensed appraiser. We also will require an inspection of the property before disbursement of funds during the term of the construction loan.

We also originate land loans to individuals and local contractors and developers only for the purpose of making improvements on approved building lots, subdivisions and condominium projects within two years of the date of the loan. Such loans generally are written with a maximum loan-to-value ratio based upon the appraised value or purchase price of the land, whichever is less, of 75% for a ten-year loan and 60% for a 15-year loan. We offer fixed rate land loans and variable-rate land loans that adjust annually. Interest rates and payments on our adjustable-rate land loans generally are adjusted to a rate typically equal to 2.75% above the one-year constant maturity Treasury index. The maximum amount by which the interest rate may be increased or decreased is generally 2% annually and the lifetime interest rate cap is generally 6% over the initial rate adjustment limits. If applicable, we require title insurance and a hazardous waste survey reporting that the land is free of hazardous or toxic waste.

Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction or development and the estimated cost (including interest) of construction. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a project having a value which is insufficient to assure full repayment. As a result of the foregoing, construction lending often involves the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project rather than the ability of the borrower or guarantor to repay principal and interest. If we are forced to foreclose on a project before or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

Commercial Loans. We make commercial business loans to a variety of professionals, sole proprietorships and small businesses primarily in our market area. We offer a variety of commercial lending products, the maximum amount of which is limited by our in-house loans-to-one-borrower limit. Our largest commercial loan relationship was a $950,000 loan secured by accounts receivable, of which $335,000 was outstanding. This loan was performing according to its original terms at March 31, 2004.

We maintain a Business Manager Program under which accounts receivable financing is offered to small-and medium-sized businesses in our market area. Under that program, we purchase accounts receivables on a full-recourse basis. Our income from the program arises primarily from: (1) service charges, which range from two to five percent, which are discounted from each receivable purchased, and (2) the interest, if any, charged to account debtors on unpaid balances. To mitigate the risk associated with such lending, a flexible cash reserve is established for each participant. Any excess reserves are returned to the small business once a month. Additionally, we obtain accounts receivable fraud insurance to protect our exposure on these loans. At March 31, 2004, the outstanding balances under the Business Manager Program totaled $1.7 million.

We also offer loans secured by business assets other than real estate, such as business equipment and inventory. These loans are originated with maximum loan-to-value ratios of 75% of the value of the personal property. We originate lines of credit to finance the working capital needs of businesses to be repaid by seasonal cash flows or to provide a period of time during which the business can borrow funds for planned equipment purchases. These loans convert to a term loan at the expiration of a draw period, which is not to exceed twelve months and will be paid over a pre-defined amortization period. We also offer time notes, letters of credit and Small Business Administration guaranteed loans. Time notes are short-term loans and will only be granted on the basis of a defined source of repayment of principal and interest from a specific foreseeable event.

When making commercial business loans, we consider the financial statements of the borrower, the borrower’s payment history of both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, and viability of the industry in which the customer operates and the value of the collateral.

Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Consumer Loans. To a much lesser extent, we offer a variety of consumer loans, primarily home equity lines of credit, and, to a lesser extent, loans secured by marketable securities or passbook or certificate accounts, motorcycles, automobiles and recreational vehicles, and unsecured loans. Unsecured loans generally have a maximum borrowing limit of $15,000 and a maximum term of five years.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount. Home equity lines of credit have adjustable rates of interest that are indexed to the prime rate as reported in The Wall Street Journal. We will offer home equity loans with maximum combined loan-to-value ratios of 100%, provided that loans in excess of 80% will be charged a higher rate of interest and require a guarantee. A home equity line of credit may be drawn down by the borrower for an initial period of five years from the date of the loan agreement. During this period, the borrower has the option of paying, on a monthly basis, either principal and interest or only interest. If not renewed, the borrower has to pay back the amount outstanding under the line of credit over a term not to exceed ten years, beginning at the end of the five year period.

Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans.

Loan Originations, Purchases and Sales. Loan originations come from a number of sources. The primary source of loan originations are our in-house loan originators, and to a lesser extent, local mortgage brokers, advertising and referrals from customers.

From time to time, we will purchase whole participations in loans fully guaranteed by the United States Department of Agriculture and the Small Business Administration. The loans are primarily for commercial and agricultural properties located throughout the United States. We purchased $3.6 million and $26.4 million of these loans in the three months ended March 31, 2004 and in fiscal 2003, respectively.

We generally originate loans for portfolio but from time to time will sell loans, primarily fixed rate one- to four- family residential mortgage loans with servicing retained, in the secondary market based on prevailing market interest rate conditions, an analysis of the composition and risk of the loan portfolio, liquidity needs and interest rate risk management. Generally, loans are sold without recourse. We sold $4.5 million, $21.1 million, $12.8 million and $12.7 million of loans in the three months ended March 31, 2004 and the years ended December 31, 2003, 2002 and 2001, respectively.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our Board of Directors and management. All loans that exceed $1.5 million require the approval of the Board of Directors and all loans in excess of $500,000 require the approval of the loan committee. For residential mortgage loans that conform to Fannie Mae and Freddie Mac standards, the President and Senior Credit Officer may approve loans up to $500,000 and various other bank personnel may approve loans up to $333,700. The President and Senior Credit Officer may approve non-confirming residential mortgage loans up to $333,700. For commercial and consumer loans, the President and Senior Credit Officer may approve loans up to $250,000 individually or $500,000 jointly. The Senior Commercial Officer may approve commercial and consumer loans of up to $200,000 and $500,000 with the additional approval of the President or Senior Credit Officer. Various bank personnel have been delegated authority to approve consumer loans.

Loans to One Borrower. The maximum amount that we may lend to one borrower and the borrower’s related entities is limited, by regulation, to generally 15% of our stated capital and reserves. At March 31, 2004, our regulatory limit on loans to one borrower was $5.8 million. At that date, our largest lending relationship was $4.5 million, of which $2.6 was outstanding, and included four commercial real estate loans, all of which were performing according to the original repayment terms at March 31, 2004.

Loan Commitments. We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 45 days or less.

Delinquencies. When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We make initial contact with the borrower when the loan becomes 15 days past due. If payment is not then received by the 30th day of delinquency, additional letters and phone calls generally are made. When the loan becomes 90 days past due, we send a letter notifying the borrower that we will commence foreclosure proceedings if the loan is not brought current within 30 days. When the loan becomes 120 days past due, we will commence foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances.

Management informs the Board of Directors monthly of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.

Investment Activities

We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a portion of our assets in corporate securities and mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of Boston stock. While we have the authority under applicable law and our investment policies to invest in derivative securities, we had no such investments at March 31, 2004.

At March 31, 2004, our investment portfolio consisted primarily of U.S. government and agency securities with maturities of 25 years or less, mortgage-backed securities issued by Fannie Mae, Freddie Mac and Ginnie Mae with stated final maturities of 23 years or less, corporate debt securities and securities of state and municipal governments.

Savings Institute held marketable equity securities with a fair market value of $591,000 at March 31, 2004. While Savings Institute was authorized to make all of these investments under its Connecticut charter, certain of these investments, with a fair market value of $496,000 at March 31, 2004, cannot be held by a federally chartered thrift. Accordingly, Savings Institute will either sell these impermissible investments to SI Financial Group at fair market value or divest such holdings within the next two years.

Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate and credit risk, to provide an alternate source of low-risk investments when demand for loans is weak, to generate a favorable return and to assist in the financing needs of various local public entities, subject to credit quality review and liquidity concerns. Our Board of Directors has the overall responsibility for the investment portfolio, including approval of the investment policy and appointment of the Investment Committee. The Investment Committee is responsible for approval of investment strategies and monitoring our investment performance. The Chief Financial Officer, in conjunction with the Chief Executive Officer, is primarily responsible for implementation of the investment policies. The Board of Directors provides designated individuals with authority to make investment decisions. Currently, the President and Chief Executive Officer and the Chief Financial Officer are authorized to enter into fixed income transactions up to $2.5 million and equity transactions of up to $250,000. Two Senior Vice Presidents may enter into fixed income transactions up to $1.0 million and equity transactions up to $100,000. Transactions exceeding these limitations require the approval of two of these officers, one of whom must be either the President and Chief Executive Officer or the Chief Financial Officer. Individual investment transactions will be reviewed and approved by the Board of Directors on a monthly basis, while portfolio composition and performance will be reviewed at least quarterly by the Investment Committee.

Deposit Activities and Other Sources of Funds

General. Deposits and loan repayments are the major sources of our funds for lending and other investment purposes. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Substantially all of our depositors are residents of the State of Connecticut. Deposits are attracted from within our market area through the offering of a broad selection of deposit instruments, including NOW, money market accounts, regular savings accounts and certificates of deposit. We also utilize brokered certificates of deposits, which at March 31, 2004 amounted to $5.0 million, as an alternate source of funds. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates, and even higher rates on long-term deposits, but not be the market leader in every type and maturity.

We also offer a variety of deposit accounts designed for the businesses operating in our market area. Our business banking deposit products include a commercial checking account that provides an earnings credit to offset monthly service charges and a checking account specifically designed for small business and nonprofit organizations. Additionally, we offer sweep accounts and money market accounts for businesses. We have sought to increase our commercial deposits through the offering of these products, particularly to our commercial borrowers and to local municipalities.

Borrowings. We utilize advances from the Federal Home Loan Bank of Boston to supplement our supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of a member’s assets, and short-term borrowings of less than one year may not exceed 10% of the institution’s assets. The Federal Home Loan Bank determines specific lines of credit for each member institution.

Subordinated Debt. In 2002, SI Capital Trust I, a business trust formed by SI Bancorp, MHC, issued $7.0 million of preferred securities in a private placement and issued approximately $217,000 of common securities to SI Bancorp, MHC. SI Capital Trust I used the proceeds of these issuances to purchase $7.2 million of SI Bancorp, MHC’s floating rate junior subordinated deferrable interest debentures. The interest rate on the debentures and the trust preferred securities is variable and adjustable quarterly at 3.70% over six-month LIBOR. The interest rate on these securities at March 31, 2004 was 4.92%. A rate cap of 11.00% is effective through April 22, 2007. The debentures are the sole assets of SI Capital Trust I and are subordinate to all of SI Bancorp, MHC’s existing and future obligations for borrowed money, its obligations under letters of credit and certain derivative contracts, and any guarantees by SI Bancorp, MHC of any such obligations. The trust preferred securities generally rank equal to the trust common securities in priority of payment, but rank prior to the trust common securities if and so long as SI Bancorp, MHC fails to make principal or interest payments on the debentures. Concurrently with the issuance of the debentures and the trust preferred and common securities, SI Bancorp, MHC issued a guarantee related to the trust securities for the benefit of the holders. SI Bancorp, MHC’s obligations under the debentures, the related indenture, the trust agreement relating to the trust securities, and the guarantee constitute a full and unconditional guarantee by SI Bancorp, MHC of the obligations of SI Capital Trust I under the trust preferred securities. On                     , 2004, all of the common stock of SI Capital Trust I was contributed to SI Financial Group from SI Bancorp, MHC, thus making SI Capital Trust I a wholly owned subsidiary of SI Financial Group.

The stated maturity of the debentures is April 22, 2032. In addition, the debentures are subject to redemption at par at the option of SI Bancorp, MHC, subject to prior regulatory approval, in whole or in part on any interest payment date after April 22, 2007. The debentures are also subject to redemption prior to April 22, 2007 at a specified price after the occurrence of certain events that would either have a negative tax effect on SI Capital Trust I or SI Bancorp, MHC or would result in SI Capital Trust I being treated as an investment company that is required to be registered under the Investment Company Act of 1940. Upon repayment of the debentures at their stated maturity or following their redemption, SI Capital Trust I will use the proceeds of such repayment to redeem an equivalent amount of outstanding trust preferred securities and trust common securities.

Trust Services

Our trust department primarily provides trust services to individuals, partnerships, corporations and institutions and also acts as a fiduciary of estates and conservatorships as a trustee under various wills, trusts and other plans. Consistent with our operating strategy, we will continue to emphasize the growth of our trust service operations to grow assets and increase fee-based income. We have implemented several policies governing the practices and procedures of the trust department, including policies relating to maintaining confidentiality of trust records, investment of trust property, handling conflicts of interest, and maintaining impartiality. At March 31, 2004, the trust department managed 288 accounts with aggregate assets of $109.8 million, of which the largest relationship totaled $9.3 million, or 8.5% of the trust department’s total assets. For the three months ended March 31, 2004 and the year ended December 31, 2003, trust services revenue was $151,000 and $596,000, respectively.

Properties

We conduct our business through our main office and branch offices. The following table sets forth certain information relating to these facilities as of March 31, 2004.

Location	Year Opened	Square Footage	Date of Lease Expiration		Owned/ Leased	Net Book Value as of March 31, 2004
						(Dollars in thousands)
Main Office:
803 Main Street Willimantic, CT 06226	1870	26,210	—		Owned	$2,252

Branches:
807 Main Street Hebron, CT 06248	1974	2,400	—		Owned	68

554 Exeter Road, Route 207 Lebanon, CT 06249	1978	2,128	—		Owned	120

530 Stonington Road, Route 1 Stonington, CT 06378	1987	1,960	2006	(1)	Leased	19

9 Proulx Street Brooklyn, CT 06234	1990	1,538	2010		Leased	210

85 Freshwater Boulevard Enfield, CT 06082	1992	4,365	2007	(1)	Leased	33

Bell Park Plaza 563 Hartford Pike Dayville, CT 06241	1996	2,460	2006	(1)	Leased	10

971 Poquonnock Road Groton, CT 06340	1997	3,373	2007	(2)	Leased	21

Big Y 224 Salem Turnpike Norwich, CT 06360	1998	575	2008	(2)	Leased	—

344 Prospect Street Moosup, CT 06354	1998	2,160	2008	(2)	Leased	297

60 Cantor Drive Willimantic, CT 06226	1998	421	2005	(2)	Leased	15

180 Westminster Road, Route 14 Canterbury, CT 06331	1998	1,781	2008	(2)	Leased	35

474 Boston Post Road North Windham, CT 06256	2000	540	2005	(2)	Leased	99

180 River Road, Route 12 Lisbon, CT 06351	2001	656	2006	(2)	Leased	157

East Brook Mall Mansfield Center, CT 06250	2002	2,325	2022	(3)	Leased	564

	Year Acquired	Square Footage	Date of Lease Expiration	Owend/ Leased		Net Book Value as of March 31, 2004
Other Properties:

66 Routes 32 and 87 Franklin, CT 06254	1983	2,380	—	Owned	(4)	267

5 Westminster Road Routes 14 and 169 Canterbury, CT 06331	1990	1,374	2008	Leased	(2)	92

190 Main Street Danielson, CT 06239	1990	4,990	—	Owned	(5)	647

7 Ledgebrook Drive Mansfield, CT 06250	1990	4,554	2007	Leased	(6)	16

779 Main Street Willimantic, CT 06226	1999	8,182	—	Owned	(7)	232

Riverbridge Court Condo Association 720 Main Street Willimantic, CT 06226	2000	3,884	—	Owned	(8)	161

(1)	We have an option to renew this lease for one additional five-year period.

(2)	We have an option to renew this lease for two additional five year periods.

(3)	We have an option to renew this lease for four additional five year periods.

(4)	A portion of this property has been leased to a tenant under a lease that expires in 2006. The tenant has an option to renew this lease for one additional three-year period.

(5)	Includes the parking lot located at 39 Academy Street, Danielson, CT.

(6)	This facility houses our trust operations.

(7)	A portion of this property includes a parking lot for our main office. The remainder of this property has been leased to a subtenant under a lease that expires in 2007. The subtenant has an option to renew this lease for three additional five-year periods.

(8)	We use a portion of this facility for our employee training center. The remainder of this property has been leased to a subtenant under a lease that expires in 2005. The subtenant has an option to renew this lease for one additional five-year period.

Personnel

As of March 31, 2004, we had 157 full-time employees and 36 part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

SI Financial Group has one subsidiary other than Savings Institute. In 2002, SI Capital Trust I was established as a statutory trust under Delaware law as a wholly owned subsidiary of SI Bancorp, MHC for the purpose of issuing trust preferred securities. SI Capital Trust I issued trust preferred securities on April 10, 2002. On                     , 2004, all of the common stock of SI Capital Trust I was contributed to SI Financial Group from SI Bancorp, MHC, thus making SI Capital Trust I a wholly owned subsidiary of SI Financial Group. See “Our Business - Deposit Activities and Other Sources of Funds.” As described on page F-28 of our consolidated financial statements contained elsewhere in this prospectus, SI Capital Trust I is not consolidated for financial reporting purposes.

The following are descriptions of Savings Institute’s wholly owned subsidiaries.

803 Financial Corp. 803 Financial Corp. was established in 1995 as a Connecticut corporation to maintain an ownership interest in a third-party registered broker-dealer, Infinex Investments, Inc. Infinex operates an office at Savings Institute and offers customers a complete range of nondeposit investment products, including mutual funds, debt, equity and government securities, retirement accounts, insurance products and fixed and variable annuities. Savings Institute receives a portion of the commissions generated by Infinex from sales to customers. For the three months ended March 31, 2004 and the year ended December 31, 2003, Savings Institute received fees of $48,000 and $121,000, respectively, through its relationship with Infinex.

SI Realty Company, Inc. SI Realty, established in 1999 as a Connecticut corporation, holds real estate owned by Savings Institute, including foreclosure properties. At March 31, 2004, SI Realty had $560,000 in assets.

SI Mortgage Company. In January 1999, Savings Institute formed SI Mortgage to manage and hold loans secured by real property. SI Mortgage qualifies as a “passive investment company,” which exempts it from Connecticut income tax under current law. Income tax savings to Savings Institute from the use of a passive investment company was approximately $67,000 and $190,000 for the three months ended March 31, 2004 and the year ended December 31, 2003, respectively.

Savings Institute Foundation, Inc.

In 1998, we established a private charitable foundation, Savings Institute Foundation, Inc. This foundation, which is not a subsidiary of ours, provides grants to public charities that are operated for religious, charitable, scientific, literary or educational purposes within the communities that we serve. In 1998, we contributed marketable equity securities with a cost basis and fair market value of $114,000 and $310,000, respectively, at the date of contribution and transfer. At March 31, 2004, the foundation had assets of approximately $260,000. The foundation’s current nine member Board of Directors consists of current directors and officers and former corporators of Savings Institute. After the stock offering, we will continue to maintain the foundation. However, we do not expect to make any further contributions to the foundation. The existence of our current foundation is not expected to impact the business and affairs of SI Financial Group Foundation, which is being established in connection with the stock offering. See “The Stock Offering—Establishment of the Charitable Foundation.”

Our Management

Directors

The Boards of Directors of SI Bancorp, MHC, SI Financial Group and Savings Institute are each presently composed of eight members who are elected for terms of three years, approximately one-third of whom are elected annually. All of the directors of SI Financial Group are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Brouillard who is the President and Chief Executive Officer of SI Bancorp, MHC, SI Financial Group and Savings Institute. Information regarding the directors is provided below. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of March 31, 2004.

The following directors have terms ending in 2005:

Robert C. Cushman, Sr. is a former real estate appraiser with Cushman Real Estate and Appraisal located in Mystic, Connecticut. Age 69. Director since 1993.

Robert O. Gillard is the Chairman of The O.L. Willard Co., Inc., a full-service hardware store with locations in Storrs and Willimantic, Connecticut. Age 57. Director since 1999.

Everett A. Watson was a former union representative for the Connecticut Education Association. Age 71. Director since 1995.

The following directors have terms ending in 2006:

Donna M. Evan is a sales manager for Nutmeg Broadcasting, the owner of a commercial radio station located in Willimantic, Connecticut. Age 55. Director since 1996.

Henry P. Hinckley is the Chairman of the Board of Directors of SI Bancorp, MHC, SI Financial Group and Savings Institute. Mr. Hinckley also is the President of J.P. Mustard Agency, Inc., an insurance agency located in Willimantic. Age 63. Director since 1984.

Steven H. Townsend is the Chairman of the Board of Directors and Chief Executive Officer of United Natural Foods, Inc., a distributor of natural and organic food and related products located in Dayville, Connecticut. Age 50. Director since 2003.

The following directors have terms ending in 2007:

Rheo A. Brouillard has been the President and Chief Executive Officer of Savings Institute, SI Bancorp, MHC and SI Financial Group since 1995, 2000 and 2004, respectively. Age 50. Director since 1995.

Roger Engle was the President of The Crystal Water Co., a water supplier located in Danielson, Connecticut, from 1973 until his retirement in 2000. He is also a director of Connecticut Water Service, Inc., which delivers water to customers throughout 42 towns in Connecticut and Massachusetts. Age 65. Director since 1998.

Executive Officers

The Board of Directors annually elects the executive officers of SI Financial Group, SI Bancorp, MHC and Savings Institute and they serve at the Board’s discretion. Our executive officers are:

Name	Position
Rheo A. Brouillard	President and Chief Executive Officer of SI Financial Group, SI Bancorp, MHC and Savings Institute

Brian J. Hull	Executive Vice President, Chief Financial Officer and Treasurer of SI Financial Group and SI Bancorp, MHC and Executive Vice President and Chief Financial Officer of Savings Institute

Sonia M. Dudas	Senior Vice President and Senior Trust Officer of Savings Institute

Michael J. Moran	Senior Vice President, Senior Credit Officer of Savings Institute

Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for at least the last five years. Ages presented are as of March 31, 2004.

Brian J. Hull has been Executive Vice President, Chief Financial Officer and Treasurer since he joined Savings Institute in August 1997. Mr. Hull has served as Chief Financial Officer and Treasurer of SI Bancorp, MHC and SI Financial Group since 2000 and 2004, respectively. Age 44.

Sonia M. Dudas has been Senior Vice President and Senior Trust Officer since she joined Savings Institute in 1992. Ms. Dudas oversees our wealth management group, which include our trust, investment and insurance operations. Age 53.

Michael J. Moran has been Senior Vice President, Senior Credit Officer of Savings Institute since he joined Savings Institute in 1995. Age 55.

Meetings and Committees of the Board of Directors of SI Financial Group

Due to the formation of SI Financial Group in                      2004, the Board of Directors has only held one special meeting at which the following committees were established:

The Audit Committee, consisting of Ms. Evan and Messrs. Engle and Townsend, is responsible for ensuring that SI Financial Group maintains reliable accounting policies and financial reporting processes, ensuring that the internal auditing department is adequate, and reviewing the work of SI Financial Group’s independent registered public accountants and internal auditing department to determine its effectiveness. Each member of the Audit Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. The Board of Directors has designated Steven H. Townsend as an audit committee financial expert under the rules of the Securities and Exchange Commission.

The Compensation Committee, consisting of Ms. Evan and Messrs. Hinckley and Watson, will be responsible for determining annual grade and salary levels for employees and establishing personnel policies. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

The Nominating and Governance Committee, consisting of Ms. Evan and Messrs. Gillard and Townsend, will be responsible for the annual selection of management’s nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to SI Financial Group’s corporate governance policy. Each member of the Nominating and Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

Each of the committees listed above operates under a written charter, which governs its composition, responsibilities and operations.

Committees of the Board of Directors of Savings Institute

We conduct business through meetings of our Board of Directors and its committees. During the year ended December 31, 2003, the Board of Directors of Savings Institute 12 regular meetings and three special meetings.

Our Board of Directors has standing Audit, Human Resources and Nominating Committees, among others.

The Audit Committee, consisting of Ms. Evan and Messrs. Engle and Townsend, is responsible for developing and monitoring our internal audit and compliance programs. The committee also receives and reviews all the reports and findings and other information presented to them by our officers regarding financial reporting policies and practices. This committee met four times during the year ended December 31, 2003.

The Human Resources Committee, consisting of Ms. Evan and Messrs. Brouillard, Hinckley and Watson, determines annual grade and salary levels for employees and establishes personnel policies. This committee met four times during the year ended December 31, 2003.

The Nominating Committee, consisting of Ms. Evan and Messrs. Gillard and Townsend, is responsible for the annual selection of management’s nominees for election as directors. This committee met once in 2003 to nominate the individuals for election at the 2004 annual meeting.

In addition, the Board of Directors has Trust, Loan, Investment, CRA, Trust Investment and Asset Liability/Management Committees.

Corporate Governance Policies and Procedures

In addition to having established committees of the Board of Directors, SI Financial Group has also adopted several policies to govern the activities of both SI Financial Group and Savings Institute, including corporate governance guidelines and a code of business conduct and ethics. The corporate governance guidelines set forth:

•	the duties and responsibilities of each director;

•	the composition, responsibilities and operation of the Board of Directors;

•	the establishment and operation of board committees;

•	succession planning;

•	the convening of executive sessions of independent directors;

•	the Board of Directors’ interaction with management and third parties; and

•	the evaluation of the performance of the Board of Directors and of the chief executive officer.

The code of business conduct and ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Directors’ Compensation

Fees. Each non-employee director of Savings Institute receives a monthly retainer of $500. The Chairman of the Board of Directors receives a $1,000 monthly retainer. Each non-employee director of Savings Institute receives $400 for each board or loan committee meeting attended and $250 for any other committee meeting attended. Each non-employee director of SI Financial Group receives a quarterly retainer of $500.

Director Deferred Fee Agreements. Savings Institute and members of its Board of Directors have entered into individual agreements that provide the directors with the opportunity to defer the receipt of Savings Institute board fees until a director terminates service with the board. Interest will be paid on director deferrals in accordance with the terms of the plan. Directors may elect to receive their benefits in installments or a lump sum payment. Each director may exercise a one-time option to receive benefits prior to his or her termination of service. However, if a director exercises this option he or she will forfeit the opportunity to defer future director fees. In addition, directors may apply to the Board of Directors for a hardship withdrawal in the event of an unforeseeable financial emergency. In the event a director dies prior to receipt of his or her benefit, the director’s beneficiary will receive the director’s entire deferred account balance as of his or her date of death. Such benefit shall be paid in the form elected by the director before his or her death.

Director Retirement Plan. Savings Institute maintains the Director Retirement Plan for the purpose of providing designated directors with supplemental retirement benefits. Participants are eligible to retire and receive benefits under the plan as of the first of the month following the attainment of age 72 or prior to age 72 if the director has completed 15 years of service on the board of Savings Institute. Eligible directors who satisfy the retirement criteria are entitled to an annual retirement benefit equal to 70% of the average compensation received by the director for service as a director of Savings Institute during the three (3) calendar years preceding the date on which the director terminated services. Such amount is payable in monthly installments beginning with the first month of a director’s termination of service and ending on the earlier of: (1) the 120th month following commencement of such monthly payments; or (2) the date on which the director attains age 82. Directors who elect to receive an early retirement benefit will be paid an amount equal to his or her accrued liability balance as of the director’s early retirement date. Early retirement benefits will also be paid in monthly installments for the same period of time as normal retirement benefits. If a director dies after he has begun to receive payments under the plan, all remaining benefits payable will be paid to the director’s beneficiary, heirs or assigns. If a director dies before he or she commences benefits under the plan, the benefit payable to his or her beneficiary, heir or assign will be the accrued liability as of the date of the director’s death. No benefits will be paid under the plan if a director is terminated for cause (as defined in the plan).

Director Consultation Plan. Savings Institute has entered into consulting arrangements with retired directors James Derby and Jack Stephens. In consideration for consulting services to Savings Institute, Messrs. Derby and Stevens receive an annual fee equal to 70% of the average annual cash compensation (retainers and fees) received by the directors for service as a director of Savings Institute. Consulting fees are payable in monthly installments. The consultants will cease to receive remuneration under the plan upon the: death of the consultant, resignation as the consultant, determination by the board of directors that the consultant has not fulfilled his service requirements or the first of the month following the date the consultant attains age 82.

Executive Compensation

Summary Compensation Table. The following information is provided for Rheo A. Brouillard, our President and Chief Executive Officer, Brian J. Hull, our Executive Vice President, Chief Financial Officer and Treasurer and Michael J. Moran, our Senior Vice President and Senior Credit Officer. They are the only executive officers who received salary and bonus totaling $100,000 or more during the year ended December 31, 2003.

Name and Position	Annual Compensation(1)			All Other Compensation(2)
	Year	Salary	Bonus
Rheo A. Brouillard President and Chief Executive Officer	2003 2002 2001	$207,692 193,888 173,515	$34,757 23,774 13,989	$18,899 11,563 10,758
Brian J. Hull Executive Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	$118,327 110,088 104,368	$19,872 15,631 8,001	$11,503 7,143 6,516
Michael J. Moran Senior Vice President, Senior Credit Officer	2003 2002 2001	$92,177 87,230 82,580	$16,694 14,475 9,615	$8,761 5,378 5,023

(1)	Does not include the aggregate amount of perquisites or other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.

(2)	Includes employer contributions under the Savings Institute’s Profit Sharing and 401(k) Plan of $16,000, $10,630 and $7,263 for Messrs. Brouillard, Hull and Moran, respectively, and $2,899, $873 and $1,498 for Messrs. Brouillard, Hull and Moran, respectively, which represents the economic benefit of employer-paid premiums for split-dollar life insurance.

Employment Agreements. Upon completion of the offering, Savings Institute and SI Financial Group will enter into employment agreements with Rheo A. Brouillard and Brian J. Hull. The employment agreements are intended to ensure that SI Financial Group and Savings Institute will be able to maintain a stable and competent management base after the offering. The continued success of SI Financial Group and Savings Institute depends to a significant degree on the skills and competence of Messrs. Brouillard and Hull.

The employment agreements will each provide for a three-year term. The term of each employment agreement will be extended on an annual basis unless written notice of non-renewal is given by the Board of Directors of Savings Institute. The employment agreements provide that the executive’s base salary will be reviewed annually. The base salary that will be effective for such employment agreement will be $253,000 and $150,000 for Messrs. Brouillard and Hull, respectively. In addition to the base salary, the employment agreements will provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination for cause, as defined in the employment agreements, at any time. If Savings Institute chooses to terminate the executive’s employment for reasons other than for cause, or if the executive resigns from Savings Institute after specified circumstances that would constitute constructive termination, the executive or, if he dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of SI Financial Group and Savings Institute during the remaining term of the employment agreement. Savings Institute would also continue and/or pay for Messrs. Brouillard’s or Hull’s life, health and dental coverage for the remaining term of the employment agreement. Upon termination of Messrs. Brouillard or Hull for reasons other than a change in control, they must adhere to a one-year non-competition agreement.

Under the employment agreements, if voluntary (upon circumstances discussed in the agreement) or involuntary termination follows a change in control of SI Financial Group or Savings Institute, Messrs. Brouillard or Hull, or, if either of them dies, their beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or (2) three times the average of the five preceding taxable years’ annual compensation. Savings Institute would also continue Messrs. Brouillard’s or Hull’s life, health, and dental coverage for 36 months. Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer would not be entitled to deduct such amount. The agreements provide that Messrs. Brouillard and Hull will not receive an excess parachute payment. If a change in control of SI Financial Group and Savings Institute occurred, and Messrs. Brouillard’s and Hull’s employment was terminated, the total payments due under the agreements, based solely on current cash compensation and excluding any benefits that would be payable under any employee benefit plans, would equal approximately $1.2 million.

All reasonable costs and legal fees paid or incurred by Messrs. Brouillard or Hull in any dispute or question of interpretation relating to the employment agreement will be paid by Savings Institute if Messrs. Brouillard or Hull is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that Savings Institute and SI Financial Group will indemnify Messrs. Brouillard or Hull to the fullest extent legally allowable.

Change in Control Agreements. Upon completion of the offering, Savings Institute will enter into change in control agreements with Michael L. Alberts, William E. Anderson, Sonia M. Dudas, Laurie L. Gervais, Michael J. Moran and David T. Weston. Each change in control agreement will have an initial two-year term and is renewable by the Board of Directors for an additional year on an annual basis. If, following a change in control of SI Financial Group or Savings Institute, one of the named officers is terminated without cause, or the officer voluntarily resigns upon the occurrence of circumstances specified in the agreements, the officer will receive a severance payment under the agreements equal to two times the officer’s average annual compensation for the five most recent taxable years. Savings Institute will also continue health and welfare benefit coverage for 24 months following termination of employment. If a change in control of SI Financial Group and Savings Institute occurred, and Savings Institute terminated all officers covered by change in control agreements, the total payments due under the agreements, based solely on current cash compensation and excluding any benefits that would be payable under any employee benefit plans, would equal approximately $1.2 million.

Employee Severance Compensation Plan. In connection with the offering, Savings Institute adopted the Savings Institute Employee Severance Compensation Plan to provide benefits to eligible employees upon a change in control of SI Financial Group or Savings Institute. Eligible employees are those with a minimum of one year of service with Savings Institute. Generally, all eligible employees, other than officers who will enter into separate employment or change in control agreements with SI Financial Group and Savings Institute, will be eligible to participate in the severance plan. Under the severance plan, if a change in control of SI Financial Group or Savings Institute occurs, eligible employees who are terminated, or who terminate employment upon the occurrence of events specified in the severance plan, within 24 months of the effective date of a change in control will be entitled to a one month’s payment for each year of service with Savings Institute, with a maximum payment equal to 24 months of compensation. Based solely on current cash compensation and assuming that a change in control had occurred at March 31, 2004, and all eligible employees were terminated, the maximum aggregate payment due under the severance plan would be approximately $3.2 million.

Benefit Plans

401(k) Savings Plan. Savings Institute maintains the Savings Institute Profit Sharing and 401(k) Savings Plan, a tax-qualified defined contribution plan, for substantially all employees of Savings Institute who have completed 90 days of eligibility service with Savings Institute and attained age 21. Eligible employees may contribute an amount from 1% to 25% of their salary to the plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code of 1986, as amended. For 2004, the limit is $13,000; provided, however, that participants over age 50 may contribute an additional $3,000 per year. Under the plan, Savings Institute makes a matching contribution equal to 50% of the first 6% of compensation deferred by a participant. Savings Institute also has the authority to make discretionary profit sharing contributions under the plan for the benefit of participants employed on the last business day of the plan year. Participants vest in their profit sharing contributions at a rate of 25% per year following two years of service. Participants are always 100% vested in their salary deferrals and employer matching contributions.

The plan has an individual account for each participant’s contributions and allows each participant to direct the investment of his or her account in a variety of investment funds. Following the offering, the plan will add an additional investment alternative, the SI Financial Group Stock Fund. The SI Financial Group Stock Fund will permit participants to invest up to 100% of their deferrals in SI Financial Group common stock. A participant who elects to purchase common stock in the offering through the plan will receive the same subscription priority and be subject to the same individual purchase limitations as if the participant had elected to make such purchase using other funds. See “The Stock Offering—Subscription Offering and Subscription Rights” and “—Limitations on Purchases of Shares.” The plan will purchase common stock for participants in the offering, to the extent that shares are available. After the offering, the plan will purchase shares in open market transactions. Participants will direct the stock fund trustee on the voting of shares purchased for their plan accounts. Dividends paid on shares held in the Stock Fund will be used to purchase additional shares.

Employee Stock Ownership Plan. In connection with the offering, the Board of Directors of Savings Institute has adopted an employee stock ownership plan for eligible employees of Savings Institute. Eligible employees who are employed by Savings Institute as of the closing date of the offering begin participating in the plan on the earlier of the effective date of the plan or the date in which the employees first performed an hour of service for Savings Institute. Thereafter, new employees of Savings Institute who have attained age 21 and been employed by Savings Institute for ninety (90) days will begin participation in the employee stock ownership plan as of the first entry date following their completion of the Plan’s eligibility requirements.

It is anticipated that Savings Institute will engage an independent third party trustee to purchase 8% of the shares sold in the offering, including shares contributed to the foundation, on behalf of the employee stock ownership plan. This would range between 242,760 shares, assuming 3,034,500 shares are sold in the offering, including shares contributed to the foundation, and 328,440 shares, assuming 4,105,500 shares sold in the offering, including shares contributed to the foundation. If 4,721,325 shares are sold in the offering, including shares contributed to the foundation, the employee stock ownership plan will purchase 377,706 shares. It is anticipated that the employee stock ownership plan will fund its purchase in the offering through a loan from SI Financial Group. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from Savings Institute’s contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated fifteen-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the offering. See “Pro Forma Data.”

In any plan year, Savings Institute may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by SI Financial Group. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions. Savings Institute’s contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

Shares purchased by the employee stock ownership plan with the proceeds of the employee stock ownership plan loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant’s proportional share of compensation.

Participants will vest in the benefits allocated under the employee stock ownership plan at a rate of 25% per year after the first two years of continuous service with Savings Institute. A participant will become fully vested at retirement, upon death or disability, upon a change in control or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant’s separation from service. Any unvested shares that are forfeited upon a participant’s termination of employment will be reallocated among the remaining plan participants.

Plan participants will be entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee will vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted in the same ratio on any matter as those shares for which instructions are given, subject to the fiduciary responsibilities of the trustee.

Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants’ accounts. See “Pro Forma Data.”

The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Savings Institute intends to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Savings Institute expects to receive a favorable determination letter, but cannot guarantee that it will.

Supplemental Executive Retirement Plan. Savings Institute has adopted the Savings Institute Supplemental Executive Retirement Plan, which will be implemented upon consummation of the offering with an effective date of January 1, 2004. This plan provides restorative payments to executives designated by the board of directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) Plan. The board of directors of Savings Institute has designated Mr. Brouillard to participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) plan due to the legal limitations imposed on tax-qualified plans. In addition to providing for benefits lost under the employee stock ownership plan and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a Change in Control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. Generally, upon such an event, the supplemental executive retirement plan will provide the participant with a benefit equal to what the participant would have received under the employee stock ownership plan had he remained employed throughout the term of the employee stock ownership plan loan, less the benefits actually provided under the employee stock ownership plan on behalf of such participant.

Group Term Replacement Plan. Savings Institute maintains the Group Term Replacement Plan for the purpose of providing a death benefit to executives designated by the Human Resources committee of the Board of Directors. The death benefits are funded through certain insurance policies, which are owned by Savings Institute on the lives of the participating executives. Savings Institute pays the life insurance premiums which fund the death benefits from its general assets and is the beneficiary of any death benefits exceeding any executive’s maximum dollar amount specified in his or her split dollar endorsement policy. The maximum dollar amount of each executive’s split dollar death benefit equals three (3) times the executive’s annual compensation less $50,000 pre-retirement and three (3) times final annual compensation post-retirement not to exceed a specified dollar amount. For purposes of the plan, annual compensation includes an executive’s base compensation, plus commissions and cash bonuses earned under the Savings Institute’s bonus plan. Participation in the plan ceases in the event an executive is terminated for cause or the executive terminates employment for reasons other than death, disability or retirement. In the event Savings Institute wishes to maintain the insurance after a participant’s termination in the plan, Savings Institute will be the direct beneficiary of the entire death proceeds of the insurance policies.

Executive Supplemental Retirement Plan - Defined Benefit. Savings Institute maintains the Executive Supplemental Retirement Plan—Defined Benefit for the purpose of providing Rheo Brouillard, Sonia Dudas, Laurie Gervais, Brian Hull and Michael Moran with supplemental retirement benefits. The plan provides these designated executives with a retirement benefit equal to 70% of final three (3) year average compensation less 50% of the executive’s annual social security benefit and the value of the executive’s annual benefit under employer-provided tax-qualified plans. Plan participants are entitled to their supplemental retirement benefit upon the earlier of the participant’s termination of employment (other than for cause) at or after attaining age 65, or on the date when the sum of the participant’s years of service and age total 80 (or 78 in the case of Mr. Hull). In the event a participant terminates employment prior to satisfaction of these requirements, the participant may receive an early retirement benefit which would be adjusted by 2% for each point by which the sum of the participant’s age and years of service is less than 80. Participants may elect to receive benefits under the plan in the form of a single life annuity with 15 guaranteed annual payments or a lump sum equal to the actuarial equivalent of the annuity payment. Should a participant die while actively employed with Savings Institute or after the payments have begun, the executive’s designated beneficiary will receive the balance in the executive’s plan liability account on the date of death in a lump sum cash payment. In the event a participant terminates employment in connection with a change in control (as defined in the plan), the participant shall be entitled to a lump sum cash amount specified in the executive’s plan agreement payable within 30 days of the participant’s termination of employment. If the designated executives become disabled, Savings Institute will transfer funds to a Contingent Liability Trust equal to its accrued plan liability for the executive as of the date of the disability. When the accrued liability balance is transferred, Savings Institute’s obligation ends and a bank-owned disability policy from MassMutual Life Insurance Company covering the executive makes payments to the Contingent Liability Trust during the disability period.

Future Stock-Based Incentive Plan. Following the offering, SI Financial Group plans to adopt a stock-based incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, SI Financial Group anticipates that the plan will not award more than 25% of the number of shares ultimately held by persons other than SI Bancorp, MHC. Therefore, the number of shares reserved under the plan will range from 758,625 shares, assuming 3,034,500 shares are sold in the offering, including shares contributed to the foundation, to 1,026,375 shares, assuming 4,105,500 shares are sold in the offering, including shares contributed to the foundation.

SI Financial Group may fund the stock-based incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of SI Financial Group common stock. The acquisition of additional authorized, but unissued, shares by the stock-based incentive plan after the offering would dilute the interests of existing shareholders. See “Pro Forma Data.”

SI Financial Group will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. SI Financial Group will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period, but SI Financial Group may also make vesting contingent upon the satisfaction of performance goals established by the Board of Directors or the Committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of SI Financial Group.

SI Financial Group will submit the stock-based incentive plan to shareholders for their approval, at which time SI Financial Group will provide shareholders with detailed information about the plan.

Transactions with Savings Institute

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Savings Institute to our executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Savings Institute is therefore prohibited from making any loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made under a benefit program generally available to all other employees and that does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $25,000 or 5% of Savings Institute’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors. See “Regulation and Supervision—Regulation of Federal Savings Associations—Transactions with Related Parties.”

The aggregate amount of loans to our officers and directors was $4.6 million at March 31, 2004, or approximately 7.3% of pro forma stockholders’ equity assuming that 3,400,000 shares are sold in the offering to persons other than SI Bancorp, MHC and contributed to SI Financial Group Foundation. These loans were performing according to their original terms at March 31, 2004.

Indemnification for Directors and Officers

Our bylaws provide that we will indemnify all of our officers, directors and employees to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party to the fullest extent permitted under federal law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Subscriptions by Executive Officers and Directors

The following table presents certain information as to the approximate purchases of common stock by our directors and executive officers, including their associates, if any, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the offering to persons other than SI Bancorp, MHC. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. Mr. Gillard is subscribing for 1.0% of the shares being sold at the minimum of the offering range. None of our other directors or executive officers has subscribed for more than 1% of the shares of common stock being sold in the offering. Assuming that all subscriptions are filled, our directors and executive officers together are subscribing for 4.16% and 3.10% of the shares being offering at the minimum and maximum of the offering range, respectively.

Name	Proposed Purchases of Stock in the Offering
	Number of Shares	Dollar Amount
Rheo A. Brouillard	22,800	$228,000
Robert C. Cushman, Sr.	5,000	50,000
Sonia M. Dudas	10,000	100,000
Roger Engle	6,000	60,000
Donna M. Evan	10,000	100,000
Robert O. Gillard	30,000	300,000
Henry P. Hinckley	5,000	50,000
Brian J. Hull	15,000	150,000
Michael J. Moran	6,000	60,000
Steven H. Townsend	10,000	100,000
Everett A. Watson	500	5,000

All directors and executive officers as a group (11 persons)	120,300	$1,203,000

Regulation and Supervision

General

Savings Institute is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as its deposits insurer. Savings Institute is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Bank Insurance Fund managed by the Federal Deposit Insurance Corporation. Savings Institute must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision and, under certain circumstances, the Federal Deposit Insurance Corporation to evaluate Savings Institute’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on SI Financial Group, SI Bancorp, MHC and Savings Institute and their operations. SI Financial Group and SI Bancorp, MHC, as savings and loan holding companies, are required to file certain reports with, are subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision. SI Financial Group will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Certain of the regulatory requirements that are or will be applicable to Savings Institute, SI Financial Group and SI Bancorp, MHC are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Savings Institute, SI Financial Group and SI Bancorp, MHC and is qualified in its entirety by reference to the actual statutes and regulations.

Regulation of Federal Savings Associations

Business Activities. Federal law and regulations, primarily the Home Owners’ Loan Act and the regulations of the Office of Thrift Supervision, govern the activities of federal savings banks, such as Savings Institute. These laws and regulations delineate the nature and extent of the activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

Branching. Federal savings banks are authorized to establish branch offices in any state or states of the United States and its territories, subject to the approval of the Office of Thrift Supervision.

Capital Requirements. The Office of Thrift Supervision’s capital regulations require federal savings institution to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard requires federal savings institutions to maintain Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core (Tier 1) capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

The Office of Thrift Supervision also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular circumstances. At March 31, 2004, the Bank met each of these capital requirements.

Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” An institution must file a capital restoration plan with the Office of Thrift Supervision within 45 days of the date it receives notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. “Significantly undercapitalized” and “critically undercapitalized” institutions are subject to more extensive mandatory regulatory actions. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

Loans to One Borrower. Federal law provides that savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

Standards for Safety and Soundness. As required by statute, the federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of Thrift Supervision regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if, like Savings Institute, it is a subsidiary of a holding company. If Savings Institute’s capital were ever to fall below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution that would otherwise be permitted by the regulation, if the agency determines that such distribution would constitute an unsafe or unsound practice.

Qualified Thrift Lender Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

A savings institution that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered “qualified thrift investments.” As of March 31, 2004, Savings Institute maintained 88.0% of its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Transactions with Related Parties. Federal law limits Savings Institute’s authority to lend to, and engage in certain other transactions with (collectively, “covered transactions”), “affiliates” (e.g., any company that controls or is under common control with an institution, including SI Financial Group, Inc., SI Bancorp, MHC and their non-savings institution subsidiaries). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution’s capital and surplus. Loans and other specified transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 generally prohibits a company from making loans to its executive officers and directors. However, that act contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, Savings Institute’s authority to extend credit to executive officers, directors and 10% shareholders (“insiders”), as well as entities such persons control, is limited. The law restricts both the individual and aggregate amount of loans Savings Institute may make to insiders based, in part, on Savings Institute’s capital position and requires certain board approval procedures to be followed. Such loans must be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. There are additional restrictions applicable to loans to executive officers.

Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Assessments. Federal savings banks are required to pay assessments to the Office of Thrift Supervision to fund its operations. The general assessments, paid on a semi-annual basis, are based upon the savings institution’s total assets, including consolidated subsidiaries, as reported in the institution’s latest quarterly thrift financial report.

Insurance of Deposit Accounts. Savings Institute is a member of the Bank Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution’s assessment rate depends upon the categories to which it is assigned. Assessment rates for Bank Insurance Fund member institutions are determined semi-annually by the Federal Deposit Insurance Corporation and currently range from zero basis points of assessable deposits for the healthiest institutions to 27 basis points of assessable deposits for the riskiest.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A material increase in Bank Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Savings Institute. Management cannot predict what insurance assessment rates will be in the future.

In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize the predecessor to the Savings Association Insurance Fund. During the calendar year ended December 31, 2003, Financing Corporation payments for Bank Insurance Fund members averaged 1.56 basis points of assessable deposits.

The Federal Deposit Insurance Corporation may terminate an institution’s insurance of deposits upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Savings Institute does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Home Loan Bank System. Savings Institute is a member of the Federal Home Loan Bank System, which consists of (12) regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Savings Institute, as a member of the Federal Home Loan Bank of Boston, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank in an amount at least equal to 1.0% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the Federal Home Loan Bank, whichever is greater. Savings Institute was in compliance with this requirement with an investment in Federal Home Loan Bank stock at March 31, 2004 of $3.4 million.

The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and could also result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

Community Reinvestment Act. Under the Community Reinvestment Act, as implemented by Office of Thrift Supervision regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the Office of Thrift Supervision, in connection with its examination of a savings association, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution.

The Community Reinvestment Act requires public disclosure of an institution’s rating and requires the Office of Thrift Supervision to provide a written evaluation of an association’s Community Reinvestment Act performance utilizing a four-tiered descriptive rating system.

Savings Institute received a “satisfactory” rating as a result of its most recent Community Reinvestment Act assessment.

Holding Company Regulation

General. SI Financial Group and SI Bancorp, MHC are savings and loan holding companies within the meaning of federal law. As such, they are registered with the Office of Thrift Supervision and are subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations concerning corporate governance and activities. In addition, the Office of Thrift Supervision has enforcement authority over SI Financial Group and SI Bancorp, MHC and their non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to Savings Institute.

Restrictions Applicable to Mutual Holding Companies. According to federal law and Office of Thrift Supervision regulations, a mutual holding company, such as SI Bancorp, MHC, may generally engage in the following activities: (1) investing in the stock of a bank; (2) acquiring a mutual association through the merger of such association into a bank subsidiary of such holding company or an interim bank subsidiary of such holding company; (3) merging with or acquiring another holding company, one of whose subsidiaries is a bank; and (4) any activity approved by the Federal Reserve Board for a bank holding company or financial holding company or previously approved by Office of Thrift Supervision for multiple savings and loan holding companies. Recent legislation, which authorized mutual holding companies to engage in activities permitted for financial holding companies, expanded the authorized activities. Financial holding companies may engage in a broad array of financial service activities including insurance and securities.

Federal law prohibits a savings and loan holding company, including a federal mutual holding company, from directly or indirectly, or through one or more subsidiaries, acquiring more than 5% of the voting stock of another savings institution, or its holding company, without prior written approval of the Office of Thrift Supervision. Federal law also prohibits a savings and loan holding company from acquiring more than 5% of a company engaged in activities other than those authorized for savings and loan holding companies by federal law; or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (1) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

If the savings institution subsidiary of a savings and loan holding company fails to meet the qualified thrift lender test, the holding company must register with the Federal Reserve Board as a bank holding company within one year of the savings institution’s failure to so qualify.

Stock Holding Company Subsidiary Regulation. The Office of Thrift Supervision has adopted regulations governing the two-tier mutual holding company form of organization and subsidiary stock holding companies that are controlled by mutual holding companies. We have adopted this form of organization and it will continue in place after the proposed offering. SI Financial Group is the stock holding company subsidiary of SI Bancorp, MHC. SI Financial Group is permitted to engage in activities that are permitted for SI Bancorp, MHC subject to the same restrictions and conditions.

Waivers of Dividends by SI Bancorp, MHC. Office of Thrift Supervision regulations require SI Bancorp, MHC to notify the Office of Thrift Supervision if it proposes to waive receipt of dividends from SI Financial Group. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if: (i) the mutual holding company’s board of directors determines that such waiver is consistent with such directors’ fiduciary duties to the mutual holding company’s members; (ii) for as long as the savings association subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered as a restriction on the retained earnings of the savings association, which restriction, if material, is disclosed in the public financial statements of the savings association as a note to the financial statements; (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with SFAS 5, where the savings association determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and (iv) the amount of any waived dividend is considered as having been paid by the savings association in evaluating any proposed dividend under Office of Thrift Supervision capital distribution regulations. We anticipate that SI Bancorp, MHC will waive dividends that SI Financial Group may pay, if any.

Conversion of SI Bancorp, MHC to Stock Form. Office of Thrift Supervision regulations permit SI Bancorp, MHC to convert from the mutual form of organization to the capital stock form of organization. There can be no assurance when, if ever, a conversion transaction will occur, and the Board of Directors has no current intention or plan to undertake a conversion transaction. In a conversion transaction a new holding company would be formed as the successor to SI Financial Group, SI Bancorp, MHC’s corporate existence would end, and certain depositors of Savings Institute would receive the right to subscribe for additional shares of the new holding company. In a conversion transaction, each share of common stock held by stockholders other than SI Bancorp, MHC would be automatically converted into a number of shares of common stock of the new holding company based on an exchange ratio determined at the time of conversion that ensures that stockholders other than SI Bancorp, MHC own the same percentage of common stock in the new holding company as they owned in SI Financial Group immediately before conversion. Under Office of Thrift Supervision regulations, stockholders other than SI Bancorp, MHC would not be diluted because of any dividends waived by SI Bancorp, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), in the event SI Bancorp, MHC converts to stock form. The total number of shares held by stockholders other than SI Bancorp, MHC after a conversion transaction also would be increased by any purchases by stockholders other than SI Bancorp, MHC in the stock offering conducted as part of the conversion transaction.

Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the

Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Federal Securities Laws

SI Financial Group has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the offering. Upon completion of the offering, SI Financial Group common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. SI Financial Group will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration, under the Securities Act of 1933, of the shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of SI Financial Group may be resold without registration. Shares purchased by an affiliate of SI Financial Group will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If SI Financial Group meets the current public information requirements of Rule 144, each affiliate of SI Financial Group that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of SI Financial Group, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, SI Financial Group may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002, which implemented legislative reforms intended to address corporate and accounting fraud. The Sarbanes-Oxley Act restricts the scope of services that may be provided by accounting firms to their public company audit clients and any non-audit services being provided to a public company audit client will require preapproval by the company’s audit committee. In addition, the Sarbanes-Oxley Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement.

Under the Sarbanes-Oxley Act, bonuses issued to top executives before restatement of a company’s financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan “blackout” periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. The legislation accelerates the time frame for disclosures by public companies of changes in ownership in a company’s securities by directors and executive officers.

The Sarbanes-Oxley Act also increases the oversight of, and codifies certain requirements relating to audit committees of public companies and how they interact with the company’s “registered public accounting firm.” Among other requirements, companies must disclose whether at least one member of the audit committee is a “financial expert” (as such term is defined by the Securities and Exchange Commission) and if not, why not.

Although we anticipate that we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

Privacy Requirements of the GLBA

The Gramm-Leach-Bliley Act of 1999 provided for sweeping financial modernization for commercial banks, savings banks, securities firms, insurance companies, and other financial institutions operating in the United States. Among other provisions, the Gramm-Leach-Bliley Act places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of personal financial information with unaffiliated third parties.

Anti-Money Laundering

On October 26, 2001, in response to the events of September 11, 2001, the President of the United States signed into law the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”). The USA PATRIOT ACT significantly expands the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the U.S. financial system to fund terrorist activities. Title III of the USA PATRIOT ACT provides for a significant overhaul of the U.S. anti-money laundering regime. Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations.

Other Regulations

Interest and other charges collected or contracted for by Savings Institute are subject to state usury laws and federal laws concerning interest rates. Savings Institute’s loan operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of Savings Institute also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which governs automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which, effective October 28, 2004, gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check.

Federal and State Taxation

Federal Income Taxation

General. We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 1995. For its 2003 year, Savings Institute’s maximum federal income tax rate was 34%.

Bad Debt Reserves. For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts for institutions with assets in excess of $500 million and the percentage of taxable income method for all institutions for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $3.7 million of our accumulated bad debt reserves would not be recaptured into taxable income unless Savings Institute makes a “non-dividend distribution” to Savings Institute as described below.

Distributions. If Savings Institute makes “non-dividend distributions” to SI Financial Group, the distributions will be considered to have been made from Savings Institute’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Savings Institute’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Savings Institute’s taxable income. Non-dividend distributions include distributions in excess of Savings Institute’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Savings Institute’s current or accumulated earnings and profits will not be so included in Savings Institute’s taxable income.

The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Savings Institute makes a non-dividend distribution to SI Financial Group, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Savings Institute does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

SI Bancorp, MHC, SI Financial Group and its subsidiaries are subject to the Connecticut corporation business tax. SI Bancorp, MHC, SI Financial Group and its subsidiaries will be eligible to file a combined Connecticut income tax return and will pay the regular corporation business tax.

The Connecticut corporation business tax is based on the federal taxable income before net operating loss and special deductions of SI Bancorp, MHC, SI Financial Group and its subsidiaries and makes certain modifications to federal taxable income to arrive at Connecticut taxable income. Connecticut taxable income is multiplied by the state tax rate (9.0% for fiscal year 2004) to arrive at Connecticut income tax.

In May 1998, the State of Connecticut enacted legislation permitting the formation of passive investment company subsidiaries by financial institutions. This legislation exempts qualifying passive investment companies from the Connecticut corporation business tax and excludes dividends paid from a passive investment company from the taxable income of the parent financial institution. Savings Institute’s formation of a passive investment company in January 1999 is expected to substantially eliminate the state income tax expense of SI Bancorp, MHC, SI Financial Group and its subsidiaries. See “Our Business—Subsidiaries—SI Mortgage Company” for a discussion of Savings Institute’s passive investment company.

The Stock Offering

The Board of Directors of Savings Institute has approved the plan of reorganization and minority stock issuance. The Office of Thrift Supervision also has conditionally approved the plan of reorganization and minority stock issuance; however, such approval does not constitute a recommendation or endorsement of the plan of reorganization and minority stock issuance by such agency.

General

On December 16, 2003, and as amended and restated on June 8, 2004, the Board of Directors of SI Financial Group unanimously adopted the plan of reorganization and minority stock issuance, pursuant to which SI Financial Group will offer up to 40% of its common stock to qualifying depositors of Savings Institute in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The completion of the offering depends on market conditions and other factors beyond our control. We can give no assurance as to the length of time that will be required to complete the sale of the common stock. If we experience delays, significant changes may occur in the appraisal of SI Financial Group and Savings Institute, which would require a change in the offering range. A change in the offering range would result in a change in the net proceeds realized by SI Financial Group from the sale of the common stock. If the offering is terminated, Savings Institute would be required to charge all offering expenses against current income. The Office of Thrift Supervision approved our plan of reorganization and minority stock issuance, subject to the fulfillment of certain conditions.

The following is a brief summary of the pertinent aspects of the offering. A copy of the plan of reorganization and minority stock issuance is available from Savings Institute upon request and is available for inspection at the offices of Savings Institute and at the Office of Thrift Supervision. The plan of reorganization and minority stock issuance is also filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Offering

After considering the advantages and disadvantages of the offering, the Boards of Directors of SI Bancorp, MHC, SI Financial Group and Savings Institute unanimously approved the offering as being in the best interests of SI Financial Group, Savings Institute, SI Bancorp, MHC and its members. The Boards of Directors concluded that the offering offers a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the offering.

The offering will result in the raising of additional capital, which will support our future lending and operational growth and may also support possible future branching activities or the acquisition of other financial institutions or financial service companies or their assets. As a mutual holding company with a mid-tier stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including giving us the ability to use stock as a form of merger consideration. Since we will not be offering all of our common stock for sale in the offering, the minority stock issuance will result in less capital raised in comparison to a standard mutual-to-stock conversion. Therefore, the minority stock issuance permits us to control the amount of capital being raised and enables us to deploy more prudently the proceeds of the offering, while at the same time enabling us to continue to grow our lending and investment activities. The minority stock issuance, however, also will allow us to raise additional capital in the future because a majority of our common stock will be available for sale in the event of a conversion of SI Bancorp, MHC to stock form.

The offering will afford our officers and employees the opportunity to become stockholders, which we believe to be an effective performance incentive and an effective means of attracting and retaining qualified personnel. The offering also will provide our customers and local community members with an opportunity to acquire our stock.

The disadvantages of the offering considered by the Boards of Directors are the additional expense and effort of operating as a public company listed on the Nasdaq Stock Market, the inability of stockholders other than SI Bancorp, MHC to obtain majority ownership of SI Financial Group and Savings Institute, which may result in the perpetuation of our management and board of directors, and that new forms of corporate ownership and regulatory policies relating to the mutual holding company structure may be adopted from time to time which may have an adverse impact on stockholders other than SI Bancorp, MHC.

A majority of our voting stock will be owned by SI Bancorp, MHC, which will be controlled by its board of directors. While this structure will permit management to focus on our long-term business strategy for growth and capital redeployment without undue pressure from stockholders, it will also serve to perpetuate our existing management and directors. SI Bancorp, MHC will be able to elect all of the members of SI Financial Group’s board of directors, and will be able to control the outcome of most matters presented to our stockholders for resolution by vote. The matters as to which stockholders other than SI Bancorp, MHC will be able to exercise voting control are limited and include any proposal to implement a stock-based incentive plan. No assurance can be given that SI Bancorp, MHC will not take action adverse to the interests of other stockholders. For example, SI Bancorp, MHC could prevent the sale of control of SI Financial Group or defeat a candidate for the board of directors of SI Financial Group or other proposals put forth by stockholders.

This offering does not preclude the conversion of SI Bancorp, MHC from the mutual to stock form of organization in the future. No assurance can be given when, if ever, SI Bancorp, MHC will convert to stock form or what conditions the Office of Thrift Supervision or other regulatory agencies may impose on such a transaction. See “Risk Factors” and “Summary– Possible Conversion of SI Bancorp, MHC to Stock Form.”

We Plan to Establish SI Financial Group Foundation

General. In furtherance of our commitment to our local community, the plan of reorganization and minority stock issuance provides that we will establish SI Financial Group Foundation as a nonstock Delaware corporation in connection with the stock offering. The foundation will be funded with SI Financial Group common stock, as described below. By further enhancing our visibility and reputation in our local community, we believe that the foundation will enhance the long-term value of our community banking franchise. The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our community and to receive the associated tax benefits, without any significant cash outlay by us.

Purpose of the Charitable Foundation. We emphasize community lending and community activities. In 1998, we formed Savings Institute Foundation Inc., a charitable foundation that provides grants to public charities that are operated for religious, charitable, scientific, literary or educational purposes in the communities in which we operate. See “Our Business — Savings Institute Foundation, Inc.”

SI Financial Group Foundation is being formed to complement, not to replace, our existing community activities and our existing foundation’s activities. Although we intend to continue to emphasize community lending and community activities following the stock offering, such activities are not our sole corporate purpose.

SI Financial Group Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in manners that are not presently available to us. We believe that SI Financial Group Foundation will enable us to assist the communities within our market area in areas beyond community development and lending and will enhance our current activities under the Community Reinvestment Act.

We further believe that the funding of SI Financial Group Foundation with our common stock will allow our community to share in our potential growth and success long after the stock offering. SI Financial Group Foundation will accomplish that goal by providing for continued ties between it and us, thereby forming a partnership within the communities in which we operate.

We do not expect the contribution to SI Financial Group Foundation to take the place of our traditional community lending and charitable activities. For the three months ended March 31, 2004 and the year ended December 31, 2003, we contributed $6,600 and $49,000 to community organizations. We expect to continue making charitable contributions within our community. In connection with the closing of the offering, we intend to contribute to SI Financial Group Foundation 170,000 shares of our common stock at the midpoint of the offering range, valued at $1.7 million based on the offering price of $10.00 per share.

Structure of the Charitable Foundation. SI Financial Group Foundation will be incorporated under Delaware law as a non-stock corporation. The Certificate of Incorporation of SI Financial Group Foundation will provide that SI Financial Group Foundation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The Certificate of Incorporation will further provide that no part of the net earnings of the foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

We have selected five of our current officers and three of our current directors to serve on the initial board of directors of the foundation. As required by OTS regulations, we also will select one additional person to serve on the initial board of directors who will not be one of our officers or directors and who will have experience with local charitable organizations and grant making. While there are no plans to change the size of the initial board of directors during the year following the completion of the stock offering, following the first anniversary of the stock offering, the foundation may alter the size and composition of its board of directors. For five years after the stock offering, one seat on the foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and one seat on the foundation’s board of directors will be reserved for one of our directors.

The Board of Directors of SI Financial Group Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of SI Financial Group Foundation will always be bound by their fiduciary duty to advance the foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the foundation is established. The directors of SI Financial Group Foundation also will be responsible for directing the activities of the foundation, including the management and voting of our common stock held by the foundation. However, as required by OTS regulations, all shares of common stock held by SI Financial Group Foundation must be voted in the same ratio as all other shares of the common stock on all proposals considered by our shareholders.

SI Financial Group Foundation’s place of business will be located at our administrative offices. The board of directors of SI Financial Group Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the OTS regulations governing transactions between us and the foundation.

SI Financial Group Foundation will receive working capital from: (1) any dividends that may be paid on our common stock in the future; (2) within the limits of applicable federal and state laws, loans collateralized by the common stock; or (3) the proceeds of the sale of any of the common stock in the open market from time to time. As a private foundation under Section 501(c)(3) of the Internal Revenue Code, SI Financial Group Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of common stock by us is that the amount of common stock that may be sold by SI Financial Group Foundation in any one year shall not exceed 5% of the average market value of the assets held by SI Financial Group Foundation, except where the board of directors of the foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

Tax Considerations. Our independent tax advisor has advised us that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. SI Financial Group Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as SI Financial Group Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. Our independent tax advisor, however, has not rendered any advice on whether SI Financial Group Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by SI Financial Group Foundation must be voted in the same ratio as all other outstanding shares of common stock on all proposals considered by our shareholders.

We are authorized under federal law to make charitable contributions. We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact of the contribution of common stock to SI Financial Group Foundation on the amount of common stock to be sold in the stock offering. See “Capitalization,” “Historical and Pro Forma Regulatory Capital Compliance,” and “Comparison of Independent Valuation and Pro Forma Financial Information With and Without the Foundation.” The amount of the contribution will not adversely impact our financial condition. We therefore believe that the amount of the charitable contribution is reasonable given our pro forma capital position and does not raise safety and soundness concerns.

We have received an opinion from our independent tax advisor that our contribution of our stock to SI Financial Group Foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal amount that SI Financial Group Foundation is required to pay us for such stock. We are permitted to deduct only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five year period following the contribution to SI Financial Group Foundation. We estimate that substantially all of the contribution should be deductible over the six-year period. However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the foundation. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. We do not expect to make any further contributions to SI Financial Group Foundation within the first five years following the initial contribution, unless such contributions would be deductible under the Internal Revenue Code. Any such decisions would be based on an assessment of, among other factors, our financial condition at that time, the interests of our shareholders and depositors, and the financial condition and operations of the foundation.

Although we have received an opinion from our independent tax advisor that we should be entitled to a deduction for the charitable contribution, there can be no assurances that the Internal Revenue Service will recognize SI Financial Group Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, our contribution to SI Financial Group Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination.

As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2.0%. SI Financial Group Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. SI Financial Group Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Conditions Imposed on the Charitable Foundation. Office of Thrift Supervision regulations will impose the following conditions on the establishment of SI Financial Group Foundation:

1.	the Office of Thrift Supervision can examine the foundation;

2.	the foundation must comply with all supervisory directives imposed by the Office of Thrift Supervision;

3.	the foundation must provide annually to the Office of Thrift Supervision a copy of the annual report that the foundation submits to the IRS;

4.	the foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

5.	the foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

6.	the foundation must vote its shares in the same ratio as all of the other shares voted on each proposal considered by our shareholders.

In addition, within six months of completing the stock offering, SI Financial Group Foundation must submit to the Office of Thrift Supervision a three-year operating plan.

Effect on Liquidation Rights. In the unlikely event of a complete liquidation of Savings Institute prior to the completion of the offering, each depositor would receive a pro rata share of any assets of Savings Institute remaining after payment of expenses and satisfaction of claims of all creditors. Each depositor’s pro rata share of such liquidating distribution would be in the same proportion as the value of such depositor’s deposit account was to the total value of all deposit accounts in Savings Institute at the time of liquidation.

Upon a complete liquidation of Savings Institute after the offering, each depositor would have a claim as a creditor of the same general priority as the claims of all other general creditors of Savings Institute. However, except as described below, a depositor’s claim would be solely for the amount of the balance in such depositor’s deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of Savings Institute above that amount. Instead, the holder of Savings Institute’s common stock (i.e., SI Financial Group) would be entitled to any assets remaining upon a liquidation of Savings Institute.

Upon a complete liquidation of SI Financial Group, the stockholders of SI Financial Group, including SI Bancorp, MHC, would be entitled to receive the remaining assets of SI Financial Group, following payment of all debts, liabilities and claims of greater priority of or against SI Financial Group.

If liquidation of SI Bancorp, MHC occurs following completion of the offering, all depositors of Savings Institute at that time will be entitled, pro rata, to the value of their deposit accounts, to a distribution of any assets of SI Bancorp, MHC remaining after payment of all debts and claims of creditors.

There are no plans to liquidate Savings Institute, SI Financial Group or SI Bancorp, MHC in the future.

Material Income Tax Consequences

In connection with the stock offering we have received an opinion of counsel with respect to federal tax laws, and an opinion with respect to Connecticut tax laws, that no gain or loss will be recognized by Savings Institute, SI Financial Group or SI Bancorp, MHC as a result of the stock offering or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Savings Institute, SI Financial Group and SI Bancorp, MHC and persons receiving subscription rights.

Muldoon Murphy Faucette & Aguggia LLP has issued an opinion to Savings Institute that, for federal income tax purposes:

•	with respect to SI Bancorp, MHC’s transfer of 100% of the common stock of Savings Institute to SI Financial Group, SI Financial Group will recognize no gain or loss upon its transfer of 100% of the common stock of Savings Institute from SI Bancorp, MHC and SI Bancorp, MHC will recognize no gain or loss upon its transfer of 100% of the common stock of Savings Institute from SI Bancorp, MHC to SI Financial Group;

•	it is more likely than not that the fair market value of the non-transferable subscription rights to purchase shares of common stock of SI Financial Group to be issued to eligible account holders, supplemental eligible account holders and other members is zero and, accordingly, that no income will be realized by eligible account holders, supplemental eligible account holders and other members upon the issuance to them of the subscription rights or upon the exercise of the subscription rights;

•	it is more likely than not that the tax basis to the holders of shares of common stock purchased in the stock offering pursuant to the exercise of the subscription rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the stock offering; and

•	the holding period for shares of common stock purchased in the community offering or syndicated community offering will begin on the day after the date of the purchase.

The statements set forth in the second and third bullet points above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

SI Financial Group has also received an opinion from                     ,                 ,             , that, assuming the stock offering does not result in any federal income tax liability to Savings Institute, its account holders, or SI Financial Group, implementation of the plan of reorganization and minority stock issuance will not result in any Connecticut income tax liability to those entities or persons.

The opinions of Muldoon Murphy Faucette & Aguggia LLP and                     , are filed as exhibits to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

Under the plan of reorganization and minority stock issuance, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

•	Persons with deposits in Savings Institute with balances aggregating $50 or more (“qualifying deposits”) as of November 30, 2002 (“eligible account holders”). For this purpose, deposit accounts include all savings, time, and demand accounts.

•	Our employee stock ownership plan.

•	Persons with qualifying deposits in Savings Institute as of , 2004, other than our officers, directors and their associates (“supplemental eligible account holders”).

•	Members of SI Bancorp, MHC as of , who are not eligible or supplemental eligible account holders (“other members”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of reorganization and minority stock issuance. See “—Limitations on Purchases of Shares.” All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account.

We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

Category 1: Eligible Account Holders. Subject to the $300,000 purchase limitation as described below under “—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$200,000 of common stock (which equals 20,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons other than SI Bancorp, MHC; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. The balance of qualifying deposits of all eligible account holders was $ million.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Savings Institute or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Savings Institute in the one year period preceding November 30, 2002.

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at November 30, 2002. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Category 2: Tax-Qualified Employee Benefit Plans. Our tax-qualified employee benefit plans have the right to purchase up to 10% of the shares of common stock sold in the offering, including shares issued to SI Financial Group Foundation. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 3.36% of the shares of common stock issued in the offering, including shares issued to SI Bancorp, MHC and contributed to SI Financial Group Foundation. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of reorganization and minority stock issuance. If we increase the number of shares offered above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to 10% of the common stock issued in the offering to persons other than SI Bancorp, MHC. If the plan’s subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from us with the approval of the Office of Thrift Supervision.

Category 3: Supplemental Eligible Account Holders. Subject to the $300,000 purchase limitation as described below under “—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$200,000 of common stock (which equals 20,000 shares);

•	one-tenth of 1% of the total offering of common stock to persons other than SI Bancorp, MHC; or

•	15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. The balance of qualifying deposits of all supplemental eligible account holders was $ million.

If eligible account holders and the employee stock ownership plan subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such supplemental eligible account holder had an ownership interest at                     , 2004. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Category 4: Other Members. Each other member has the right to purchase up to the greater of $200,000 of common stock (which equals 20,000 shares) or one-tenth of 1% of the total offering of common stock issued to persons other than SI Bancorp, MHC. Other members refer to holders of savings, demand or other authorized accounts of Savings Institute as of the close of business on the last business day of the month before the month in which the plan of reorganization and minority stock issuance is approved by the Office of Thrift Supervision. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members in the proportion that each other member’s subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts in which such other member had an ownership interest at             , 2004. Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation.

Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of reorganization and minority stock issuance will terminate at 12:00 Noon, Eastern time, on [DATE 1]. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights, however all subscription rights will expire on the expiration date, whether or not we have been able to locate each person entitled to subscription rights.

Office of Thrift Supervision regulations require that we complete the sale of common stock within 45 days after the close of the subscription offering. If the sale of the common stock is not completed within that period, all funds received will be returned promptly with interest at our passbook rate and all withdrawal authorizations will be canceled unless we receive approval of the Office of Thrift Supervision to extend the time for completing the offering. If regulatory approval of an extension of the time period has been granted, we will notify all subscribers of the extension and of the duration of any extension that has been granted, and subscribers will have the right to modify or rescind their purchase orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days, and all extensions in the aggregate may not last beyond [DATE 3].

Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of reorganization and minority stock issuance reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of reorganization and minority stock issuance or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or shares of common stock before the completion of the offering.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may offer shares in a community offering to the following persons in the following order of priority:

•	Borrowers of Savings Institute as of the close of business on the last business day of the month immediately preceding the month in which the Office of Thrift Supervision approves the plan of reorganization and minority stock issuance.

•	Natural persons and trusts of natural persons who are residents of Hartford, New London, Tolland and Windham Counties, Connecticut; and

•	Other persons to whom we deliver a prospectus.

We will consider persons residing in one of the specified counties if they occupy a dwelling in the county and establish an ongoing physical presence in the county that is not merely transitory in nature. We may utilize depositor or loan records or other evidence provided to us to make a determination as to whether a person is a resident. In all cases, the determination of residence status will be made by us in our sole discretion.

Purchasers in the community offering are eligible to purchase up to $200,000 of common stock (which equals 20,000 shares). If not enough shares are available to fill orders in the community offering, the available shares will be allocated first to each subscriber whose order we accept in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such subscriber, if possible. After that, unallocated shares will be allocated among such subscribers whose orders remain unsatisfied in the same proportion that the unfilled order of each such subscriber bears to the total unfilled orders of all such subscribers.

The community offering, if held, may commence concurrently with or subsequent to the subscription offering and will terminate no later than 45 days after the close of the subscription offering unless extended by us, with approval of the Office of Thrift Supervision. If we receive regulatory approval for an extension, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will have the right to confirm, increase, decrease or rescind their orders. If we do not receive an affirmative response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest.

The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

The plan of reorganization and minority stock issuance provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O’Neill, acting as our agent. Alternatively, we may sell any remaining shares in an underwritten public offering. However, we retain the right to accept or reject, in whole or in part, any orders in the syndicated community offering or underwritten public offering. Neither Sandler O’Neill nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Sandler O’Neill has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision. See “—Community Offering” above for a discussion of rights of subscribers in the event an extension is granted.

Common stock sold in the syndicated community offering will be sold at a purchase price per share which is the same price as all other shares being offered in the offering. Orders for common stock in the syndicated community offering will be filled first to a maximum of 2% of the total number of shares sold in the offering and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares will be issued. We may begin the syndicated community offering or underwritten public offering at any time following the commencement of the subscription offering.

The opportunity to subscribe for shares of common stock in the syndicated community offering or underwritten public offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Stock sold in the syndicated community offering also will be sold at the $10.00 per share purchase price. Purchasers in the syndicated community offering are eligible to purchase up to $200,000 of common stock (which equals 20,000 shares). See “—How We Determined the Offering Range and the $10.00 Purchase Price.”

If we are unable to find purchasers from the general public for all unsubscribed shares, we will make other purchase arrangements, if feasible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of reorganization and minority stock issuance and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of reorganization and minority stock issuance will terminate.

Plan of Distribution and Marketing Arrangements

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our stock information center and Sandler O’Neill. All prospective purchasers are to send payment directly to Savings Institute, where such funds will be held in a segregated savings account and not released until the offering is completed or terminated.

We have engaged Sandler O’Neill, a broker-dealer registered with the NASD, as a financial and marketing advisor in connection with the offering of our common stock. In its role as financial and marketing advisor, Sandler O’Neill will assist us in the offering as follows:

(1)	consulting as to the securities marketing implications of any aspect of the plan of reorganization and minority stock issuance or related corporate documents;

(2)	reviewing with our Board of Directors the financial and securities marketing implications of the independent appraiser’s appraisal of the common stock;

(3)	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

(4)	assisting in the design and implementation of a marketing strategy for the offering;

(5)	assisting us in preparing for meetings with potential investors and broker-dealers; and

(6)	providing such other general advice and assistance regarding financial and marketing aspects of the offering.

For these services, Sandler O’Neill will receive a fee of 1.0% of the aggregate dollar amount of the common stock sold in the offering, excluding shares sold to the employee stock ownership plan, to the foundation and to our officers, employees and directors and their immediate families. If there is a syndicated community offering, Sandler O’Neill will receive a management fee of 1.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering. The total fees payable to Sandler O’Neill and other NASD member firms in the syndicated community offering shall not exceed 7.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We also will reimburse Sandler O’Neill for its legal fees and expenses associated with its marketing effort, up to a maximum of $50,000. If the plan of reorganization and minority stock issuance is terminated or if Sandler O’Neill terminates its agreement with us in accordance with the provisions of the agreement, Sandler O’Neill will only receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Sandler O’Neill against liabilities and expenses (including legal fees) incurred in connection with certain claims or liabilities arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

We have also engaged Sandler O’Neill to act as conversion agent in connection with the offering. In its role as conversion agent, Sandler O’Neill will assist us in the offering as follows: (1) consolidation of accounts and development of a central file; (2) preparation of order and/or request forms; (3) organization and supervision of the stock information center; and (4) subscription services. For these services, Sandler O’Neill will receive a fee of $25,000 and reimbursement for its reasonable out-of-pocket expenses. We have made an advance payment of $5,000 to Sandler O’Neill for these services.

Sandler O’Neill has not prepared any report or opinion constituting a recommendation or advice to us or to persons who subscribe for stock, nor has it prepared an opinion as to the fairness to us of the purchase price or the terms of the stock to be sold. Sandler O’Neill expresses no opinion as to the prices at which common stock to be issued may trade.

Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. We will rely on Rule 3a4-1 of the Exchange Act, so as to permit officers, directors, and employees to participate in the sale of the common stock. No officer, director, or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Order Forms. To purchase shares in the subscription offering, you must submit a properly completed and executed order form to us by 12:00 Noon, Eastern time, on [DATE 1]. Your order form must be accompanied by full payment for all of the shares subscribed for or include appropriate authorization in the space provided on the order form for withdrawal of full payment from a deposit account with Savings Institute. To purchase shares in the community offering, you must submit a properly completed and executed order form to us, accompanied by the required payment for each share subscribed for, before the community offering terminates, which may be on, or at any time after, the end of the subscription offering. Our interpretation of the terms and conditions of the plan of reorganization and minority stock issuance and of the acceptability of the order forms will be final.

To ensure that your stock purchase eligibility and priority are properly identified, you must list all accounts on the order form, giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. We will strive to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you have an ownership interest.

We need not accept order forms that are received after the expiration of the subscription offering or community offering, as the case may be, or that are executed defectively or that are received without full payment or without appropriate withdrawal instructions. In addition, we are not obligated to accept orders submitted on photocopied or facsimiled stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that we will do so. Under the plan of reorganization and minority stock issuance, our interpretation of the terms and conditions of the plan of reorganization and minority stock issuance and of the order form will be final. Once received, an executed order form may not be modified, amended or rescinded without our consent unless the offering has not been completed within 45 days after the end of the subscription offering, unless extended.

The reverse side of the order form contains a regulatorily mandated certification form. We will not accept order forms where the certification form is not executed. By executing and returning the certification form, you will be certifying that you received this prospectus and acknowledging that the common stock is not a deposit account and is not insured or guaranteed by the federal government. You also will be acknowledging that you received disclosure concerning the risks involved in this offering. The certification form could be used as support to show that you understand the nature of this investment.

To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering, as required by Rule 15c2-8 under the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will be distributed only when preceded or accompanied by a prospectus.

Payment for Shares. Payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Savings Institute. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers or third party checks will be accepted. Orders submitted by subscribers that total $50,000 or more must be paid by official bank certified check, a check issued by a NASD-registered broker-dealer or by withdrawal authorization from a deposit account maintained with Savings Institute. Interest will be paid on payments made by check, bank draft or money order at our passbook rate from the date payment is received at the stock information center until the completion or termination of the offering. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the offering, unless the certificate matures after the date of receipt of the order form but before closing or termination of the offering, in which case funds will earn interest at the passbook rate from the date of maturity until the offering is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the offering. When the offering is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the offering cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the offering is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

If a subscriber authorizes us to withdraw the amount of the purchase price from his or her deposit account, we will do so as of the completion of the offering, though the account must contain the full amount necessary for payment at the time the subscription order is received. We will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at our passbook rate.

The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for upon the completion of the offering; provided that there is in force from the time of its subscription until the completion of the offering loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

Our individual retirement accounts (IRAs) do not permit investment in common stock. A depositor interested in using his or her IRA funds to purchase common stock must do so through a self-directed IRA. Since we do not offer those accounts, we will allow a depositor to make a trustee-to-trustee transfer of the IRA funds to a trustee offering a self-directed IRA program with the agreement that the funds will be used to purchase our common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s IRA funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an IRA with us to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed IRA funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of IRAs.

How We Determined the Offering Range and the $10.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma value on a fully converted basis (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. We have retained Keller & Company, Inc., which is experienced in the evaluation and appraisal of business entities, to prepare the independent appraisal. Keller & Company will receive fees totaling $23,000 for its appraisal services, plus reasonable out-of-pocket expenses. We have agreed to indemnify Keller & Company under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering.

Keller & Company prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, Keller & Company undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller & Company reviewed our stock issuance application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller & Company visited our facilities and had discussions with our management. Keller & Company did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on Keller & Company in connection with its appraisal.

In connection with its appraisal, Keller & Company reviewed the following factors, among others:

•	the economic make-up of our primary market area;

•	our financial performance and condition in relation to publicly traded companies that Keller & Company deemed comparable to us;

•	the specific terms of the offering of our common stock;

•	the pro forma impact of the additional capital raised in the reorganization;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

Consistent with Office of Thrift Supervision appraisal guidelines, Keller & Company’s analysis utilized three selected valuation procedures, the price book method, the price/core earnings method, and price/assets method, all of which are described in its report. Keller & Company’s appraisal report is filed as an exhibit to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.” Keller & Company placed the greatest emphasis on the price/core earnings and price book methods in estimating pro forma market value. Keller & Company compared the pro forma price book and price/core earnings ratios for SI Financial Group to the same ratios for a peer group of comparable companies. The peer group consisted of ten publicly traded companies based in the New England, Mid-Atlantic and Midwestern United States. The peer group included companies with:

•	average assets of $812.1 million;

•	average non-performing assets of 0.68% of total assets;

•	average net loans of 74.5% of total assets;

•	average equity of 10.5% of total assets; and

•	average core income of 0.91% of average assets.

On the basis of the analysis in its report, Keller & Company has advised us that, in its opinion, as of May 21, 2004, our estimated pro forma market value on a fully converted basis was within the valuation range of $72.2 million and $97.8 million with a midpoint of $85.0 million and that the estimated pro forma market value of our shares of common stock held by persons other than SI Bancorp, MHC and SI Financial Group Foundation, was within the valuation range of $28.9 million to $39.1 million with a midpoint of $34.0 million. As a result, we established the offering range of $28.9 million to $39.1 million, with a midpoint of $34.0 million. Our Board of Directors reviewed Keller & Company’s appraisal report, including the methodology and the assumptions used by Keller & Company, and determined that the offering range was reasonable and adequate. Assuming that the shares are sold at $10.00 per share in the offering, the estimated number of shares issued in the offering would be between 7,225,000 and 9,775,000, with a midpoint of 8,500,000 and the estimated number of shares issued to persons other than SI Bancorp, MHC and SI Financial Group Foundation would be between 2,890,000 and 3,910,000 with a midpoint of 3,400,000. The purchase price of $10.00 per share was determined by discussion among us and Sandler O’Neill, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock and desired liquidity in the common stock after the offering.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, Keller & Company, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value as of the close of the subscription offering.

No shares will be sold unless Keller & Company confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, the offering may be canceled, a new offering range and price per share set and new subscription, community and syndicated community offerings held. Under those circumstances, subscribers would have the right to confirm, modify or cancel their subscriptions within a specified period of time or else their subscription would be cancelled. If the offering is terminated all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released or reduced.

Depending on market and financial conditions, the number of shares sold to persons other than SI Bancorp, MHC and SI Financial Group Foundation may be more than 4,496,500 shares or less than 2,890,000 shares. If the total amount of shares sold to persons other than SI Bancorp, MHC and SI Financial Group Foundation is less than 2,890,000 or more than 4,496,500 (15% above the maximum of the offering range), for aggregate gross proceeds of less than $28.9 million or more than $45.0 million, subscription funds will be returned promptly with interest to each subscriber unless he or she indicates otherwise. If Keller & Company establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

In formulating its appraisal, Keller & Company relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. Keller & Company also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller & Company believes this information to be reliable, Keller & Company does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of Keller & Company, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Limitations on Purchases of Shares

In addition to the purchase limitations described above under “—Subscription Offering and Subscription Rights,” “—Community Offering” and “—Syndicated Community Offering,” the plan of reorganization and minority stock issuance provides for the following purchase limitations:

•	The aggregate amount of our outstanding common stock owned or controlled by persons other than SI Bancorp, MHC at the close of the offerings shall be less than 50.1% of our total outstanding common stock.

•	Except for our tax-qualified employee stock benefit plans, no person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than $300,000 of the common stock sold in the offering to persons other than SI Bancorp, MHC (which equals 30,000 shares), subject to increase as described below.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	The aggregate amount of common stock acquired in the offerings, by any non-tax-qualified employee stock benefit plan or any management person and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the (i) outstanding shares of common stock at the conclusion of the offerings or (ii) the stockholders’ equity of SI Financial Group at the conclusion of the offerings. In calculating the number of shares held by management persons and their associates, shares held by any tax-qualified or non-tax qualified employee stock benefit plan that are attributable to such person will not be counted.

•	The aggregate amount of common stock acquired in the offerings by all of our stock benefit plans other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock held by persons other than SI Bancorp, MHC.

•	The aggregate amount of common stock acquired in the offerings, by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of (i) the outstanding shares of common stock at the conclusion of the offerings or (ii) the stockholders’ equity of SI Financial Group at the conclusion of the offerings.

•	The aggregate amount of common stock acquired in the offerings by all of our stock benefit plans other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock held by persons other than SI Bancorp, MHC.

•	The aggregate amount of common stock acquired in the offerings, by all non-tax-qualified employee stock benefit plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 34% of (i) the outstanding shares of common stock held by persons other than SI Bancorp, MHC at the conclusion of the offering or (ii) the stockholders’ equity of SI Financial Group held by persons other than the SI Bancorp, MHC at the conclusion of the offerings.

We may, in our sole discretion, increase the individual or aggregate purchase limitation to up to 5% of the shares of common stock sold in the offerings to persons other than SI Bancorp, MHC. We do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the offering range. If we decide to increase the purchase limitations, persons who subscribed for the maximum number of shares of common stock will be given the opportunity to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights. We, in our discretion, also may give other large subscribers the right to increase their subscriptions.

The plan of reorganization and minority stock issuance defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of reorganization and minority stock issuance, our directors are not deemed to be acting in concert solely by reason of their Board membership.

The plan of reorganization and minority stock issuance defines “associate,” with respect to a particular person, to mean:

•	any corporation or organization other than SI Bancorp, MHC, SI Financial Group or Savings Institute or a majority-owned subsidiary of SI Bancorp, MHC, SI Financial Group or Savings Institute of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

•	any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and

•	any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of SI Bancorp, MHC, SI Financial Group or Savings Institute or any of their subsidiaries.

For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of reorganization and minority stock issuance. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Delivery of Certificates

Certificates representing the common stock sold in the offering will be mailed by our transfer agent to the persons whose subscriptions or orders are filled at the addresses of such persons appearing on the stock order form as soon as practicable following completion of the offering. We will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, subscribers may not be able to sell their shares, even though trading of the common stock may have commenced.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, we may not for a period of one year from the date of the completion of the offering repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. Furthermore, repurchases of any common stock are prohibited if they would cause Savings Institute’s regulatory capital to be reduced below the amount required under the regulatory capital requirements imposed by the Office of Thrift Supervision.

Restrictions on Transfer of Shares After the Reorganization Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the offering, except upon the death of the shareholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and executive officers will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their deposits with Savings Institute as account holders. While this aspect of the offering makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the offering, any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of reorganization and minority stock issuance, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Interpretation, Amendment and Termination

To the extent permitted by law, all interpretations by us of the plan of reorganization and minority stock issuance will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision. The plan of reorganization and minority stock issuance provides that, if deemed necessary or desirable, we may substantively amend the plan of reorganization and minority stock issuance as a result of comments from regulatory authorities or otherwise.

Completion of the offering requires the sale of all shares of the common stock within 90 days following approval of the plan of reorganization and minority stock issuance by the Office of Thrift Supervision, unless an extension is granted by the Office of Thrift Supervision. If this condition is not satisfied, the plan of reorganization and minority stock issuance will be terminated and we will continue our business. We may terminate the plan of reorganization and minority stock issuance at any time.

Restrictions on Acquisition of SI Financial Group and Savings Institute

General

Certain provisions in the charter and bylaws of SI Financial Group may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Mutual Holding Company Structure

SI Financial Group owns all of the issued and outstanding common stock of Savings Institute. Following completion of the offering, SI Bancorp, MHC will own a majority of the issued and outstanding common stock of SI Financial Group. As a result, management of SI Bancorp, MHC is able to exert voting control over SI Financial Group and Savings Institute and will restrict the ability of the minority stockholders of SI Financial Group to effect a change of control of management. SI Bancorp, MHC, as long as it remains in the mutual form of organization, will control a majority of the voting stock of SI Financial Group.

Charter and Bylaws of SI Financial Group

Although our Board of Directors is not aware of any effort that might be made to obtain control of us after the offering, the Board of Directors believed it appropriate to adopt certain provisions permitted by federal regulations that may have the effect of deterring a future takeover attempt that is not approved by our Board of Directors. The following description of these provisions is only a summary and does not provide all of the information contained in our charter and bylaws. See “Additional Information” as to where to obtain a copy of these documents.

Limitation on Voting Rights. Our charter provides that no person, except SI Bancorp, MHC or a tax-qualified employee stock benefit plan of ours, may directly or indirectly acquire the beneficial ownership of more than 10% of any class of an equity security of ours for a period of five years following the offering. In the event shares are acquired in excess of 10%, those shares will be considered “excess shares” and will not be counted as shares entitled to vote.

Board of Directors.

Classified Board. Our Board of Directors is divided into three classes, each of which contains approximately one-third of the number of directors. The stockholders elect one class of directors each year for a term of three years. The classified Board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors.

Filling of Vacancies; Removal. The bylaws provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the Board of Directors will serve until the next election of directors. Our bylaws provide that a director may be removed from the Board of Directors before the expiration of his or her term only for cause and only upon the vote of a majority of the outstanding shares of voting stock. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.

Qualification. The bylaws provide that no person will be eligible to serve on the Board of Directors who has in the past 10 years been subject to a supervisory action by a financial regulatory agency that involved dishonesty or breach of trust or other bad actions, has been convicted of a crime involving dishonesty or breach of trust that is punishable by a year or more in prison, or is currently charged with such a crime, or has been found by a regulatory agent or a court to have breached a fiduciary duty involving personal profit or committed a wilful violation of any law governing banking securities or insurance. These provisions may prevent stockholders from nominating themselves or persons of their choosing for election to the Board of Directors.

Shareholder Action by Written Consent; Special Meetings of Shareholders. Our shareholders must act only through an annual or special meeting or by unanimous written consent. Our charter provides that for a period of five years following the offering, special meetings of shareholders relating to a change in control of us or amendments to our charter may be called only upon direction of the Board of Directors. Subject to this restriction, the bylaws provide that holders of not less than 10% of our outstanding shares may request the calling of a special meeting. At a special meeting, shareholders may consider only the business specified in the notice of meeting given by us. The provisions of our charter and bylaws limiting shareholder action by written consent and calling of special meetings of shareholders may have the effect of delaying consideration of a shareholder proposal until the next annual meeting, unless a special meeting is called at the request of a majority of the Board of Directors or holders of not less than 10% of our outstanding shares. These provisions also would prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take shareholder action.

Advance Notice Provisions for Shareholder Nominations and Proposals. Our bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our Board of Directors or by a shareholder who has given appropriate notice to us before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given us appropriate notice of its intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 30 days before the annual meeting. A shareholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the shareholder and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives our Board of Directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our Board of Directors, to inform shareholders and make recommendations about those matters.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our charter authorizes the Board of Directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although such shares of common and preferred stock could be issued by the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, it is anticipated that such uses will be unlikely given that SI Bancorp, MHC must always own a majority of our common stock.

Regulatory Restrictions

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, will directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of our class of our equity securities of without the prior written approval of the Office of Thrift Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than 10% of our class of any equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Description of SI Financial Group Capital Stock

Our common stock will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

General

We are authorized to issue 75,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Each share of our common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of reorganization and minority stock issuance, all stock will be duly authorized, fully paid and nonassessable. We will not issue any shares of preferred stock in the offering.

Common Stock

Dividends. We can pay dividends if, as and when declared by our Board of Directors. The payment of dividends is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of our common stock will be entitled to receive and share equally in dividends as may be declared by the Board of Directors out of funds legally available for dividends. If we issue preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. After the offering, the holders of our common stock will possess exclusive voting rights in us. They will elect our Board of Directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the Board of Directors. Except as discussed in “Restrictions on Acquisition of SI Financial Group and Savings Institute,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If we issue preferred stock, holders of SI Financial Group preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Savings Institute, SI Financial Group, as the holder of Savings Institute’s capital stock, would be entitled to receive all of Savings Institute’s assets available for distribution after payment or provision for payment of all debts and liabilities of Savings

Institute, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of SI Financial Group, the holders of its common stock would be entitled to receive all of the assets of SI Financial Group available for distribution after payment or provision for payment of all its debts and liabilities. If SI Financial Group issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of our common stock will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

We will not issue any preferred stock in the offering and we have no current plans to issue any preferred stock after the offering. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Registrar and Transfer Company, Cranford, New Jersey.

Registration Requirements

We have registered our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Muldoon Murphy Faucette & Aguggia LLP, Washington, D.C. The federal tax consequences of the stock offering have been opined upon by Muldoon Murphy Faucette & Aguggia LLP and the state tax consequences of the stock offering have been opined upon by             ,             ,             . Muldoon Murphy Faucette & Aguggia LLP and              have consented to the references to their opinion in this prospectus. Certain legal matters will be passed upon for Sandler O’Neill by Tyler Cooper & Alcorn, LLP, Hartford, Connecticut.

Experts

The consolidated financial statements appearing in this prospectus and registration statement have been audited by McGladrey & Pullen, LLP, independent registered public accountants to the extent and for the periods indicated in their report appearing elsewhere and are included in reliance upon such report and upon the authority of such Firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value, as converted, and to the use of its name and statements with respect to it appearing in this prospectus.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock sold in the stock offering, including the shares to be contributed to SI Financial Group Foundation. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

Savings Institute has filed an application for approval of the plan of reorganization and minority stock issuance with the Office of Thrift Supervision. This prospectus omits certain information contained in the application. The applications may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, 10 Exchange Place Center, 18th Floor, Jersey City, New Jersey 07302.

A copy of the plan of reorganization and minority stock issuance and our charter and bylaws are available without charge.

Index to Consolidated Financial Statements

SI Bancorp, MHC

Page
Report of Independent Registered Public Accounting Firm	F-1

Consolidated Statements of Financial Condition as of March 31, 2004 (unaudited) and December 31, 2003 and 2002	F-2

Consolidated Statements of Income for the Three Months Ended March 31, 2004 and 2003 (unaudited) and for the Years Ended December 31, 2003, 2002 and 2001	F-3

Consolidated Statements of Changes in Capital Accounts for the Three Months Ended March 31, 2004 (unaudited) and for the Years Ended December 31, 2003, 2002 and 2001	F-4

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2004 and 2003 (unaudited) and for the Years Ended December 31, 2003, 2002 and 2001	F-5

Notes to Consolidated Financial Statements	F-6

* * *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for SI Financial Group have not been included in this prospectus because SI Financial Group, which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

McGladrey & Pullen

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SI Bancorp, Inc. and Subsidiaries

Willimantic, Connecticut

We have audited the accompanying consolidated statements of financial condition of SI Bancorp, Inc. and Subsidiaries (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in capital accounts and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SI Bancorp, Inc. and Subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/S/ McGladrey & Pullen, LLP

New Haven, Connecticut

February 12, 2004

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.

SI BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

March 31, 2004 (Unaudited) and December 31, 2003 and 2002 (Dollars in Thousands)

	March 31, 2004 (Unaudited)	December 31,
		2003	2002
ASSETS
Cash and due from banks (Note 2):
Noninterest bearing deposits and cash	$19,007	$20,336	$18,827
Interest bearing deposits	3,865	4,441	5,290
Federal funds sold	13,900	4,800	13,400

Cash and cash equivalents	36,772	29,577	37,517
Available for sale securities (at fair value) (Note 4)	81,396	77,693	87,914
Held to maturity securities, at cost (fair value $1,497 at March 31, 2004, $1,344 at December 31, 2003 and $8,985 at December 31, 2002) (Note 4)	1,688	1,728	9,463
Loans held for sale	—	—	1,939
Loans receivable (net of allowances for loan losses of $2,835 at March 31, 2004, $2,688 at December 31, 2003 and $3,067 at December 31, 2002) (Note 5)	394,697	386,924	334,598
Accrued interest receivable	2,311	2,238	2,293
Federal Home Loan Bank Stock, at cost (Note 9)	3,350	2,858	2,386
Cash surrender value of bank-owned life insurance (Note 11)	7,344	7,258	—
Other real estate owned (Note 6)	328	328	43
Deferred tax asset, net (Note 10)	511	601	411
Bank premises and equipment, net (Note 7)	6,519	6,675	6,095
Core deposit intangible (Note 3)	365	389	486
Other assets (Note 9)	2,129	1,872	1,799

Total assets	$537,410	$518,141	$484,944

LIABILITIES AND CAPITAL
Liabilities
Deposits (Note 8):
Noninterest bearing	$38,812	$40,371	$37,624
Interest bearing	385,795	374,719	358,726

Total deposits	424,607	415,090	396,350
Mortgagors’ and investors’ escrow accounts	992	2,221	1,965
Accrued expenses and other liabilities (Note 11)	4,518	2,346	2,135
Advances from the Federal Home Loan Bank (Note 9)	64,997	57,168	43,918
Collateralized borrowings	—	—	1,951
Subordinated debt (Note 9)	7,217	7,217	7,217

Total liabilities	502,331	484,042	453,536

Commitments and contingencies (Notes 12, 14 and 18)
Capital (Note 15)
Surplus	1,000	1,000	1,000
Undivided profits (Note 10)	33,386	32,582	29,197
Accumulated other comprehensive income - net unrealized gain on available for sale securities, net of taxes (Note 16)	693	517	1,211

Total capital	35,079	34,099	31,408

Total liabilities and capital	$537,410	$518,141	$484,944

See Notes to Consolidated Financial Statements.

SI BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Three Months Ended March 31, 2004 and 2003 (Unaudited) and

Years Ended December 31, 2003, 2002 and 2001 (Dollars in Thousands)

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
	2004	2003	2003	2002	2001
Interest and Dividend Income
Interest and fees on loans	$5,910	$5,877	$23,840	$23,033	$22,253
Debt securities:
Taxable	814	1,036	3,787	4,894	4,735
Tax exempt	6	7	27	2	158
Dividends	25	29	121	127	33
Other	28	46	155	274	428

Total interest and dividend income	6,783	6,995	27,930	28,330	27,607

Interest Expense
Interest on deposits (Note 8)	1,494	1,791	6,597	8,480	11,353
Interest on Federal Home Loan Bank advances (Note 9)	669	551	2,315	2,146	1,801
Interest on subordinated debt (Note 9)	87	93	360	301	—
Interest on collateralized borrowings	—	19	74	87	—

Total interest expense	2,250	2,454	9,346	11,014	13,154

Net interest income	4,533	4,541	18,584	17,316	14,453
Provision for Loan Losses (Note 5)	150	175	1,602	537	440

Net interest income after provision for loan losses	4,383	4,366	16,982	16,779	14,013

Noninterest Income
Service charges	803	735	3,116	2,579	2,332
Wealth management fees	250	197	849	766	765
Net gain (loss) on available for sale securities (Note 4)	184	56	121	(258)	150
Net (loss) gain on sale of loans	(25)	85	393	107	23
Other	23	143	243	90	92

Total noninterest income	1,235	1,216	4,722	3,284	3,362

Noninterest Expenses
Salaries and employee benefits (Note 11)	2,282	2,164	9,090	8,278	7,602
Occupancy	583	551	2,059	1,982	1,882
Furniture and equipment	260	250	914	1,000	1,105
Computer services	256	230	857	844	804
Professional services	142	66	310	290	336
Marketing	120	102	387	385	463
Supplies	82	92	266	292	290
FDIC deposit insurance and state assessment	24	19	75	76	64
Impairment charge - other asset	51	—	36	111	—
Other real estate operations (Note 6)	7	11	15	23	(69)
Other	626	621	2,597	2,113	1,993

Total noninterest expenses	4,433	4,106	16,606	15,394	14,470

Income before income taxes	1,185	1,476	5,098	4,669	2,905
Provision for Income Taxes (Note 10)	381	526	1,713	1,587	989

Net income	$804	$950	$3,385	$3,082	$1,916

See Notes to Consolidated Financial Statements.

SI BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL ACCOUNTS

Three Months Ended March 31, 2004 (Unaudited) and

Years Ended December 31, 2003, 2002 and 2001 (Dollars in Thousands)

	Surplus	Undivided Profits	Accumulated Other Comprehensive Income	Total
Balance at December 31, 2000	$1,000	$24,199	$74	$25,273

Comprehensive income
Net income	—	1,916	—	1,916
Unrealized gain on available for sale securities, net of taxes (Note 16)	—	—	627	627

Total comprehensive income				2,543

Balance at December 31, 2001	1,000	26,115	701	27,816

Comprehensive income
Net income	—	3,082	—	3,082
Unrealized gain on available for sale securities, net of taxes (Note 16)	—	—	510	510

Total comprehensive income				3,592

Balance at December 31, 2002	1,000	29,197	1,211	31,408

Comprehensive income
Net income	—	3,385	—	3,385
Unrealized loss on available for sale securities, net of taxes (Note 16)	—	—	(694)	(694)

Total comprehensive income				2,691

Balance at December 31, 2003	1,000	32,582	517	34,099
Comprehensive income
Net income	—	804	—	804
Unrealized loss on available for sale securities, net of taxes (Note 16)	—	—	176	176

Total comprehensive income				980

Balance at March 31, 2004	$1,000	$33,386	$693	$35,079

See Notes to Consolidated Financial Statements.

SI BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2004 and 2003 (Unaudited) and

Years Ended December 31, 2003, 2002 and 2001 (Dollars in Thousands)

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
	2004	2003	2003	2002	2001
Cash Flows From Operating Activities
Net income	$804	$950	$3,385	$3,082	$1,916
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and accretion of premiums and discounts on investments, net	35	233	466	714	115
Net (gain) loss from available for sale securities	(184)	(56)	(121)	258	(150)
Provision for loan losses	150	175	1,602	537	440
Amortization and accretion of loan premiums and discounts, net	83	54	192	109	224
Loans originated for sale	(4,471)	(5,873)	(21,000)	(12,687)	(12,667)
Proceeds from sale of loans	4,446	5,957	22,996	12,795	12,690
Net decrease in loans held for sale	—	173	320	—	—
Net loss (gain) on sale of loans	25	(85)	(393)	(107)	(23)
Net gain on sale of other real estate owned	—	(13)	(15)	(32)	(64)
Depreciation and amortization of premises and equipment	271	265	1,039	1,106	1,219
Gain from disposal of premises and equipment	—	—	—	—	(1)
Deferred income taxes	—	—	166	(270)	(128)
Impairment charge - other assets	51	—	36	111	—
Increase in cash surrender value of bank-owned life insurance	(86)	—	(258)	—	—
Amortization of core deposit intangible	24	24	97	97	97
Amortization of deferred debt issuance costs	9	9	35	26	—
Change in assets and liabilities:
Change in deferred loan fees and costs	(52)	(27)	(596)	(141)	121
(Increase) decrease in accrued interest receivable	(73)	(90)	55	(51)	215
(Increase) decrease in other assets	(317)	(464)	(144)	(425)	119
Increase in accrued expenses and other liabilities	2,172	4,228	212	640	505

Net cash provided by operating activities	2,887	5,460	8,074	5,762	4,628

Cash Flows from Investing Activities
Proceeds from sales of available for sale securities	2,840	4,243	11,650	9,956	7,369
Proceeds from maturities of and principal repayments on available for sale securities	7,888	13,380	42,323	37,571	32,211
Purchases of available for sale securities	(14,016)	(17,237)	(45,102)	(56,791)	(50,273)
Proceeds from maturities of and principal repayments on held to maturity securities	40	5,397	7,689	11,085	2,721
Purchases of held to maturity securities	—	—	—	(7,503)	(6,517)
Purchases of Federal Home Loan Bank stock	(492)	(31)	(472)	(252)	(147)
Net increase in loans	(7,954)	(7,388)	(55,311)	(43,982)	(29,477)
Proceeds from sales of other real estate owned	—	56	433	82	199
Proceeds from disposal of bank premises and equipment	—	—	—	—	1
Purchases of bank premises and equipment	(115)	(439)	(1,619)	(1,216)	(715)
Purchase of bank-owned life insurance	—	(7,000)	(7,000)	—	—
Purchase of common stock of trust subsidiary	—	—	—	(217)	—

Net cash used in investing activities	(11,809)	(9,019)	(47,409)	(51,267)	(44,628)

(Continued)

SI BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

Three Months Ended March 31, 2004 and 2003 (Unaudited) and

Years Ended December 31, 2003, 2002 and 2001, Continued (Dollars in Thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2004	2003	2003	2002	2001
Cash Flows from Financing Activities
Net increase in demand, money market and savings deposits	$3,332	$7,957	$19,471	$22,186	$24,460
Net increase (decrease) in certificates of deposit	6,185	(395)	(731)	12,826	16,544
(Decrease) increase in mortgagors’ and investors’ escrow accounts	(1,229)	(1,009)	256	275	203
Proceeds from Federal Home Loan Bank advances	11,000	4,000	18,695	15,000	19,800
Repayments of Federal Home Loan Bank advances	(3,171)	(1,253)	(5,445)	(6,265)	(10,348)
Net (decrease) increase in collateralized borrowings	—	(851)	(851)	1,951	—
Proceeds from issuance of subordinated debt	—	—	—	7,217	—
Debt issuance costs	—	—	—	(245)	—

Net cash provided by financing activities	16,117	8,449	31,395	52,945	50,659

Net increase (decrease) in cash and cash equivalents	7,195	4,890	(7,940)	7,440	10,659
Cash and cash equivalents
Beginning	29,577	37,517	37,517	30,077	19,418

Ending	$36,772	$42,407	$29,577	$37,517	$30,077

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$2,311	$2,455	$9,367	$11,029	$13,181

Income taxes	$1	$46	$1,848	$1,765	$1,115

Noncash Investing and Financing Activities
Unrealized gain (loss) on securities arising during the period	$266	$(747)	$(1,050)	$773	$950

Transfer of loans to other real estate owned	$—	$413	$703	$50	$135

Transfer of loans to held for sale	$—	$—	$—	$1,939	$—

Derecognition of loans and collateralized borrowings	$—	$—	$1,100	$—	$—

See Notes to Consolidated Financial Statements.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 1.	Nature of Business and Summary of Significant Accounting Policies

SI Bancorp, Inc. (the “Company”), a Connecticut non-stock corporation, is a mutual bank holding company that was organized in 2000. On June 5, 2000, upon receipt of all required regulatory approvals, the Company acquired all the outstanding shares of SI-Stock Savings Bank (the “Bank”), a newly formed state-chartered capital stock bank. At the same time, Savings Institute, formerly a state-chartered mutual savings bank, merged with and into the Bank. The Bank currently operates under the name Savings Institute. The Bank’s deposits are insured under the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. The Company provides a full range of banking services to consumer and commercial customers through its main office in Willimantic, Connecticut, and fourteen branches located in eastern Connecticut.

In 1998, the Bank established, through the contribution of securities, the Savings Institute Foundation, Inc., a not-for-profit organization which provides charitable contributions for organizations in communities served by the Company.

In January 2001, the Company’s application to operate as a financial holding company was approved by the Federal Reserve Board. As a financial holding company, the Company may engage in activities that are financial in nature or incidental or complementary to a financial activity, such as insurance activities; providing financial, investment and advisory services; underwriting securities and limited merchant banking activities.

On March 25, 2002, the Company formed SI Capital Trust I for the purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by the Company, and on April 10, 2002, $7,217 of trust preferred securities were issued.

A description of the Company’s significant accounting policies is presented below.

Basis of financial statement presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and general practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, as of the date of the statement of financial condition and reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

Unaudited interim financial statements

The consolidated financial statements and related notes as of March 31, 2004 and for the three months ended March 31, 2004 and 2003 are unaudited. All adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for fair presentation of financial position, results of operations and cash flows, have been made. The results of operations for the three months ended March 31, 2004 are not necessary indicative of the results which may be expected for a full year.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank, and the Bank’s wholly-owned subsidiaries, 803 Financial Corp., SI Mortgage Company and SI Realty Company, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Significant group concentrations of credit risk

Most of the Company’s activities are with customers located within eastern Connecticut. Note 4 discusses the types of securities that the Company invests in. Note 5 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations in any one industry or customer.

Cash and cash equivalents and statements of cash flows

Cash and due from banks, Federal funds sold and short-term investments with maturities of less than 90 days are recognized as cash equivalents in the statements of cash flows. Federal funds sold generally mature in one day. For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash flows from loans and deposits are reported net. The Company maintains amounts due from banks and Federal funds sold that, at times, may exceed federally insured limits. The Company has not experienced any losses from such concentrations.

Investment in debt and marketable equity securities

Management determines the appropriate classification of securities at the date individual investment securities are acquired, and the appropriateness of such classification is reassessed at each statement of financial condition date.

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Trading securities, if any, are carried at fair value, with unrealized gains and losses recognized in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of taxes.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The sale of a held to maturity security within three months of its maturity date or after collection of at least 85% of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

Transfers of debt securities into the held to maturity classification from the available for sale classification are made at fair value on the date of transfer. The unrealized holding gain or loss on the date of transfer is retained in accumulated other comprehensive income and in the carrying value of the held to maturity securities. Such amounts are amortized over the remaining contractual lives of the securities by the interest method.

Loans held for sale

Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by aggregate outstanding commitments from investors or current investor yield requirements. Net unrealized losses are recognized through a valuation allowance by charges to non-interest income.

Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Company. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold on the trade date.

Transfers of financial assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets and no condition both constrains the transferee from taking advantage of that right and provides more than a trivial benefit for the transferor, and (3) the transferor does not maintain effective control over the transferred assets through either (a) an agreement that both entitles and obligates the transferor to repurchase or redeem the assets before maturity or (b) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call.

Servicing

Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Generally, purchased servicing rights are capitalized at the cost to acquire the rights. For sales of mortgage loans, a portion of the cost of originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses. Capitalized servicing rights are reported in other assets and are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the capitalized amount for the tranche. If the Company later determines that all or a portion of the impairment no longer exists for a particular tranche, a reduction of the allowance may be recorded as an increase to income.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Loans receivable

Loans receivable are stated at current unpaid principal balances, net of the allowance for loan losses and deferred loan origination fees. Management has the ability and intent to hold its loans receivable for the foreseeable future or until maturity or payoff.

An impaired loan is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the Company will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

A loan is classified as a restructured loan when certain concessions have been made to the original contractual terms, such as reductions of interest rates or deferral of interest or principal payments, due to the borrowers’ financial condition.

Management considers all nonaccrual loans and restructured loans to be impaired. In most cases, loan payments less than ninety days past due, are considered minor collection delays, and the related loans are generally not considered impaired. The Company considers consumer loans to be pools of smaller balance homogeneous loans which are collectively evaluated for impairment.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Allowance for loan losses

The allowance for loan losses, a material estimate which could change significantly in the near-term, is established as losses are estimated to have occurred, through provisions for losses charged against operations, and is maintained at a level that management considers adequate to absorb losses in the loan portfolio. Management’s judgment in determining the adequacy of the allowance is inherently subjective and is based on the evaluation of the known and inherent risk characteristics and size of the loan portfolio, the assessment of current economic and real estate market conditions, estimates of the current value of underlying collateral, past loan loss experience, review of regulatory authority examination reports and evaluations of loans, and other relevant factors. Loans are charged against the allowance for loan losses when management believes that the uncollectibility of principal is confirmed. Any subsequent recoveries are credited to the allowance for loan losses when received. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties, when considered necessary.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

The majority of the Company’s loans are collateralized by real estate located in eastern Connecticut. Accordingly, the collateral value of a substantial portion of the Company’s loan portfolio and real estate acquired through foreclosure is susceptible to changes in market conditions.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance or write-downs may be necessary based on changes in economic conditions, particularly in eastern Connecticut. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies have the authority to require the Company to recognize additions to the allowance or write-downs based on the agencies’ judgments about information available to them at the time of their examination.

Interest and fees on loans

Interest on loans is accrued and included in operating income based on contractual rates applied to principal amounts outstanding. Accrual of interest is discontinued when loan payments are 90 days or more past due, based on contractual terms, or when, in the judgment of management, collectibility of the loan or loan interest

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

becomes uncertain. Subsequent recognition of income occurs only to the extent payment is received subject to management’s assessment of the collectibility of the remaining interest and principal. A non-accrual loan is restored to accrual status when it is no longer delinquent and collectibility of interest and principal is no longer in doubt. Interest collected on non-accrual loans and impaired loans is recognized only to the extent cash payments are received, and may be recorded as a reduction to principal if the collectibility of all loan principal is unlikely.

Loan origination fees and direct loan origination costs are deferred, and the net amount is recognized as an adjustment of the related loan’s yield utilizing the interest method over the contractual life of the loan.

Rate lock commitments

On March 13, 2002, the Financial Accounting Standards Board determined that loan commitments related to the origination or acquisition of mortgage loans that will be held for sale must be accounted for as derivative instruments, effective for fiscal quarters beginning after April 10, 2002. Accordingly, the Company adopted such accounting on July 1, 2002.

The Company enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees received from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments also considers the difference between current levels of interest rates and the committed rates. Prior to July 1, 2002, such commitments were recorded to the extent of fees received. Fees received were subsequently included in the net gain or loss on sale of mortgage loans.

The cumulative effect of adopting Statement of Financial Accounting Standards (“SFAS”) No. 133 for rate lock commitments as of July 1, 2002 was not material.

Derivative financial instruments

On January 1, 2001, the Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement requires that all derivatives be recognized as assets or liabilities in the statement of financial condition and measured at fair value.

Collateralized borrowings

Collateralized borrowings represent loans sold which do not meet the criteria for derecognition, due primarily to recourse and other provisions which could not be measured at the date of transfer. Transferred loans and any related collateralized borrowings are derecognized when all recourse and other provisions that could not be measured at the date of transfer either expire or become measurable.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Other real estate owned

Other real estate owned consists of properties acquired through, or in lieu of, loan foreclosure or other proceedings and is initially recorded at the lower of the related loan balances less any specific allowance for loss, or fair value at the date of foreclosure, which establishes a new cost basis. Subsequent to foreclosure, the properties are held for sale and are carried at the lower of cost or fair value less estimated costs of disposal. Any write-down to fair value at the time of acquisition is charged to the allowance for loan losses. Properties are evaluated regularly to ensure the recorded amounts are supported by current fair values, and a charge to operations is recorded as necessary to reduce the carrying amount to fair value less estimated costs to dispose. Revenue and expense from the operation of other real estate owned and the provision to establish and adjust valuation allowances are included in operations. Costs relating to the development and improvement of the property are capitalized, subject to the limit of fair value of the collateral. Gains or losses are included in operations upon disposal.

Income taxes

The Company recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that all or some portion of the deferred tax assets will not be realized.

Premises and equipment

Premises and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is charged to operations using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the improvements’ estimated economic lives or the related lease terms. The estimated useful lives of the assets are as follows:

Classification	Estimated Useful Lives
Buildings	5 to 40 years
Furniture and equipment	3 to 10 years
Leasehold improvements	3 to 20 years

Gains and losses on dispositions are recognized upon realization. Maintenance and repairs are expensed as incurred and improvements are capitalized.

Impairment of long-lived assets

Long-lived assets, including premises and equipment and certain identifiable intangible assets that are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment is indicated by that review, the asset is written down to its estimated fair value through a charge to noninterest expense.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Core deposit intangible

In connection with branch acquisitions that do not represent business combinations, the excess of deposit liabilities assumed from other banks over assets acquired is recorded as a core deposit intangible.

Other investment

The Company’s investment in a Small Business Investment Company is recorded at cost and is evaluated for impairment annually. Impairment considered by management to be other than temporary, results in a write-down of the investment which is recognized in earnings as a realized loss. Write-downs of $51 and $0 during the three months ended March 31, 2004 and 2003, respectively, and $36, $111 and $0, during the years ended December 31, 2003, 2002 and 2001, respectively, were recognized on this investment. This investment, with a net book value of $495 at March 31, 2004 and $546 and $582 at December 31, 2003 and 2002, respectively, is included in Other Assets.

Trust assets

Assets of the Trust Department, other than trust cash on deposit at the Bank, are not included in these consolidated financial statements because they are not assets of the Company. Trust fees are recognized on the accrual basis of accounting.

Related party transactions

Directors and officers of the Company and the Bank and their affiliates have been customers of and have had transactions with the Bank, and it is expected that such persons will continue to have such transactions in the future. Management believes that all deposit accounts, loans, services and commitments comprising such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers who are not directors or officers. In the opinion of management, the transactions with related parties did not involve more than normal risks of collectibility, nor favored treatment or terms, nor present other unfavorable features. Notes 5, 8 and 13 contain details regarding related party transactions.

Comprehensive income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the capital section of the statement of financial condition, such items, along with net income, are components of comprehensive income.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Fair values of financial instruments

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and due from banks interest bearing deposits, federal funds sold, accrued interest receivable and mortgagors’ and investors’ escrow accounts: The carrying amount is a reasonable estimate of fair value.

Securities: Fair values, excluding restricted Federal Home Loan Bank (“FHLB”) stock, are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities. The carrying value of FHLB stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Loans held for sale: The fair value of loans held for sale is estimated using quoted market prices.

Loans receivable: For variable rate loans which reprice frequently and have no significant change in credit risk, fair values are based on carrying values. The fair value of fixed rate loans are estimated by discounting the future cash flows using the year-end rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Servicing assets: The fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.

Deposits: The fair value of demand deposits, negotiable orders of withdrawal, regular savings and certain money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit and other time deposits is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities to a schedule of aggregated expected maturities on such deposits.

Advances from the Federal Home Loan Bank: The fair value of the advances is estimated using a discounted cash flow calculation that applies current FHLB interest rates for advances of similar maturity to a schedule of maturities of such advances.

Subordinated debt: Based on the floating rate characteristic of these instruments, the carrying value is considered to approximate fair value.

Collaterialized borrowings: The fair value of collaterialized borrowings is estimated by discounting the future cash flows using market rates for similar borrowings.

Off-balance-sheet instruments: Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standings.

Recent accounting pronouncements

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” (“FIN 45”), which covers guarantees such as standby letters of credit, performance guarantees, and direct or indirect guarantees of the indebtedness of others, but not guarantees of funding. FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability in an amount equal to the fair value of the obligation undertaken in issuing

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

the guarantee, and requires disclosure about the maximum potential payments that might be required, as well as the collateral or other recourse obtainable. The recognition and measurement provisions of FIN 45 were effective on a prospective basis after December 31, 2002, and its adoption by the Company on January 1, 2003 has not had a significant effect on the Company’s consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities,” (“FIN 46”), which establishes guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 requires a variable interest entity to be consolidated by a company if that company will absorb a majority of the expected losses, will receive a majority of the expected residual returns, or both. Transfers to qualified special-purpose entities (“QSPEs”) and certain other interests in a QSPE are not subject to the requirements of FIN 46. On December 17, 2003, the FASB revised FIN 46 (“FIN 46R”) and deferred the effective date of FIN 46 to no later than the end of the first reporting period that ends after March 15, 2004, however, for special-purpose entities, FIN 46 would be required to be applied as of December 31, 2003. See Note 9 for the impact of the adoption of FIN 46 by the Company.

In April 2003, the FASB issued SFAS 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This Statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. This Statement is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. This Statement did not have a material effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This Statement provides new rules on the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. Such financial instruments include mandatorily redeemable shares, instruments that require the issuer to buy back some of its shares in exchange for cash or other assets, or obligations that can be settled with shares, the monetary value of which is fixed. Most of the guidance in SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 30, 2003. This Statement had no effect on the Company’s consolidated financial statements.

In December 2003, the FASB issued SFAS No. 132 (revised 2003), “Employers’ Disclosures about Pensions and Postretirement Benefits.” This Statement requires additional disclosures about the assets, obligations and cash flows of defined benefit pension and postretirement plans, as well as the expense recorded for such plans. This Statement had no effect on the Company’s consolidated financial statements.

Reclassifications

Certain 2003, 2002 and 2001 amounts have been reclassified to conform with the March 31, 2004 presentation, and such reclassifications had no effect on 2003, 2002 and 2001 net income.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 2.	Restrictions on Cash and Due From Banks

The Bank is required to maintain reserves against its respective transaction accounts and non-personal time deposits. At March 31, 2004 and December 31, 2003, the Bank was required to have cash and liquid assets of approximately $4,984 and $5,314, respectively, to meet these requirements, and is required to maintain $6,000 in the Federal Reserve Bank for clearing purposes.

Note 3.	Core Deposit Intangible

In 1998, the Bank acquired certain assets and assumed certain deposit liabilities of the Canterbury, Connecticut branch of Chelsea Groton Savings Bank. In consideration of the assumption of approximately $8,107 of deposit liabilities, the Bank received approximately $7,134 in cash and other assets. The resulting core deposit premium intangible is being amortized over 10 years using the straight-line method. The net book value of this asset at March 31, 2004 and December 31, 2003 and 2002 is as follows:

	March 31, 2004	December 31,
		2003	2002
Core deposit intangible	$973	$973	$973
Less accumulated amortization	608	584	487

	$365	$389	$486

Amortization expense for each of the three month periods ended March 31, 2004 and 2003 was $24, and was $97 for each of the years ended December 31, 2003, 2002 and 2001. Expected future amortization expense as of December 31, 2003 is as follows:

2004	$97
2005	97
2006	97
2007	98

$389

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 4.	Investment Securities

The carrying and approximate fair values of investment securities at March 31, 2004 and December 31, 2003 and 2002 are as follows:

March 31, 2004	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for Sale:
U.S. Government and agency securities	$47,337	$668	$(56)	$47,949
Mortgage backed securities	17,400	89	(609)	16,880
Corporate debt securities	11,873	805	—	12,678
Obligations of state and political subdivisions	3,129	94	—	3,223
Foreign government securities	75	—	—	75

Total debt securities	79,814	1,656	(665)	80,805
Marketable equity securities	531	60	—	591

	$80,345	$1,716	$(665)	$81,396

Held to Maturity:
Mortgage backed securities	$1,688	$—	$(191)	$1,497

December 31, 2003	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for Sale:
U.S. Government and agency securities	$38,583	$524	$(108)	$38,999
Mortgage backed securities	19,050	87	(773)	18,364
Corporate debt securities	15,540	911	—	16,451
Obligations of state and political subdivisions	3,129	88	—	3,217
Foreign government securities	75	—	—	75

Total debt securities	76,377	1,610	(881)	77,106
Marketable equity securities	531	56	—	587

	$76,908	$1,666	$(881)	$77,693

Held to Maturity:
Mortgage backed securities	$1,728	$—	$(384)	$1,344

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

December 31, 2002	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for Sale:
U.S. Government and agency securities	$27,931	$924	$(34)	$28,821
Mortgage backed securities	32,341	439	(152)	32,628
Interest-only strips	228	—	(86)	142
Corporate debt securities	19,542	772	(59)	20,255
Public utility debt securities	1,512	12	—	1,524
Obligations of state and political subdivisions	3,199	110	—	3,309
Foreign government securities	75	—	—	75

Total debt securities	84,828	2,257	(331)	86,754
Marketable equity securities	1,251	55	(146)	1,160

	$86,079	$2,312	$(477)	$87,914

Held to Maturity:
Mortgage backed securities	$9,463	$20	$(498)	$8,985

The following tables present the Company’s available for sale and held to maturity securities’ gross unrealized losses and fair value, aggregated by the length of time the individual securities have been in a continuous unrealized loss position, at March 31, 2004 and December 31, 2003:

	Less Than 12 Months		12 Months or More		Total
March 31, 2004	Fair Value	Unrealized Loss	Fair Value	Unrealized Losses	Fair Value	Unrealized Loss
U.S. Government and agency securities	$6,325	$28	$691	$28	$7,016	$56
Mortgage backed securities	5,323	404	7,401	396	12,724	800

Totals	$11,648	$432	$8,092	$424	$19,740	$856

	Less Than 12 Months		12 Months or More		Total
December 31, 2003	Fair Value	Unrealized Loss	Fair Value	Unrealized Losses	Fair Value	Unrealized Loss
U.S. Government and agency securities	$8,351	$84	$1,291	$24	$9,642	$108
Mortgage backed securities	11,772	744	2,768	413	14,540	1,157

Totals	$20,123	$828	$4,059	$437	$24,182	$1,265

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

At March 31, 2004 and December 31, 2003, unrealized losses on securities that have existed for a period of twelve months or more totaled $424 and $437, respectively. Management believes that none of the unrealized losses on these securities are other than temporary because all of the unrealized losses relate to debt and mortgage-backed securities issued by the U.S. Treasury or Government Agencies and private issuers that maintain investment grade ratings, which the Company has both the intent and the ability to hold until maturity or until the fair value fully recovers. In addition, management considers the issuers of the securities to be financially sound and believes the Company will receive all contractual principal and interest related to these investments.

The amortized cost and fair value of debt securities at March 31, 2004 and December 31, 2003 by contractual maturities are presented below. Actual maturities of mortgage backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or repaid without any penalties. Because mortgage backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

	Available for Sale		Held to Maturity
March 31, 2004	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Maturity:
Within 1 year	$6,074	$6,203	$—	$—
After 1 but within 5 years	47,969	49,131	—	—
After 5 but within 10 years	2,432	2,468	—	—
After 10 years	5,939	6,123	—	—

	62,414	63,925	—	—
Mortgage backed securities	17,400	16,880	1,688	1,497

	$79,814	$80,805	$1,688	$1,497

	Available for Sale		Held to Maturity
December 31, 2003	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Maturity:
Within 1 year	$4,107	$4,137	$—	$—
After 1 but within 5 years	42,700	43,891	—	—
After 5 but within 10 years	2,939	2,947	—	—
After 10 years	7,581	7,767	—	—

	57,327	58,742	—	—
Mortgage backed securities	19,050	18,364	1,728	1,344

	$76,377	$77,106	$1,728	$1,344

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

At March 31, 2004 and December 31, 2003 and 2002, U.S. Treasury securities with a carrying value of $4,118, $4,135 and $3,207, respectively, were pledged to secure U.S. Treasury tax and loan payments and public deposits.

For the three months ended March 31, 2004 and 2003, and for the years ended December 31, 2003, 2002 and 2001, gross gains and losses were realized on the sale or write-down of available for sale securities as follows:

	March 31,		December 31,
	2004	2003	2003	2002	2001
Gross gains on sales	$184	$163	$410	$414	$359
Gross losses on sales	—	(8)	(215)	(323)	(209)
Impairment charges	—	(99)	(74)	(349)	—

Net gain (loss)	$184	$56	$121	$(258)	$150

Note 5.	Loans and Allowance for Loan Losses

A summary of the Company’s loan portfolio at March 1, 2004 and December 31, 2003 and 2002 is as follows:

	March 31, 2004	December 31,
		2003	2002
Real estate loans:
Residential	$228,625	$226,881	$213,831
Commercial	75,650	73,428	61,214
Construction (net of undisbursed portion of $15,108 at March 31, 2004 $15,193 at December 31, 2003 and $12,114 at December 31, 2002	19,518	20,652	21,104

	323,793	320,961	296,149

Commercial business loans	54,466	50,746	27,003

Consumer loans	18,834	17,518	14,722

Total loans	397,093	389,225	337,874
Net deferred loan costs (fees)	439	387	(209)
Allowance for loan losses	(2,835)	(2,688)	(3,067)

Loans, net	$394,697	$386,924	$334,598

The Company services certain loans that it has sold with and without recourse to third parties and other loans for which the Company acquired the servicing rights. The aggregate of loans serviced for others approximated

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

$46,134, $44,720 and $40,941 at March 31, 2004 and December 31, 2003 and 2002, respectively. As of March 31, 2004 and December 31, 2003, the Company was liable under recourse provisions for loans sold by the Company of approximately $197 and $222, respectively.

The balance of capitalized servicing rights, included in other assets at March 31, 2004 and December 31, 2003 and 2002, was $119, $124 and $0, respectively. No impairment charges related to servicing rights were recognized during the three months ended March 31, 2004 and 2003, or during the years ended December 31, 2003, 2002 and 2001.

At March 31, 2004, and December 31, 2003 and 2002, the unpaid principal balances of loans placed on non-accrual status were approximately $1,367, $1,295 and $1,837, respectively. If non-accrual loans had been performing in accordance with their original terms, the Company would have recorded approximately $30 and $29, in additional interest income during the three months ended March 31, 2004 and 2003, respectively, and $67, $185 and $22 during the years ended December 31, 2003, 2002 and 2001, respectively.

The following information relates to impaired loans, which include all non-accrual loans and restructured loans, as of and for the three months ended March 31, 2004, and the years ended December 31, 2003 and 2002.

	March 31, 2004	December 31,
		2003	2002
Loans receivable for which there is a related allowance for credit losses determined:
Based on discounted cash flows	$—	$—	$377
Based on the fair value of collateral	110	—	1,247

	$110	$—	$1,624

Loans receivable for which there is no related allowance for credit losses determined:
Based on discounted cash flows	$209	$685	$79
Based on the fair value of collateral	1,222	1,068	184

	$1,431	$1,753	$263

Allowance for loan losses related to impaired loans	$16	$—	$206

Average recorded investment in impaired loans	$1,647	$1,918	$2,191

Interest income recognized	$1	$—	$31

Cash interest received	$3	$41	$64

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

The Company has no commitments to lend additional funds to borrowers whose loans are impaired.

The Company’s lending activities are conducted principally in eastern Connecticut. The Company grants single-family and multi-family residential loans, commercial loans and a variety of consumer loans. In addition, the Company grants loans for the construction of residential homes, residential developments and land development projects.

The Company has established credit policies applicable to each type of lending activity in which it engages. The Company evaluates the creditworthiness of each customer and, in most cases, extends credit of up to 80% of the market value of the collateral at the date of the credit extension, depending on the borrowers’ creditworthiness and the type of collateral. The market value of collateral is monitored on an ongoing basis and additional collateral is obtained when warranted. Real estate is the primary form of collateral. Other important forms of collateral are time deposits and marketable securities. While collateral provides assurance as a secondary source of repayment, the Company ordinarily requires the primary source of repayment to be based on the borrower’s ability to generate continuing cash flows. The Company’s policy for collateral requires that, generally, the amount of the loan may not exceed 90% of the original appraised value of the property. Private mortgage insurance is required for that portion of the loan in excess of 80% of the appraised value of the property.

Changes in the allowance for loan losses for the three months ended March 31, 2004 and 2003, and for the years ended December 31, 2003, 2002 and 2001 are as follows:

	March 31,		December 31,
	2004	2003	2003	2002	2001
Balance at beginning of year	$2,688	$3,067	$3,067	$2,861	$2,605
Provision for loan losses	150	175	1,602	537	440
Loans charged-off	(6)	(283)	(2,113)	(406)	(404)
Recoveries of loans previously charged off	3	52	132	75	220

	$2,835	$3,011	$2,688	$3,067	$2,861

In the normal course of business, the Company grants loans to officers, directors and other related parties. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with customers, and did not involve more than the normal risk of collectibility. For the three months ended March 31, 2004 and for the years ended December 31, 2003 and 2002, all related party loans were performing.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Changes in loans outstanding to such related parties during the three months ended March 31, 2004 and the years ended December 31, 2003 and 2002 are as follows:

	March 31, 2004	December 31,
		2003	2002
Balance at beginning of year	$4,368	$4,207	$3,668
Additional loans	242	2,174	1,618
Repayments	(203)	(1,765)	(1,261)
Other	231	(248)	182

Balance, end of year	$4,638	$4,368	$4,207

Related party loan transactions labeled as “other” represent the net amount of loans, at the beginning of the period, to individuals who became, or ceased being, related parties during the period.

Note 6.	Other Real Estate Operations

A summary of other real estate operations for the three months ended March 31, 2004 and 2003 and for the years ended December 31, 2003, 2002 and 2001, is as follows:

	March 31,		December 31,
	2004	2003	2003	2002	2001
Net gain from sales of other real estate owned	$—	$(13)	$(15)	$(32)	$(64)
Expenses of holding other real estate owned, net of rental income	7	24	30	55	(5)

Expense (income) from other real estate operations, net	$7	$11	$15	$23	$(69)

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 7.	Premises and Equipment

Premises and equipment at March 31, 2004 and December 31, 2003 and 2002 are summarized as follows:

	March 31, 2004	December 31,
		2003	2002
Land	$207	$207	$207
Buildings	6,440	6,440	5,630
Furniture and equipment	5,054	5,295	4,552
Leasehold improvements	2,498	2,486	2,439
Construction in process	2	2	122

	14,201	14,430	12,950
Less accumulated depreciation and amortization	7,682	7,755	6,855

	$6,519	$6,675	$6,095

Depreciation and amortization expense was $271 and $265 for the three months ended March 31, 2004 and 2003, respectively, and $1,039, $1,106 and $1,219, respectively, for the years ended December 31, 2003, 2002 and 2001.

Note 8.	Deposits

Deposits at March 31, 2004 and December 31, 2003 and 2002 were as follows:

	March 31, 2004	December 31,
		2003	2002
Noninterest bearing demand deposits	$38,812	$40,371	$37,624
Interest bearing accounts:
NOW and money market	106,018	101,852	90,516
Savings	88,350	87,625	82,236
Time certificates of deposit	191,427	185,242	185,974

	385,795	374,719	358,726

	$424,607	$415,090	$396,350

Time deposits in denominations of $100 or more were approximately $40,921, $38,817 and $40,477 at March 31, 2004 and December 31, 2003 and 2002, respectively.

Included in deposits at March 31, 2004 and December 31, 2003 is a $5,000 brokered deposit account which has a maturity date of December 24, 2007.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Contractual maturities of time certificates of deposit as of March 31, 2004 and December 31, 2003 are summarized below.

	March 31, 2004	December 31, 2003
2004	$84,632	$99,016
2005	39,156	31,310
2006	29,640	27,182
2007	30,232	22,324
2008 and thereafter	7,767	5,410

	$191,427	$185,242

Deposit accounts of officers, directors, and other related parties aggregated approximately $326, $551 and $448 at March 31, 2004 and December 31, 2003 and 2002, respectively.

A summary of interest expense by account type for the three months ended March 31, 2003 and 2004 and for the years ended December 31, 2003, 2002 and 2001 is as follows:

	March 31,		December 31,
	2004	2003	2003	2002	2001
NOW and money market	$87	$125	$424	$685	$1,089
Savings	131	193	666	1,071	1,578
Time certificates of deposit	1,276	1,473	5,507	6,724	8,686

	$1,494	$1,791	$6,597	$8,480	$11,353

Note 9.	Long-Term Debt

Federal Home Loan Bank Borrowings

The Bank is a member of the Federal Home Loan Bank of Boston (the “FHLBB”). At March 31, 2004 and December 31, 2003, the Bank had access to a pre-approved secured line of credit with the FHLBB of $6,202, and the capacity to obtain additional advances up to a certain percentage of the value of its qualified collateral, as defined in the FHLBB Statement of Credit Policy. In accordance with an agreement with the FHLBB, the qualified collateral must be free and clear of liens, pledges and encumbrances. At March 31, 2004, and December 31, 2003 and 2002, there were no advances outstanding under the line of credit. Other outstanding advances from the FHLBB aggregated $64,997 at March 31, 2004, at interest rates ranging from 1.87% to 5.84%, and $57,168 and $43,918, at December 31, 2003 and 2002, respectively, at interest rates ranging from 1.89% to 5.84% and 3.39% to 6.45%, respectively.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

The Bank is required to maintain an investment in capital stock of the FHLBB, as collateral, in an amount equal to a percentage of its outstanding residential first mortgage loans. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the FHLBB.

Subordinated Debt

On March 25, 2002, the Company formed SI Capital Trust I (the “Trust”), which became its wholly-owned subsidiary when it purchased all of the Trust’s common securities. The Trust has no independent assets or operations, and exists for the sole purpose of issuing trust securities and investing the proceeds thereof in an equivalent amount of junior subordinated debentures issued by the Company.

The Company issued $7,000 of trust preferred securities in 2002. Pursuant to FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities,” issued in December 2003, the Company deconsolidated the Trust at December 31, 2003 and restated the 2002 statement of financial condition. As a result, the statement of financial condition at March 31, 2004, December 31, 2003 and 2002 (as restated) includes $7,217 of subordinated debt, which was previously presented in the statement of financial condition as $7,000 in trust preferred securities after a consolidation elimination entry of $217. The Company’s investment in the Trust of $217 is included in other assets. The overall effect on the financial position and operating results of the Company as a result of the deconsolidation was not material.

Trust preferred securities are currently considered regulatory capital for purposes of determining the Company’s Tier I capital ratios. The Company believes that the Board of Governors of the Federal Reserve System, which is the Company’s banking regulator, may rule on continued inclusion of trust preferred securities in regulatory capital following the issuance of FIN 46R. At this time, it is not possible to estimate the effect, if any, on the Company’s Tier I regulatory capital as a result of any future action taken by the Board of Governors of the Federal Reserve System.

The subordinated debt securities are unsecured obligations of the Company and are subordinate and junior in right of payment to all present and future senior indebtedness of the Company. The Company has entered into a guarantee, which together with its obligations under the subordinated debt securities and the declaration of trust governing the Trust, including its obligations to pay costs, expenses, debts and liabilities, other than trust securities, provides a full and unconditional guarantee of amounts on the capital securities. The subordinated debentures, which bear interest at 6 month LIBOR plus 3.70% (4.92%, 4.92% and 5.32% at March 31, 2004, and December 31, 2003 and 2002, respectively), mature on April 22, 2032 and can be redeemed at the Company’s option in 2007.

The trust securities also bear interest at 6 month LIBOR plus 3.70%. The duration of the trust is 30 years; however, the trust securities are redeemable at par at the Trust’s option in 2007.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

The contractual maturities of long-term debt at March 31, 2004 and December 31, 2003, by year, are as follows:

March 31, 2004	Fixed Rate	Floating Rate	Total
2004	$11,800	$—	$11,800
2005	10,397	—	10,397
2006	9,526	—	9,526
2007	10,595	—	10,595
2008	8,679	—	8,679
Thereafter	14,000	7,217	21,217

Total long-term debt	$64,997	$7,217	$72,214

December 31, 2003	Fixed Rate	Floating Rate	Total
2004	$14,800	$—	$14,800
2005	10,449	—	10,449
2006	9,576	—	9,576
2007	6,630	—	6,630
2008	8,713	—	8,713
Thereafter	7,000	7,217	14,217

Total long-term debt	$57,168	$7,217	$64,385

Note 10.	Income Taxes

The components of the income tax provision for the three months ended March 31, 2004 and 2003, and the years ended December 31, 2003, 2002 and 2001, are as follows:

	March 31,		December 31,
	2004	2003	2003	2002	2001
Current provision:
Federal	$380	$525	$1,546	$1,857	$1,117
State	1	1	1	—	—

Total	381	526	1,547	1,857	1,117

Deferred expense (benefit):
Federal	—	—	166	(270)	(128)

Total	—	—	166	(270)	(128)

Total provision for income taxes	$381	$526	$1,713	$1,587	$989

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

A reconciliation of the anticipated income tax provision (computed by applying the Federal statutory income tax rate of 34% to income before income tax expense), to the provision for income taxes as reported in the statements of income is as follows:

	March 31,		December 31,
	2004	2003	2003	2002	2001
Provision for income tax at statutory rate	$403	$502	$1,733	$1,587	$988
Increase (decrease) resulting from:
Dividends received deduction	(2)	(3)	(11)	(11)	(8)
Tax exempt income	(33)	(3)	(99)	(4)	(17)
Nondeductible expenses	1	1	6	4	5
Other	12	29	84	11	21

	$381	$526	$1,713	$1,587	$989

The tax effects of temporary differences that give rise to significant components of the deferred tax assets and deferred tax liabilities at December 31, 2003 and 2002 are presented below:

	December 31,
	2003	2002
Deferred tax assets:
Allowance for loan losses	$914	$1,043
Intangible assets	101	95
Premises and equipment	324	304
Investment write-downs	87	156
Other	152	89

Gross deferred tax assets	1,578	1,687

Deferred tax liabilities:
Unrealized gains on securities	268	624
Excess tax bad debt reserves	—	24
Deferred loan costs	703	620
Other	6	8

Gross deferred tax liabilities	977	1,276

Net deferred tax asset	$601	$411

As of March 31, 2004, the components of the net deferred tax asset have not changed significantly from December 31, 2003.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Undivided profits at March 31, 2004 and December 31, 2003 includes a contingency reserve for loan losses of approximately $3,700 which represents the tax reserve balance existing at December 31, 1987, and is maintained in accordance with provisions of the Internal Revenue Code applicable to mutual savings banks. Amounts transferred to the reserve have been claimed as deductions from taxable income, and, if the reserve is used for purposes other than to absorb losses on loans, a Federal income tax liability could be incurred. It is not anticipated that the Company will incur a Federal income tax liability relating to this reserve balance, and accordingly, deferred income taxes of approximately $1,260 at March 31, 2004 and December 31, 2003 and 2002 have not been recognized.

Effective for taxable years commencing after December 31, 1998, financial services companies doing business in Connecticut are permitted to establish a “passive investment company” (“PIC”) to hold and manage loans secured by real property. PICs are exempt from Connecticut corporation business tax, and dividends received by the financial services companies from PICs are not taxable. In January 1999, the Bank established a PIC, as a wholly-owned subsidiary, and in June 2000, began to transfer a portion of its residential and commercial mortgage loan portfolios from the Bank to the PIC. A substantial portion of the Company’s interest income is now derived from the PIC, an entity whose net income is exempt from State of Connecticut taxes, and accordingly, state income taxes represent minimum state tax amounts.

The Bank’s ability to continue to realize the tax benefits of the PIC is subject to the PIC continuing to comply with all statutory requirements related to the operations of the PIC.

Note 11.	Employee Benefits

Profit sharing/401(k) plan

The Company has a profit sharing plan (the “Plan”) for the benefit of its employees. The Company’s contribution to the Plan is a discretionary amount authorized by the Board of Directors, based on the financial results of the Company. An employee’s share of the profit sharing contribution represents the ratio of the employee’s salary to the total salary expense of the Company. Contributions to the profit sharing plan were approximately $82 and $69 for the three months ended March 31, 2004 and 2003, respectively, and $303, $246 and $138 for the years ended December 31, 2003, 2002 and 2001, respectively.

The Company’s profit sharing plan also includes a 401(k) feature. An eligible employee may contribute up to a certain percentage of his/her compensation, and the Company makes a matching contribution of 50% of the first 6% of the employee’s contribution. Company contributions were approximately $40 and $37 for the three months ended March 31, 2004 and 2003, respectively and $146, $179 and $288 for the years ended December 31, 2003, 2002 and 2001, respectively.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Other benefit plans

During the year ended December 31, 2003, the Company adopted a deferred compensation plan that provides directors with the option of deferring their director fees until retirement. The liability related to this plan is being accrued over the participants’ service periods and was $13 and $9 at March 31, 2004 and December 31, 2003, respectively.

During the year ended December 31, 2003, the Company adopted unfunded supplemental defined-benefit retirement plans with its directors and members of senior management. The liabilities related to these plans are being accrued over the individual participant’s service periods and aggregated $296 and $215 at March 31, 2004 and December 31, 2003, respectively.

The Company has an investment in, and is the beneficiary of, life insurance policies on the lives of certain officers. The purpose of these life insurance investments is to provide income through the appreciation in cash surrender value of the policies, which is used to offset the costs of various benefit and retirement plans. These policies have aggregate cash surrender values of approximately $7,344 and $7,258 at March 31, 2004 and December 31, 2003, respectively. Income earned on these life insurance policies aggregated $86 for the three months ended March 31, 2004 and $258 for the year ended December 31, 2003, respectively.

Note 12.	Commitments and Contingencies

Leases

The Company leases certain of its branch offices and equipment under operating lease agreements that expire at various dates through 2022. In addition to rental payments, the branch leases require payments for property taxes in excess of base year taxes.

Future minimum rental commitments under the terms of these leases, by year and in the aggregate, at December 31, 2003, are as follows:

2004	$588
2005	530
2006	437
2007	235
2008	133
Thereafter	814

$2,737

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Rental expense charged to operations for cancelable and noncancelable operating leases approximated $145 and $142 for the three months ended March 31, 2004 and 2003, respectively, and $576, $556 and $485 for the years ended December 31, 2003, 2002 and 2001, respectively.

Subleases

The Company subleases excess office space in its premises to various tenants under noncancelable operating leases, with terms ranging from two to five years. Future minimum lease payments receivable for non-cancelable leases, by year and in the aggregate, at December 31, 2003, are as follows:

2004	$46
2005	46
2006	31
2007	25
2008	2

$150

Rental income under noncancelable leases approximated $11 and $13, respectively, for the three months ended March 31, 2004 and 2003, respectively, and $39, $61 and $55 for the years ended December 31, 2003, 2002 and 2001, respectively.

Legal Matters

The Company is involved in various legal proceedings that have arisen in the normal course of business. Management believes that resolution of these matters will not have a material effect on the Company’s financial condition or results of operations.

Other

In 1998, the Bank became a limited partner in a Small Business Investment Corporation, and made a commitment to make a capital investment of $1,000 in the limited partnership. At March 31, 2004 and December 31, 2003, the Bank’s remaining off-balance-sheet commitment for capital investment was approximately $307.

Also, the Bank has entered into agreements with certain customers whereby the Bank, on a nightly basis, transfers to a third party a portion of the customers’ demand deposit account balance above a certain level. The balance of the amounts so transferred of approximately $14,952 and $13,531 at March 31, 2004 and December 31, 2003, respectively, has been derecognized and is not reflected in the statements of financial condition.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 13.	Related Party Transactions

During the three months ended March 31, 2004 and 2003, the Company paid approximately $16 and $169, respectively, and during the years ended December 31, 2003, 2002 and 2001, $187, $90 and $84, respectively, for insurance, supplies and advertising, to companies related to directors of the Company. Loans to related parties are discussed in Note 5, and related party deposits are discussed in Note 8.

Note 14.	Financial Instruments with Off-Balance-Sheet Risk

In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The contractual amounts of commitments to extend credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Financial instruments whose contract amounts represent credit risk are as follows at March 31, 2004, December 31, 2003 and 2002 were as follows:

	March 31, 2004	December 31,
		2003	2002
Commitments to extend credit
Future loan commitments	$21,027	$22,224	$24,140
Undisbursed construction loans	15,108	15,193	12,114
Undisbursed home equity lines of credit	16,271	15,577	10,915
Undisbursed commercial lines of credit	6,809	7,360	7,757
Unused credit card lines	—	—	6,620
Overdraft protection lines	1,029	1,012	921
Standby letters of credit	971	718	826

	$61,215	$62,084	$63,293

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Since these commitments could expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

At January 1, 2003, newly issued or modified guarantees, that are not derivative contracts, are required to be recorded on the Company’s consolidated statement of financial condition at their fair value at inception. There was no liability related to such guarantees at March 31, 2004 and December 31, 2003. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include residential and commercial property; accounts receivable; inventory; property, plant and equipment; deposits and securities.

At March 31, 2004 and December 31, 2003, the outstanding balance of loans sold with recourse was approximately $197 and $222, respectively. Loan repurchase commitments are agreements to repurchase loans previously sold upon the occurrence of conditions established in the contract, including default by the underlying borrower.

Note 15.	Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and the Bank’s assets, liabilities, and certain off-balance-sheet items, as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of March 31, 2004 and December 31, 2003, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2003, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since then that management believes have changed the Bank’s category.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

The Company’s and Bank’s actual capital amounts and ratios at March 31, 2004 and December 31, 2003 and 2002 were:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
SI Bancorp - March 31, 2004:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to Risk Weighted Assets	$43,989	14.31%	$24,592	8.00%	$ N/A	N/A
Tier I Capital to Risk Weighted Assets	40,990	13.33%	12,300	4.00%	N/A	N/A
Tier I Capital to Total Average Assets	40,990	7.82%	20,967	4.00%	N/A	N/A

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
Savings Institute - March 31, 2004:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to Risk Weighted Assets	$38,550	12.58%	$24,515	8.00%	$30,644	10.00%
Tier I Capital to Risk Weighted Assets	35,551	11.60%	12,259	4.00%	18,388	6.00%
Tier I Capital to Total Average Assets	35,551	6.88%	20,669	4.00%	25,836	5.00%

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
SI Bancorp - December 31, 2003:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to Risk Weighted Assets	$43,013	14.23%	$24,182	8.00%	$ N/A	N/A
Tier I Capital to Risk Weighted Assets	40,163	13.29%	12,088	4.00%	N/A	N/A
Tier I Capital to Total Average Assets	40,163	7.77%	20,676	4.00%	N/A	N/A

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
Savings Institute - December 31, 2003:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to Risk Weighted Assets	$37,529	12.45%	$24,115	8.00%	$30,144	10.00%
Tier I Capital to Risk Weighted Assets	34,679	11.50%	12,062	4.00%	18,093	6.00%
Tier I Capital to Total Average Assets	34,679	6.81%	20,369	4.00%	25,462	5.00%

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
SI Bancorp - December 31, 2002:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to Risk Weighted Assets	$40,021	14.48%	$22,111	8.00%	$ N/A	N/A
Tier I Capital to Risk Weighted Assets	36,936	13.37%	11,050	4.00%	N/A	N/A
Tier I Capital to Total Average Assets	36,936	7.75%	19,064	4.00%	N/A	N/A

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
Savings Institute - December 31, 2002:	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital to Risk Weighted Assets	$33,406	12.12%	$22,050	8.00%	$27,563	10.00%
Tier I Capital to Risk Weighted Assets	30,321	11.00%	11,026	4.00%	16,539	6.00%
Tier I Capital to Total Average Assets	30,321	6.46%	18,775	4.00%	23,468	5.00%

Note 16.	Other Comprehensive Income

Other comprehensive income, which is comprised solely of the change in unrealized gains and losses on available for sale securities, is as follows:

	March 31, 2004
	Before-Tax Amount	Tax Benefit (Expense)	Net-of-Tax Amount
Unrealized holding gains arising during the period	$450	$(153)	$297
Less reclassification adjustment for gains recognized in net income	(184)	63	(121)

Unrealized holding losses on available for sale securities, net of taxes	$266	$(90)	$176

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

	December 31, 2003
	Before-Tax Amount	Tax Benefit (Expense)	Net-of-Tax Amount
Unrealized holding losses arising during the period	$(1,171)	$397	$(774)
Less reclassification adjustment for gains recognized in net income	121	(41)	80

Unrealized holding losses on available for sale securities, net of taxes	$(1,050)	$356	$(694)

	December 31, 2002
	Before-Tax Amount	Tax Benefit (Expense)	Net-of-Tax Amount
Unrealized holding gains arising during the period	$515	$(175)	$340
Add reclassification adjustment for losses recognized in net income	258	(88)	170

Unrealized holding gains on available for sale securities, net of taxes	$773	$(263)	$510

	December 31, 2001
	Before-Tax Amount	Tax Benefit (Expense)	Net-of-Tax Amount
Unrealized holding gains arising during the period	$1,100	$(374)	$726
Less reclassification adjustment for gains recognized in net income	(150)	51	(99)

Unrealized holding gains on available for sale securities, net of taxes	$950	$(323)	$627

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 17.	Fair Value of Financial Instruments and Interest Rate Risk

Financial Accounting Standards Board Statement No. 107, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments, whether or not recognized in the statements of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparisons to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at either December 31, 2003 or 2002. The estimated fair value amounts for 2003 and 2002 have been measured as of their respective year-ends, and have not been reevaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

The information presented should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only required for a limited portion of the Company’s assets. Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimate, comparisons between the Company’s disclosures and those of other banks may not be meaningful.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

As of December 31, 2003 and 2002, the recorded book balances and estimated fair values of the Company’s financial instruments were:

	2003		2002
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and due from banks	$20,336	$20,336	$18,827	$18,827
Interest bearing deposits	4,441	4,441	5,290	5,290
Federal funds sold	4,800	4,800	13,400	13,400
Available for sale securities	77,693	77,693	87,914	87,914
Held to maturity securities	1,728	1,344	9,463	8,985
Loans held for sale	—	—	1,939	1,939
Loans receivable, net	386,924	397,260	334,598	348,636
FHLB stock	2,858	2,858	2,386	2,386
Accrued interest receivable	2,238	2,238	2,293	2,293
Servicing assets	124	124	—	—
Financial Liabilities:
Savings deposits	87,625	87,625	82,236	82,236
Demand deposits, negotiable orders of withdrawal and money market	142,223	142,223	128,140	128,140
Time deposits	185,242	187,094	185,974	189,030
Mortgagors’ and investors’ escrow accounts	2,221	2,221	1,965	1,965
Advances from FHLBB	57,168	58,590	43,918	46,531
Collateralized borrowings	—	—	1,951	1,951
Subordinated debt	7,217	7,217	7,217	7,217

Off-balance-sheet instruments

Loan commitments on which the committed interest rate is less than the current market rate are insignificant at March 31, 2004 and December 31, 2003 and 2002.

The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Company’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company’s overall interest rate risk.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 18.	Reorganization

On December 10, 2003, the Boards of Directors of the Company and the Bank unanimously adopted a Plan of Reorganization and Minority Stock Issuance (the “Plan”) under which a newly chartered subsidiary or “mid-tier” holding company of the Company will sell and issue a minority interest in shares of its common stock. The Company also intends to establish a charitable foundation in connection with the reorganization and minority stock offering.

The newly chartered mid-tier holding company will offer shares of its common stock for sale to the Bank’s eligible account holders, to the Bank’s tax-qualified employee benefit plans, to directors, officers and employees of the Company and the Bank, and to the general public in accordance with the priorities set forth in the Plan. The amount of common stock to be sold in the offering will not exceed 49% of the total outstanding shares of the mid-tier holding company.

Following the reorganization and minority stock offering, the Bank will become a wholly-owned subsidiary of the mid-tier holding company, and the Company will own a majority, controlling interest in the mid-tier holding company. It is anticipated that this transaction will be completed prior to the end of the third quarter of 2004. This transaction is subject to the approval of various regulatory bodies. Costs incurred in connection with the stock offering will be recorded as a reduction of the proceeds from the offering. If the transaction is not consummated, all costs incurred in connection with the transaction will be expensed. At March 31, 2004 (unaudited), $150 in deferred offering costs are included in other assets.

On January 21, 2004, the Board of Directors of the Company and the Bank unanimously approved a charter change in which the Company and the Bank would convert from their state of Connecticut charters to federal charters and become regulated by the Office of Thrift Supervision. Pending regulatory approval, this change is expected to occur by June 30, 2004.

Note 19.	Restrictions on Dividends, Loans and Advances

Federal and state regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the company. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10% of the Bank’s capital stock and surplus on a secured basis.

At March 31, 2004 and December 31, 2003, the Bank’s retained earnings available for payment of dividends was $8,334 and $7,912, respectively. Accordingly, $28,255 and $27,655 of the Company’s equity in the net assets of the Bank was restricted at March 31, 2004 and December 31, 2003, respectively.

Under Federal Reserve regulation, the Bank is also limited to the amount it may loan to the Company, unless such loans are collateralized by specific obligations. Loans or advances to the Company by the Bank are limited to 10% of the Bank’s capital stock and surplus on a secured basis.

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 20.	SI Bancorp, Inc. Parent Company Only Financial Information

SI Bancorp, Inc.

Condensed Statements of Financial Condition

	March 31, 2004 (Unaudited)	December 31,
		2003	2002
Cash and due from banks	$3,266	$3,215	$4,113
Available for sale securities	2,041	2,036	2,085
Investment in SI-Stock Savings Bank	36,588	35,566	32,010
Other assets	561	569	493

Total assets	$42,456	$41,386	$38,701

Liabilities and Capital
Other liabilities	7,377	7,287	7,293

Total liabilities	7,377	7,287	7,293

Capital	35,079	34,099	31,408

Total liabilities and capital	$42,456	$41,386	$38,701

SI Bancorp, Inc.

Condensed Statements of Income

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
	2004	2003	2003	2002	2001
Dividends from subsidiary	$—	$—	$350	$325	$100
Interest on investments	23	24	94	82	—
Other income	10	14	47	82	—

Total income	33	38	491	489	100
Operating expenses	100	106	412	347	5

(Loss) income before income taxes and equity in undistributed net income of subsidiary	(67)	(68)	79	142	95
Income tax benefit	23	23	92	62	2

	(44)	(45)	171	204	97
Equity in undistributed net income of subsidiary	848	995	3,214	2,878	1,819

Net income	$804	$950	$3,385	$3,082	$1,916

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

SI BANCORP, INC.

CONDENSED STATEMENTS OF CASH FLOWS

	(Unaudited) Three Months Ended March 31,		Years Ended December 31,
	2004	2003	2003	2002	2001
Cash Flows From Operating Activities:
Net income	$804	$950	$3,385	$3,082	$1,916
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed earnings of subsidiary	(848)	(995)	(3,214)	(2,878)	(1,819)
Other, net	95	100	(69)	(266)	(2)

Cash provided by operating activities	51	55	102	(62)	95

Cash Flows From Investing Activities
Investment in subsidiary	—	—	(1,000)	(3,167)	—

Cash provided by investing activities	—	—	(1,000)	(3,167)	—

Cash Flows From Financing Activities
Proceeds from issuance of subordinated debt	—	—	—	7,217	—

Cash provided by financing activities	—	—	—	7,217	—

Net increase (decrease) in cash and cash equivalents	51	55	(898)	3,988	95
Cash and Cash Equivalents
Beginning	3,215	4,113	4,113	125	30

Ending	$3,266	$4,168	$3,215	$4,113	$125

SI BANCORP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

March 31, 2004 and 2003 (Unaudited) and December 31, 2003, 2002 and 2001

(Dollars in Thousands)

Note 21.	Quarterly Data (Unaudited)

	2003				2002
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Interest and dividend income	$6,707	$7,142	$7,086	$6,995	$7,276	$7,183	$6,947	$6,924
Interest expense	2,218	2,295	2,379	2,454	2,741	2,756	2,723	2,794

Net interest income	4,489	4,847	4,707	4,541	4,535	4,427	4,224	4,130
Provision for loan losses	120	340	967	175	140	195	97	105

Net interest income after provision for loan losses	4,369	4,507	3,740	4,366	4,395	4,232	4,127	4,025
Non-interest income	1,162	1,143	1,201	1,216	744	820	787	933
Non-interest expenses	4,140	4,167	4,193	4,106	3,956	3,805	3,787	3,846

Income before income taxes	1,391	1,483	748	1,476	1,183	1,247	1,127	1,112
Provision for income taxes	453	503	231	526	364	448	397	378

Net income	$938	$980	$517	$950	$819	$799	$730	$734

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

[LOGO]

(Holding Company for Savings Institute Bank and Trust Company)

Up to 3,910,000 Shares

(Anticipated Maximum)

COMMON STOCK

Par Value $0.01 per share

PROSPECTUS

SANDLER O’NEILL & PARTNERS, L.P.

                    , 2004

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until _________, 2004, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

SEC filing fee (1)	$5,982
OTS filing fee	6,400
NASD filing fee (1)	5,222
Stock Market listing fee	100,000
EDGAR, printing, postage and mailing	125,000
Legal fees and expenses (including underwriter’s counsel fees)	325,000
Accounting fees and expenses	50,000
Appraiser and Business Planner’s fees and expenses	50,000
Marketing fees and expenses (1)	451,000
Conversion agent fees and expenses	50,000
Transfer agent and registrar fees and expenses	20,000
Certificate printing	10,000
Miscellaneous	27,396

Total	$1,226,000

(1)	Estimated expenses based on the registration of 4,721,325 shares at $10.00 per share.

Item 14.	Indemnification of Directors and Officers.

Article XII of the Registrant’s bylaws provide:

The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements.

Generally, federal law provides indemnity coverage for:

(a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the association, for:

(i)	Any amount for which that person becomes liable under a judgment in such action; and

(ii)	Reasonable costs and expenses, including reasonable attorneys’ fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b) Indemnification shall be made to such person only if:

(i)	Final judgment on the merits is in his or her favor; or

(ii)	In case of:

a.	Settlement,

b.	Final judgment against him or her, or

c.	Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

However, no indemnification shall be made unless the association gives the Office of Thrift Supervision at least 60 days notice of its intention to make such indemnification. No such indemnification shall be made if the Office of Thrift Supervision advises the association in writing, within such notice period, of its objection thereto.

(c) As used in this paragraph:

(i)	“Action” means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.

(ii)	“Court” includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

(iii)	“Final judgment” means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

(iv)	“Settlement” includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)	List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letter between Savings Institute and Sandler O’Neill & Partners, L.P.
1.2	Draft Form of Agency Agreement*
2.1	Plan of Reorganization and Minority Stock Issuance, as amended and restated
3.1	Charter of SI Financial Group, Inc.
3.2	Bylaws of SI Financial Group, Inc.
4.1	Specimen Stock Certificate of SI Financial Group, Inc.
5.1	Form of Opinion of Muldoon Murphy Faucette & Aguggia LLP re: Legality
8.1	Form of Opinion of Muldoon Murphy Faucette & Aguggia LLP re: Federal Tax Matters
8.2	Form of Opinion re: State Tax Matters*
10.1	Form of Savings Institute Bank and Trust Company Employee Stock Ownership Plan and Trust
10.2	Form of ESOP Loan Commitment Letter and ESOP Loan Documents
10.3	Savings Institute Profit Sharing and 401(k) Savings Plan, as amended
10.4	Form of SI Financial Group, Inc. and Savings Institute Bank and Trust Company Employment Agreement
10.5	Form of Savings Institute Bank and Trust Company Change in Control Agreement
10.6	Form of Savings Institute Bank and Trust Company Employee Severance Compensation Plan
10.7	Savings Institute Directors Retirement Plan
10.8	Form of Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan
10.9	Savings Institute Group Term Replacement Plan
10.10	Form of Savings Institute Executive Supplemental Retirement Plan - Defined Benefit
10.11	Form of Savings Institute Director Deferred Fee Agreement
10.12	Form of Savings Institute Director Consultation Plan
21.1	Subsidiaries of the Registrant
23.1	Consent of Muldoon Murphy Faucette & Aguggia LLP (contained in Exhibits 5.1 and 8.1)
23.2	Consent of McGladrey & Pullen, LLP
23.3	Consent of Keller & Company, Inc.
24.1	Powers of Attorney
99.1	Appraisal Report of Keller & Company, Inc. (P)
99.2	Marketing Materials*
99.3	Subscription Order Form and Instructions*
99.4	Draft of SI Financial Group Foundation Gift Instrument

*	To be filed by amendment

(P)	The supporting exhibits of financial schedules are filed in paper format pursuant to Rule 202 and Rule 311 of Regulation S-T.

(b) Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Willimantic, State of Connecticut, on June 10, 2004.

SI Financial Group, Inc.

By:	/s/ RHEO A. BROUILLARD
Rheo A. Brouillard
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RHEO A. BROUILLARD Rheo A. Brouillard	President, Chief Executive Officer and Director (principal executive officer)	June 10, 2004

/s/ BRIAN J. HULL Brian J. Hull	Executive Vice President, Chief Financial Officer and Treasurer (principal accounting and financial officer)	June 10, 2004

/s/ HENRY P. HINCKLEY Henry P. Hinckley	Chairman of the Board	June 10, 2004

/s/ ROBERT C. CUSHMAN, SR. Robert C. Cushman, Sr.	Director	June 10, 2004

/s/ ROGER ENGLE Roger Engle	Director	June 10, 2004

/s/ ROBERT O. GILLARD Robert O. Gillard	Director	June 10, 2004

/s/ EVERETT A. WATSON Everett A. Watson	Director	June 10, 2004

/s/ DONNA M. EVAN Donna M. Evan	Director	June 10, 2004

/s/ STEVEN H. TOWNSEND Steven H. Townsend	Director	June 10, 2004

As filed with the Securities and Exchange Commission on June 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SI Financial Group, Inc.

(Exact name of registrant as specified in its charter)

List of Exhibits (filed herewith unless otherwise noted)

1.1	Engagement Letter between Savings Institute and Sandler O’Neill & Partners, L.P.

1.2	Draft Form of Agency Agreement*

2.1	Plan of Reorganization and Minority Stock Issuance, as amended and restated

3.1	Charter of SI Financial Group, Inc.

3.2	Bylaws of SI Financial Group, Inc.

4.1	Specimen Stock Certificate of SI Financial Group, Inc.

5.1	Form of Opinion of Muldoon Murphy Faucette & Aguggia LLP re: Legality

8.1	Form of Opinion of Muldoon Murphy Faucette & Aguggia LLP re: Federal Tax Matters

8.2	Form of Opinion re: State Tax Matters*

10.1	Form of Savings Institute Bank and Trust Company Employee Stock Ownership Plan and Trust

10.2	Form of ESOP Loan Commitment Letter and ESOP Loan Documents

10.3	Savings Institute Profit Sharing and 401(k) Savings Plan, as amended

10.4	Form of SI Financial Group, Inc. and Savings Institute Bank and Trust Company Employment Agreement

10.5	Form of Savings Institute Bank and Trust Company Change in Control Agreement

10.6	Form of Savings Institute Bank and Trust Company Employee Severance Compensation Plan

10.7	Savings Institute Directors Retirement Plan

10.8	Form of Savings Institute Bank and Trust Company Supplemental Executive Retirement Plan

10.9	Savings Institute Group Term Replacement Plan

10.10	Form of Savings Institute Executive Supplemental Retirement Plan - Defined Benefit

10.11	Form of Savings Institute Director Deferred Fee Agreement

10.12	Form of Savings Institute Director Consultation Plan

21.1	Subsidiaries of the Registrant

23.1	Consent of Muldoon Murphy Faucette & Aguggia LLP (contained in Exhibits 5.1 and 8.1)

23.2	Consent of McGladrey & Pullen, LLP

23.3	Consent of Keller & Company, Inc.

24.1	Powers of Attorney

99.1	Appraisal Report of Keller & Company, Inc. (P)

99.2	Marketing Materials*

99.3	Subscription Order Form and Instructions*

99.4	Draft of SI Financial Group Foundation Gift Instrument

*	To be filed by amendment

(P)	The supporting exhibits of financial schedules are filed in paper format pursuant to Rule 202 and Rule 311 of Regulation S-T.